As filed with the Securities and Exchange Commission on July 1, 2005

(Registration No. 333-________)

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EGPI FIRECREEK, INC.

(Name of small business issuer in its charter)

Nevada	1382	88-0345961
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6564 Smoke Tree Lane

Scottsdale, Arizona 85253

(480) 948-6581

(Address and telephone number of principal executive offices)

6564 Smoke Tree Lane

Scottsdale, Arizona 85253

(Address of Principal Place of Business or Intended Principal Place of Business)

Dennis R. Alexander

Chief Financial Officer and Chairman

6564 Smoke Tree Lane

Scottsdale, Arizona 85253

Tel: (480) 948-6581

Fax: (480)  443-1430

(Name, address and telephone number of agent for service)

Copy of all communications to:

Arthur Marcus, Esq.

Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP

600 Lexington Avenue

New York, NY 10022

Ph. (212) 752-9700

Fax: (212) 980-5192

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001, par value, issuable upon exercise of warrants	6,700,000(4)	.053	$335,100	$41.80
Common Stock, $0.001 Par value, issuable upon exercise of warrants	2,000,000 (5)	.053	$106,000	$12.48
Common Stock, $0.001 par value, issuable upon conversion of callable secured convertible notes	100,000,000(6)	.053	$5,300,000	$623.81
Common Stock, $0.001 par value	526,315,789(7)	.053	$27,894,736.82	3,283.21
Common Stock, $0.001 par value issuable upon exercise of warrants	2,750,000(8)	.053	$145,750	$17.15
		Total Fee		$3,978.45

(1) The shares of our Common Stock being registered hereunder are being registered for resale by the selling stockholders named in the prospectus. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.  The number of shares of our Common Stock registered hereunder represents a good faith estimate by us of the number of shares of our Common Stock issuable upon the conversion of the callable secured convertible notes.  For purposes of estimating the number of shares of our Common Stock to be included in this registration statement, we calculated a good faith estimate of the number of shares that we believe will be issuable upon conversion of the callable secured convertible notes to account for market fluctuations, anti-dilution and price protection adjustments. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the closing price of $.053 on the OTC Bulletin Board on June 27, 2005.

(3) In accordance with Rule 457(g), the registration fee for these shares is calculated based upon a price which represents the highest of: (i) the price at which the warrants or options may be exercised; (ii) the offering price of securities of the same class included in this registration statement; or (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).

(4) Represents shares of our Common Stock issuable upon exercise of outstanding five (5) year warrants.  The exercise price of the warrants is equal to six cents ($.06) per share.  In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.  In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file new registration statement to cover the resale of such additional shares should that become necessary.

(4) Represents shares of our Common Stock issuable upon the exercise of outstanding three-year warrants. The exercise price of the warrants is equal to eighty percent (80%) of the average of the Company’s lowest three (3) closing bid prices for the previous thirty days from the date the warrants are exercised.  In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.  In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file new registration statement to cover the resale of such additional shares should that become necessary.

(6) Represents shares of our Common Stock issuable upon the conversion of callable secured promissory notes.  The Conversion Price of the notes is equal to eighty percent (80%) of the lowest closing bid of the Common Stock for the five (5) trading days immediately preceding a conversion date, as specified in the Note.  In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(7) Represents shares of our common stock issuable under an equity line of credit.  In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.  In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file new registration statement to cover the resale of such additional shares should that become necessary.

(8) Represents shares of our common stock issuable upon exercise of outstanding warrants.  The exercise price of the warrants is equal to $0.043 per share.  Includes warrants exercisable into 250,000 shares of common stock issued to an individual.  In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.  In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file new registration statement to cover the resale of such additional shares should that become necessary.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 1, 2005

PROSPECTUS

637,765,789 SHARES

EGPI FIRECREEK, INC.

COMMON STOCK

This prospectus relates to the resale of up to 637,765,789 shares of our Common Stock, par value $0.001 per share (“Common Stock”) of which: (i) 100,000,000 shares are issuable upon the conversion of $4,000,000 in aggregate principal amount of callable secured convertible notes and the payment of the principal amount of, and interest on, such notes to Tirion Group, Inc. (“Tirion”); (ii) 2,000,000 shares underlying warrants issuable to Tirion; (iii) 6,700,000 shares of common stock issuable upon exercise of warrants issued to DLM Asset Management, Inc. (“DLM”); (iv) 526,315,789 shares of common stock issuable to Dutchess Advisors, LLC (“Dutchess”); (v) 2,500,000 shares of common stock issuable upon exercise of warrants issued to Sapphire Consultants (“Sapphire”) and (vi) 250,000 shares of common stock issuable upon exercise of warrants issued to John Brigandi (“Brigandi”) (Tirion, DLM, Dutchess, Sapphire, and Brigandi are referred to collectively as “Selling Security Holders”). The Selling Securityholders may sell their common stock from time to time at prevailing market prices.

Our Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol “EFCR.” On June 27, 2005, the closing price as reported was $.053.

The selling stockholders, and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.  We agree to pay the expenses of registering the foregoing shares of our Common Stock.

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE 8 OF THIS PROSPECTUS BEFORE INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July , 2005

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone, including any salesperson or broker, to give oral or written information about this offering, EGPI Firecreek, Inc., or the shares of common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

TABLE OF CONTENTS

Prospectus Summary

1

EGPI Firecreek, Inc

1

The Offering

4

Transactions Summary

5

Summary Financial Information

8

Risk Factors

9

Special Note Regarding Forward-Looking Statements

20

Use of Proceeds

21

Market for Our Shares

21

Holders

22

Dividend Policy

22

Management’s Discussion and Analysis of Financial Condition and Results of Operations

22

Business

27

Description of Property

36

Legal Proceedings

38

Management

39

ExecutiveCompensation

44

Security Ownership of Certain Beneficial Owners and Management

49

Certain Relationships and Related Transactions

51

Description of Securities

53

Shares Eligible for Resale

54

Selling Stockholders

56

Plan of Distribution

59

Legal Matters

61

Experts

62

Where You Can find Additional Information

62

Index to Financial Statements

63

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.  The information in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or of any sale of our securities.

PROSPECTUS SUMMARY

Although it contains all material information, this summary is not complete and may not contain all of the information that you should consider before investing in our Common Stock. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “risk factors,” and our financial statements and the accompanying notes. In this prospectus, “we”, “us,” “Company” and “our”, refer to EGPI Firecreek, Inc., unless the context otherwise requires. Unless otherwise indicated, the term “year,” “fiscal year” or “fiscal” refers to our fiscal year ending December 31st.  Unless we tell you otherwise, the term “common stock” as used in this prospectus refers to our Common Stock.

HISTORY

EGPI Firecreek, Inc. ("the Company") was incorporated in the state of Nevada on October 4, 1995 as Sterling Market Positions, Inc. with 10,000,000 shares of $.001 par value common stock  authorized. Effective June 24, 1999, the Company changed its name to Energy Producers, Inc. and increased its authorized common shares to 50,000,000 with a par value of $.001. The Company's principal place of business is 6564 Smoke Tree Lane, Scottsdale, AZ 85253.

On August 25, 1999 the Company was acquired by Energy Producers Group, Inc., and its wholly owned subsidiary, Producers Supply, Inc. The transaction was accomplished through the issuance of 9,820,835 shares of the Company's restricted common stock. Although Energy Producers Group, Inc. is the legal acquirer; it was dissolved subsequent to the transaction, so Energy Producers, Inc. (the Company) is treated as having acquired Energy Producers Group, Inc. Accordingly, the transactions have been accounted for as a reverse acquisition and Energy Producers, Inc. is now referred to as the Company. The historical financial statements are those of Energy Producers, Inc., which have been restated for the equivalent number of shares received in the transaction. The results of operation of Energy Producers Group, Inc. (legal acquirer) are included in the financial statements of the combined Energy Producers Group, Inc. and Energy Producers, Inc. financial statements from August 25, 1999 (acquisition date). The Company began filing consolidated statements with its wholly owned subsidiary, Producers Supply, Inc. on the acquisition date August 25, 1999.

The purpose of the acquisition and reverse merger was to become an oil and gas company, and later diversify. The Company focused its business on oil and gas exploration, and acquiring existing production with proven reserves. Sterling Market Positions was involved with management, consulting and advisory services.

The purpose of the acquisition and reverse merger was to become an oil and gas company, and later diversify. The Company focused its business on oil and gas exploration, and acquiring existing production with proven reserves.

On October 26, 2000 Article 3 of the Articles of Incorporation were amended to increase the number of authorized common shares to 200,000,000 par value $.001 and to authorize 50,000,000 preferred shares with a par value of $.001.

Effective on December 1, 2003 the Company by the consent of a majority of its shareholders acquired 100% of the stock of International Group Holdings, Inc., a publicly held Utah Corporation and its wholly owned subsidiary International Yacht Sales Group,

Ltd. of Great Britain. For accounting purposes, the Company was the legal acquirer in the transaction. Simultaneous with the effective date International Yacht Sales Group, Ltd. effectively became a subsidiary wholly owned by the Company as a segment of its operations engaged in the Marine brokerage and charter industry. Its offices are located at 50 Reddenhill Road, Torquay Devon TQ1 3RR United Kingdom. International Yacht Sales Group, Ltd. is combined and consolidated with the Company in its financial statements from the effective date commencing on December 1, 2003.

On December 15, 2003 the Company entered into a Stock Purchase Agreement with Camden Holdings, Inc., a Nevada corporation ("Camden") in which Camden agreed to provide financing for restricted stock in the Company. The funds were for oil and gas acquisitions, and for diversified growth activities. Camden failed to perform and is in breach.

In November 2003 as part of a restructuring process for the Company’s oil and gas segment operations the Company entered into an Oil and Gas Lease Purchase Agreement wherein Summitt Oil and Gas, Inc., a Nevada corporation, purchased One Hundred (100%) percent of the interests owned in our oil leases located in Olney, Young County Texas. The Company has treated this sale as a disposal of its oil and gas segment assets. Summitt and its affiliates and principals are in breach of the Agreement for non performance to various third parties and the Company.

On December 31, 2003 the board of directors of the Company authorized the disposal of the Company’s wholly owned subsidiary retail inventory and supply sales segment assets and operations Producers Supply, Inc., located in Stephens, Arkansas.

In January 2004 the board of directors of the Company as then 100% shareholder or legal owner of 17,051,156 restricted shares of its wholly owned subsidiary International Group Holdings, Inc., approved a plan of reorganization whereby then newly appointed management of International Group Holdings, Inc. merged with World Wide Connect, Inc. a private Nevada corporation. Pursuant to the terms of the reorganization the Company retains a ten (10%) percent (1,894,573 shares) restricted common stock ownership interest in the former International Group Holdings, Inc. now known as World Wide Connect, Inc. The interest is non diluting for a period of one year.

In July 2004, the Company acquired all of the issued and outstanding shares of Firecreek Petroleum, Inc. (“FPI”) which included its wholly-owned subsidiary, Firecreek Petroleum Romania, Srl., (“FPR”) a Romanian limited liability company by issuing 20,000,000 shares of common restricted stock, 2,566,831 shares of its Series A, and 9,500,000 shares of its Series B Preferred Stock. The Company through FPI redeployed its oil and gas operations.

Effective August 4, 2004, the Company increased and restated its capital stock authorizing 260,000,000 available, of which 200,000,000 are $.001 par value Common Stock, 20,000,000 are $.001 par value Non-Voting Common Stock, and 40,000,000 shares are $.001 par value Preferred Stock.

Effective October 13, 2004, the Company changed its name from Energy Producers, Inc. to EGPI Firecreek, Inc. Concurrent with the Amendment, the Company changed its stock symbol from EGPI to EFCR.

On February 23, 2005 the Articles of Incorporation were restated to increase total authorized capital stock from 260,000,000 shares to 430,000,000 shares. The authorized par value $.001 common voting stock is increased from the previous 200,000,000 shares to 350,000,000 shares. Registrant's authorized capital stock includes 20,000,000 shares of par value $.001 non-voting common stock which remains unchanged, and the number of shares of $.001 par value preferred stock is increased from the previous 40,000,000 shares to 60,000,000 shares.

Our headquarters are located at 6564 Smoke Tree Lane, Scottsdale, Arizona, 85253 and our telephone number at that address is (480) 948-6581.

THE OFFERING

SHARES OUTSTANDING

PRIOR TO OFFERING

  Common Stock, $0.001

  par value

117,109,403

  Series A Preferred Stock,

  $0.001 par value

2,566,831

  Series B Preferred Stock,

 $0.001 par value

9,500,000

  Common Stock Offered

  by Selling Securityholders

637,515,789

Use of Proceeds

We will not receive any proceeds from the sale by the

selling Stockholders of shares in this offering, except

upon exercise of the Warrants issued to the Selling

Stockholders. See “Use of Proceeds.”

Risk Factors

An investment in our common stock involves a high

degree of risk and could result in a loss of your entire

investment.

OTC Symbol

EFCR.OB

Executive Offices

Our executive offices are located at 6564 Smoke Tree

Lane, Scottsdale, Arizona, 85253. Our telephone number is

(480) 948-6581 and our website is: www.egpifirecreek.com.

The information on our website is not part of this prospectus.

FINANCING WITH TIRION GROUP

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on May 2005 for the sale of (i) $4,000,000 in callable secured convertible notes (the “Notes”); and (ii) warrants to buy 2,000,000 shares of our Common Stock (the “Warrant”).  Tirion was obligated to provide us with an aggregate of $4,000,000, of which $2,000,000 was disbursed on May 19, 2005 and $2,000,000 was disbursed on June 16, 2005.

Accordingly, we have received a total of $4,000,000 pursuant to the Securities Purchase Agreement. The funds from the sale of the callable secured convertible notes will be used for business development purposes, business acquisitions, and working capital needs. The callable secured convertible notes bear interest at seven percent (7%) per annum, mature within one year from the date of issuance, and are convertible into our Common Stock at Tirion’s option. The conversion price of the Notes is eighty percent (80%) of the lowest closing bid price of the Company’s common stock for the five (5) trading days immediately preceding a conversion date. The Notes may be converted at the option of the holder no sooner than 90 days from the date of issuance and mature.  Any amount of principal or interest on the Notes which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum until paid (“Default Amount”).  The holder of the Notes may require us to issue, in lieu of the Default Amount, the number of shares of our Common Stock equal to the Default Amount divided by the conversion price then in effect.

We also issued to Tirion a Warrant to purchase 2,000,000 shares of our Common Stock.  The warrants are exercisable until two years from the date of issuance. The conversion price of the callable secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances, such as, if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder’s position. Tirion contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property.

The warrants have an exercise price of eighty percent (80%) of the average of the Company’s lowest three (3) closing bid prices for the previous thirty (30) trading days from the date the warrants are exercised.  The warrants have both cash and cashless exercise provisions.  Tirion will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that Tirion exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The Market Price means: (i) the average of the last reported sale prices for our shares of our Common Stock for the five trading days immediately preceding such issuance as set forth on our principal trading market; (ii) if the OTCBB is not the principal trading market, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period or (iii) if the market value cannot be calculated then the fair market value as reasonably determined in good faith by our board of directors, or at the option of a majority-in-interest of the holders of the outstanding warrants, by an independent investment bank. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Current Report on Form 8-K relating to this prospectus or incorporated by reference therein.

DLM ASSET MANAGEMENT ISSUANCE

On June 14, 2005 the Board of Directors of the Registrant approved the signing of a Fee Protection Agreement with DLM Asset Management (“DLM”) in connection with utilizing DLM in the area of raising various forms of financing and business development. Pursuant to the Agreement, we are required to pay to DLM ten percent (10%) cash compensation and ten percent  (10%) warrant compensation on the first $4,000,000 that the Company receives. As of June 16, 2005 the Registrant has paid in the aggregate a total of $400,000, excluding expenses, to DLM on behalf of its plan of finance with Tirion, and includes term provisions whereon the we have agreed to include 5-Year Warrants exercisable into 6,700,000 shares of common stock at $.06 strike price per share as part of DLM’s compensation. We have agreed to grant certain registration rights in connection with their shares, which are included in this registration statement. The term of our agreement with DLM is for one year.

REDEMPTION OF AJW PARTNERS

On June 17, 2005 we began preparation to commence with a full buy back of 4 million restricted common shares with registration rights issued on May 31, 2005 to AJW Partners as part of the rights provided to us pursuant to a transaction previously reported on June 2, 2005. We completed this transaction on June 22, 2005.

Regarding our previous plan of finance with AJW Partners, now fully repaid as previously reported: We have paid Sapphire Consulting and Confin International Investments (“Consultants”) a total of $125,000 cash to date for fees related to the Registrants previous plan of finance with AJW Partners, and further in behalf of an uncompleted tri party Consulting and Finders Agreement Dated April 27, 2005 between Sapphire Consulting and Confin International Investments (“Consultants”) and the Company. The Agreement, executed by Mr. Gregg Fryett, our CEO has been in constant negotiation with Consultants as to the final determination of terms therein regarding additional stock compensation interpretation presented by Sapphire Consulting and or Consultants, which is not suitable to the Board of Directors, and Management, and therewith not authorized by the Board in its present form. Therefore we pursuant to Directive of the Board on June 16, 2005 has independently authorized a maximum 2,500,000 5-Year Warrants with strike price of $0.043 per share, and further as the final compensation amount to be granted, which is subject to withdrawal or cancellation by the Board at any time for reasonable cause. At present, of the total 2,500,000 Warrants to be provided to Consultants, 40% of the total Warrants thereof or 1,000,000 will be listed and available to Sapphire Consulting and 60% of the total Warrants thereof or 1,500,000 will be listed and available to Confin International Investments.

Regarding our previous plan of financing with AJW Partners, we have  agreed to provide John Brigandi 250,000 5-Year Warrants with strike price of $0.043 per share as consulting bonus for his consulting work on the AJW transaction. John Brigandi received $19,000 cash compensation to date.

TRANSACTION WITH DUTCHESS ADVISORS, LLC

We have entered into an equity line credit agreement with Dutchess Advisors, LLC (“Dutchess”). Pursuant to this Agreement, Dutchess shall commit to purchase up to $25,000,000 of the Company’s Common Stock over the course of 36 months (“Line Period”), after a registration statement of has been declared effective (“Effective Date”). The amount that the Company shall be entitled to request from each of the purchase “Puts”, shall be equal to either 1) $100,000 or 2) 200% of the averaged daily volume (U.S market only) (“ADV”) multiplied by the average of the 3 daily closing prices immediately preceding the Put Date.  The ADV shall be computed using the ten (10) trading days prior to the Put Date. The 5 consecutive trading days immediately after the Put Date. The lowest closing bid price of the Common Stock during the Pricing Period. The Purchase Price shall be set at 95% of the Market Price. The date that the Investor receives Put Notice of draw down by Company of a portion of the Line. There are put restrictions applied on days between the Put Date and the Closing Date with respect to that Put.  During this time, the Company shall not be entitled to deliver another Put Notice.

The Company shall automatically withdraw that portion of the put notice amount, if the Market Price with respect to that Put does not meet the Minimum Acceptable Price.  The Minimum Acceptable Price is defined as 75% of the closing bid price of the common stock for the ten (10) trading days prior to the Put Date.

In connection with the equity line, the Company has agreed to pay U.S. Euro Securities, as placement agent, two percent (2%) of the gross proceeds from each Put with a maximum ten thousand dollars ($10,000). The Company agrees to bear all the reasonable expenses, if any, of U.S. Euro Securities in performing its services under this agreement including but not limited to the fees and expenses of counsel, which shall be submitted to the Company as estimate first for its approval, and such approval shall not unreasonably be withheld.

SUMMARY FINANCIAL INFORMATION

The following tables set forth the summary financial information for our company. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under “Management's Discussion and Analysis of Financial Condition and Results of Operations.”

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

	For the Three Months Ended March 31, 2005 (Unaudited)	For the Three Months Ended March 31, 2004 (Unaudited)	For the Year Ended December 31, 2004 (Audited)

Net revenues	0	(47,458)	6,485

Operating expenses	339,907	471,503	5,779,457

Loss from operations	(339,907)	(518,961)	(5,772,972)

Other income (expense), net	(17,161)	(15,576)	(293,151)

Net loss	(357,068)	(534,537)	(6,025,601)

Net loss per share - basic and diluted	(0.00)	(0.00))	(0.11)

Weighted average common shares outstanding	86,857,114	36,459,568	53,088,218

Condensed Consolidated Balance Sheet Data

	As of March 31, 2005 (Unaudited)	As of March 31, 2004 (Unaudited)	As of December 31, 2004 (Audited)

Cash and cash equivalents	6,807	227,668	5,538

Total assets	6,807	1,705,210	5,538

Working capital deficiency	(1,518,166)	37,352	(1,414,977)

Current liabilities	1,524,973	1,667,858	1,420,515

Total Liabilities	2,269,544	1,667,858	2,204,290

Stockholders’ deficit	(2,274,804)	8,256	(2,239,915)

RISK FACTORS

You should carefully consider the risks described below before buying shares of our Common Stock in this offering. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our common stock could decline and you might lose all or part of your investment. We have had operating losses to date and cannot assure that we will be profitable in the foreseeable future.  We make various statements in this section which constitute “forward-looking” statements under Section 27A of the Securities Act.

RISKS RELATED TO OUR BUSINESS

WE INCURRED HISTORICAL LOSSES AND HAVE A WORKING CAPITAL DEFICIT. AS A RESULT, WE MAY NOT BE ABLE TO GENERATE PROFITS, SUPPORT OUR OPERATIONS, OR ESTABLISH A RETURN ON INVESTED CAPITAL.

We incurred losses in fiscal 2004 of $389,845. We also incurred losses in the first three months of fiscal 2005 of $407,774. As of December 31, 2004, we had a working capital deficit of $2,214,999. As of May 15, 2005, we had a working capital deficit of $2,480,000. In addition, we expect to increase our infrastructure and operating expenses to fund our anticipated growth. As a result, we may not be able to generate profits in 2005 or thereafter and may not be able to support our operations, or otherwise establish a return on invested capital. We cannot assure you that any of our business strategies will be successful or that significant revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis.

WE EXPECT OUR OPERATING LOSSES TO CONTINUE

The Company expects to incur increased operating expenses during the next year. The amount of net losses and the time required for the Company to reach and sustain profitability are uncertain. The likelihood of the Company's success must be  considered in light of the problems, expenses, difficulties, and delays frequently encountered in connection with a new business, including, but not  limited to uncertainty as to development and acquisitions and the time required for the Company's planned production to become available in the marketplace. There can be no assurance that the Company will ever generate product revenue or achieve profitability at all or on any substantial basis. The Company incurred a net loss of $6,025,601 in fiscal 2004 and $1,417,670 in fiscal year 2003.

OUR LEVEL OF INDEBTEDNESS MAY AFFECT OUR BUSINESS.

Our level of indebtedness could have important consequences for our operations, including:

•

We may need to use a large portion of our cash flow to repay principal and pay interest on our debt, which will reduce the amount of funds available to finance our operations and other business activities;

•

Our debt level may make us vulnerable to economic downturns and adverse developments in our businesses and markets; and

•

Our debt level may limit our ability to pursue other business opportunities, borrow money for operations or capital expenditures in the future or implement our business strategy.

We expect to obtain the funds to pay our expenses and to pay principal and interest on our debt by utilizing cash flow from operations. Our ability to meet these payment obligations will depend on our future financial performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets in which we operate. We cannot be certain that our future cash flow from operations will be sufficient to allow us to pay principal and interest on our debt and meet our other obligations. If cash flow from operations is insufficient, we may be required to refinance all or part of our existing debt, sell assets, and borrow more money or issue additional equity.

WE HAVE A LIMITED AMOUNT OF CASH AND ARE LIKELY TO REQUIRE ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS.

We have a limited amount of available cash and will likely require additional capital to successfully implement our business plan. Although we raised gross proceeds of up to $4.0 million in May 2005 through the sale of callable secured convertible notes and three year common stock purchase warrants to Tirion, these funds will be sufficient to sustain our operations for only 6 months.  The Dutchess Advisors, LLC equity line described herein would add additional working capital to the extent of the Put Amounts which will sustain our operations for an extended period of time; however, certain draw down restrictions pertaining to the Puts apply which could shorten this period of time. There can be no assurance that we will be able to obtain additional funding when needed, or that such funding, if available, will be obtainable on terms acceptable to us. In the event that our operations do not generate sufficient cash flow, or we cannot obtain additional funds if and when needed, we may be forced to curtail or cease our activities, which would likely result in the loss to investors of all or a substantial portion of their investment.

WE MAY FAIL TO CONTINUE AS A GOING CONCERN, IN WHICH EVENT YOU MAY LOSE YOUR ENTIRE INVESTMENT IN OUR SHARES.

Our audited financial statements have been prepared on the assumption that we will continue as a going concern. Our independent auditor has indicated that in its report on our 2004 financial statements that our recurring losses from operations and our difficulties in generating sufficient cash flow to meet our obligations and sustain our operations raise substantial doubt about our ability to continue as a going concern. If we fail to continue in business, you will lose your investment in the shares you acquire in this offering.

WE RELY HEAVILY ON OUR MANAGEMENT, THE LOSS OF WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION.

Our future success is dependent on having capable seasoned executives with the necessary business knowledge and relationships to execute our business plan. Accordingly, the services of our management and our board of directors are deemed essential to maintaining the continuity of our operations. If we were to lose their services, our business could be materially adversely affected. Our performance will also depend on our ability to find, hire, train, motivate and retain other executive officers and key employees.

We must continually implement and improve our services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees. There can be no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. Any failure to implement and improve such operations could have a material, adverse effect on our business, operating results and financial condition.

Our future results of operations involve a number of risks and uncertainties. With any business undertaking and their inherent unforeseeable risk in conducting business, the following paragraphs discuss a number of risks that could impact the company's financial condition and results of operations.

A DOWNTURN IN FOREIGN MARKETS FOR OUR PRODUCTS AND SERVICES COULD IMPAIR OUR FINANCIAL CONDITION.

Currently, the Company's revenues are derived from sale of its brokered listings of Marine vessels and inventory items, software and services to customers in Great Britain, European countries, United States, and a greater or lesser extent from time to time from various countries and mainland’s around the world. A downturn or stagnation in the economic environment in either Great Britain or one or more of these countries could have a material adverse effect on the Company's financial condition.

WE ARE IN EARLY STATE OF DEVELOPMENT AND MAY HAVE TO COMPETE WITH COMPANIES WITH GREATER RESOURCES.

Our revenue-producing operations are limited and the information available about us makes an evaluation difficult. We have conducted limited operations and we have little operating history that permits you to evaluate our business and our prospects based on prior performance. You must consider your investment in light of the risks, uncertainties, expenses and difficulties that are usually encountered by companies in their early stages of development, particularly those engaged in international commerce. In addition to competing with other shipping, brokerage, commercial marine vessel, private leisure boat vessel, internet technology communication and web companies, the Company could have to compete with larger US companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel. There can be no assurance that the Company will remain competitive should this occur and increased competition could materially adversely affect our operation and financial condition.

Our internet based real estate development business is subject to various risks including, without limitation, risks relating to the ability to locate and consummate the acquisition of suitable parcels of land, the availability and timely receipt of zoning, land-use, building, occupancy and other required regulatory permits or approvals, the cost and timely completion of construction (including risks from causes beyond our control, such as weather, labor conditions or material costs and shortages) and the availability of financing on favorable terms. These risks could result in substantial unanticipated delays or expense and, under certain circumstances, could prevent completion of development activities, any of which could have a material adverse effect on our business.

WE ARE SUBJECT TO EXCHANGE RATE FLUCTUATIONS WHICH COULD AFFECT OUR FINANCIAL CONDITION.

The Company generates revenue and incurs expenses and liabilities in British Pound Sterling, the Euro, and U.S. dollars. As a result, the Company is subject to the effects of exchange rate fluctuations with respect to any of these currencies. Since 1994, the official exchange rate for the conversion of Pound Sterling, and the Euro to U.S. dollars has generally been stable and the Pound Sterling has appreciated slightly against the U.S. dollar. However, given recent economic instability and currency fluctuations in the world, the Company can offer no assurance that the Pound Sterling, and the Euro will continue to remain stable against the U.S. dollar or any other foreign currency.  The Company has not entered into agreements or purchased instruments to hedge its exchange rate risks, although the Company may do so in the future.   The Company's results of operations and financial condition may be affected by changes in the value of Pound Sterling, the Euro and other currencies in which its earnings and obligations are denominated

OUR FUTURE PERFORMANCE IS DEPENDENT ON OUR ABILITY TO RETAIN KEY PERSONNEL

Our future success depends on the continued services of executive management in our established Brokerage business in Great Britain.  We do not currently maintain key-man insurance on these executives. Our future success is also dependent on our ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing.  The loss of any of their services would be detrimental to us and could have an adverse effect on our business development

OUR BUSINESS DEPENDS SIGNIFICANTLY UPON THE PERFORMANCE OF OUR INTERNATIONAL YACHT SALES GROUP, LTD. (IYSG) SUBSIDIARY AND ITS INTERCOMPANY DIVISIONS, WHICH IS UNCERTAIN.

Currently, all of our revenues are derived from the operations of IYSG. Economic, governmental, political, industry and internal company factors outside our control affect IYSG. Some of the material risks relating to IYSG include, our subsidiary is located in Great Britain and has specific risks associated with that and Intensifying competition for our products and services and that of subsidiary, which could lead to the failure of IYSG and its divisions. If IYSG does not succeed, the value of our assets and the price of our common stock could decline.

WE MAY BE SUBJECT TO LIABILITY RISK

We act as general contractor on our sales and brokerage services. General services are performed by us and by unaffiliated subcontractors. As a contractor, we are responsible for the performance of the entire contract, including work assigned to unaffiliated subcontractors, and may be liable for personal injury or property damage caused by the subcontractors. It is a common business practice in Great Britain to carry liability insurance. Should an uninsured loss or a loss in excess of insured limits under its general liability or excess liability insurance occur, such loss could have a material adverse effect on our business.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT

Certain regions in England are currently being heavily expanded and developed with the assistance of its government. We anticipate that there will be extensive competition from other companies and businesses, including some  large, multi-national Marine operations and hedge funds involved in the shipping and transportation of commodities sectors. Our competitors include established Marine shipping operations and Marine brokerage companies. Many of our current and potential competitors have longer operating histories and financial, sales, marketing and other resources substantially greater than those of the Company. As a result, our competitors may be able to adapt more quickly to changes in customer needs or to devote greater resources than we can to the sales of our real estate projects. Such competitors could also attempt to increase their presence in our markets by forming strategic alliances with other competitors, by offering new or improved products or by increasing their efforts to gain and retain market share through competitive pricing. As the market for real estate development matures, price competition and ability to purchase prime real estate for development has intensified and is likely to continue to intensify. Such competition has adversely affected, and likely will continue to adversely affect, our gross profits, margins and results of operations. There can be no assurance that we will be able to continue to compete successfully with existing or new competitors.

RISK FACTORS AFFECTING OUR FUTURE RESULTS OF OPERATIONS FOR THE COMPANY

Due to the Company's limited operating history, it is difficult to predict accurately future revenues. This may result in one or more future quarters where the Company's financial results may fall below the expectation of management and investors. However firmly management may believe in its prospects, the Company could fail. Operating results may vary, depending upon a number of factors, many of which are  outside the Company's control. Material factors expected to impact the Company's operating results include, legal costs associated with registration of options and other filing requirements, expansion activities, increased interest and expenses for borrowings and possible hiring of additional full time employees. Every investor should evaluate the risks, uncertainties, expenses and difficulties frequently encountered by companies in the early  stage of development. The past performance of EGPI Firecreek, Inc. cannot be used to predict the future performance of the Company.

OUR MANAGEMENT HAS LIMITED EXPERIENCE WORKING WITH EACH OTHER

Almost all of the management team joined the Company in 1999, 2003, and 2004 and certain of our management only devote a small percentage of their time to Company business. This lack of specific training, and experience for integration of the oil and gas sector coupled with working in the regulatory environment and less than full time effort in certain cases will probably cause management to miss opportunities that more experienced managers would recognize and take advantage of. Management's decisions and choices may not be well thought out and operations and earnings and ultimate financial success may suffer irreparable harm. Additionally, these individuals have not previously worked together. If senior executives and managers are unable to work effectively as a team, business operations could be considerably disrupted.

NEED FOR EXPANSION

The Company expects expansion will be required to address potential growth.  This need for expansion will continue to place a significant strain on the management and financial resources of the Company. Failure to manage growth could disrupt the operations and ultimately prevent the Company from generating expected revenues. The Company's business strategy includes entering into business partnerships and may include acquiring future businesses, such as, existing production or products, technology and acquisitions related to oil and gas or other resources, oil and gas field operations, and engineering. Other areas of future operations may include real estate, land and commercial development, technology and facilities, and fuel cell technology. The Company may be unable to complete suitable business partnerships and acquisitions on commercially reasonable terms, if at all. Competition could impair the Company's ability to successfully pursue these aspects of this business strategy.

Business partnerships or acquisitions could disrupt ongoing business, distract management and employees and increase expenses. If the Company makes an acquisition, it could face difficulties assimilating that company's personnel and operations. Key personnel of the acquired company may decide not to work for the Company. Acquisition of additional services or technologies  also involves risk of incompatibility and lack of integration into existing operations. If the Company finances the acquisitions by issuing equity securities, this could dilute existing stockholders positions. Additionally, funding instruments may have rights, preferences or privileges senior to those of the Company's stockholders.

WE DO NOT HAVE HISTORICAL FINANCIAL DATA

As a result of its limited operating history, the Company does not have historical financial data upon which to forecast revenues and results of operation. The actual effect of these factors on the price of stock will be difficult to assess. Results of operation may fall well below the expectations of securities analysts and  investors, and the trading price of common stock may drop.

Estimating Inaccuracies: There are numerous uncertainties inherent in estimating quantities of proven  reserves and in projecting  future rates of production and timing of development expenditures, including many factors beyond the control of the  Company.

KEY OFFICERS MANAGEMENT SERVICES WERE PROVIDED PRIMARILY BY OUTSIDE CONSULTING FIRMS, AND INDIVIDUALS CONTRIBUTING ADDITIONAL KEY OFFICERS MANAGEMENT SERVICES FOR FISCAL YEAR ENDED DECEMBER 31, 2004

Individual outside consulting firms owned by three of our key officers Dennis R Alexander, Chairman and CFO, Gregg Fryett, CEO and Director, and Melvena Alexander, Secretary and Comptroller along with an additional three key officers John R. Taylor, President and Director, William E. Merritt, Executive Vice President, Director, and General Counsel, Bud Faulder, Vice President and Director individually providing and contributing additional key services managed the business of the Company. The loss of the services of any key individual could have effect on the development of the Company's business. The Company may hire future employees not provided through outside consulting firms, and depend on their services, the loss of which may effect the development of the Company's business and could adversely affect the conduct of our business. While it intends to do so, the Company has not yet applied for key-man life insurance and the Company has not obtained insurance covering the possibility that any of its key officers and management personnel might become disabled or otherwise unable to render services to the Company. The success of the Company is also dependent upon its ability to attract, contract with and retain highly qualified technical, managerial and marketing personnel. The Company faces competition for such personnel from other companies, many of which have significantly greater resources than the Company. There can be no assurance that the Company will be able to recruit and retain such personnel.

OFFICERS AND DIRECTORS BENEFICIALLY OWN APPROXIMATELY 57.66% MAJORITY OF SHARES

The executive officers and directors of the Company currently beneficially own approximately 57.66% of the outstanding Common Stock representing a majority. Accordingly, such persons will effectively control the Board of Directors of the Company and will direct the affairs of the Company.

OUR BUSINESS DEPENDS ON THE LEVEL OF ACTIVITY IN THE OIL INDUSTRY, WHICH IS SIGNIFICANTLY AFFECTED BY VOLATILE OIL PRICES.

Our business depends on the level of activity in oil exploration, development and production in markets worldwide. Oil prices, market expectations of potential changes in these prices and a variety of political and economic factors significantly affect this level of activity. Oil prices are extremely volatile and are affected by numerous factors, including:

o

worldwide demand for oil and gas;

o

the ability of the Organization of Petroleum Exporting Countries, commonly called "OPEC," test and maintain production levels and pricing;

o

the level of production in non-OPEC countries;

o

the policies of the various governments regarding exploration and development of their oil and gas reserves;

o

advances in exploration and development technology; and

o

the political environment of oil-producing regions.

OUR BUSINESS INVOLVES NUMEROUS OPERATING HAZARDS.

Our operations are subject to the usual hazards inherent in drilling for oil, such as blowouts, reservoir damage, loss of production, loss of well control, punchthroughs, craterings or fires. The occurrence of these events could result in the suspension of drilling operations, damage to or destruction of the equipment involved and injury or death to rig personnel. Operations also may be suspended because of machinery breakdowns, abnormal drilling conditions, failure of subcontractors to perform or supply goods or services or personnel shortages.Damage to the environment could also result from our operations, particularly through oil spillage or extensive uncontrolled fires. We may also be subject to damage claims by oil and gas companies.

Although we maintain insurance in the areas in which we operate, pollution and environmental risks generally are not fully insurable. Our insurance policies and contractual rights to indemnity may not adequately cover our losses, and we do not have insurance coverage or rights to indemnity for all risks. If a significant accident or other event occurs and is not fully covered by insurance or contractual indemnity, it could adversely affect our financial position and results of operations.

IF OIL AND NATURAL GAS PRICES DECREASE, WE MAY BE REQUIRED TO TAKE WRITE-DOWNS OF THE CARRYING VALUES OF OUR OIL AND NATURAL GAS PROPERTIES.

Accounting rules require that we review periodically the carrying value of our oil and natural gas properties for possible impairment. Based on specific market factors and circumstances at the time of the prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and natural gass properties. A write-down constitutes a non-cash charge to earnings. We may incur impairment charges in the future, which could have material adverse effect on our results of operations in the periods taken. Our international operations involve additional risks not associated with domestic operations.

WE OPERATE IN VARIOUS REGIONS THROUGHOUT THE WORLD THAT MAY EXPOSE US TO POLITICAL AND OTHER UNCERTAINTIES

We operate in various regions throughout the world that may expose us to political and other uncertainties, including risks of:

o

war and civil disturbances;

o

expropriation of property or equipment;

o

the inability to repatriate income or capital; and

o

changing taxation policies.

International contract drilling operations are subject to various laws and regulations in countries in which we operate, including laws and regulations relating to:

o

the equipping and operation of drilling units;

o

currency conversions and repatriation;

o

oil and gas exploration and development;

o

taxation of offshore earnings and earnings of expatriate personnel; and

o

use of local employees and suppliers by foreign contractors.

Governments in some foreign countries have become increasingly active in regulating and controlling the ownership of concessions and companies holding concessions, the exploration for oil and gas and other aspects of the oil and gas industries in their countries. In addition, government action, including initiatives by OPEC, may continue to cause oil price volatility. In some areas of the world, this governmental activity has adversely affected the amount ofexploration and development work done by major oil companies and may continue to do so. In addition, some foreign governments favor or effectively require the awarding of drilling contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These practices may adversely affect our ability to compete.

FLUCTUATIONS IN EXCHANGE RATES COULD RESULT IN LOSSES TO US.

Another risk inherent in our international operations is the possibility of currency exchange losses where revenues are received and expenses are paid in nonconvertible currencies. We may also incur losses as a result of an inability to collect revenues because of a shortage of convertible currency available to the country of operation.

GOVERNMENTAL LAWS AND REGULATIONS MAY ADD TO OUR COSTS OR LIMIT OUR DRILLING ACTIVITY.

Our operations are affected from time to time in varying degrees by governmental laws and regulations. The drilling industry is dependent on demand for services from the oil exploration industry and, accordingly, is affected by changing tax and other laws relating to the energy business generally. We may be required to make significant capital expenditures to comply with governmental laws and regulations. It is also possible that these laws and regulations may in the future add significantly to our operating costs or may significantly limit drilling activity.

RISKS RELATED TO HOLDING OUR SECURITIES

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CALLABLE SECURED CONVERTIBLE NOTES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of May 2005, we had callable secured convertible notes outstanding or an obligation to issue callable secured convertible notes that may be converted into an estimated 100,000,000 shares of our Common Stock at current market prices, and outstanding warrants or an obligation to issue warrants to purchase 2,000,000 shares of our Common Stock.  In addition, the number of shares of our Common Stock issuable upon conversion of the outstanding callable secured convertible notes may increase if there is an event of default.  All of the shares, including all warrants, may be sold without restriction.  The sale of these shares may adversely affect the market price of our Common Stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CALLABLE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the callable secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their callable secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then subsequently converting the remainder of their holdings. In this way, the selling stockholders may sell more than 4.99% while never holding more than the foregoing limit at any one time. There is no upper limit on the number of shares that may be issued which may in effect further dilute the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CALLABLE SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CALLABLE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

On May 2005, we entered into a Security Purchase Agreement involving the sale of an aggregate of $4,000,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 2,000,000 shares of our Common Stock. The callable secured convertible notes are due and payable, with 7% interest, one year from the date of issuance, unless sooner converted into shares of our common stock, but in no event sooner than 90 days from the date of issuance.  In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against us in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured within the specified grace period. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

EXISTING SHAREHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF OUR COMMON STOCK PURSUANT TO THE INVESTMENT AGREEMENT.

The sale of our common stock to Dutchess  Private  Equities  Fund,  LP in accordance  with the  Investment  Agreement  may have a  dilutive  impact on our shareholders.  As a result,  our net income per share  could  decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Dutchess  Private Equities Fund, LP in order to drawdown on the Equity Line. If our stock price decreases,  then our existing  shareholders  would experience  greater dilution.  At a stock price of $0.05 or less, we would have to issue all 526,315,789  shares  registered  under this prospectus in order to drawdown on the full Equity Line.

DUTCHESS PRIVATE EQUITIES FUND II, LP WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Our  common  stock to be issued  under the  Investment  Agreement  will be purchased  at a 5%  discount  to the lowest  closing  bid price  during the five trading days immediately following our notice to Dutchess Private Equities Fund, LP of our election to exercise our "put" right.  Dutchess Private Equities Fund, LP has a financial  incentive to sell our shares  immediately upon receiving the  shares to realize the profit between the discounted  price and the market price. If Dutchess Private Equities Fund, LP sells our shares,  the price of our common stock may decrease.  If our stock price  decreases,  Dutchess  Private  Equities Fund,  LP may have a further  incentive  to sell such shares.  Accordingly,  the discounted  sales price in the  Investment  Agreement may cause the price of our common stock to decline.

OUR COMMON STOCK COULD BE CONSIDERED A "PENNY STOCK."

Our common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to, the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on The Nasdaq Stock Market, or even if quoted, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade it on an unsolicited basis.

BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING AND LIQUIDITY.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stocks." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Because of the limited trading market expected to develop for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

•

variations in our quarterly operating results;

•

loss of a key relationship or failure to complete significant transactions;

•

additions or departures of key personnel; and

•

fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

MANY OF OUR SHARES OF COMMON STOCK WILL IN THE FUTURE BE AVAILABLE FOR RESALE. ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SHARES.

Assuming all of the 637,765,789 shares of common stock we are offering under this prospectus are sold in our offering, and all of the shares of common stock issued and issuable to the selling stockholders are sold, we would have 108,040,816 shares that are freely tradable without the requirement of registration under the Securities Act of 1933. 56,055,189 shares of our common stock are “restricted securities” as defined under Rule 144 of the Securities Act of 1933 and 61,054,214 remaining shares are a part of the public float for a total of 117,109,403 shares. Of these shares, approximately 57.66% of our shares are owned by our officers, directors or other “affiliates.” These individuals may only sell their shares, absent registration, in accordance with the provisions of Rule 144.

Restricted securities may only be publicly sold pursuant to registration under the Securities Act of 1933, or pursuant to Rule 144 or some other exemption that may be available from the registration requirements of the Securities Act of 1933. Rule 144 entitles each person holding restricted securities for a period of one year, and affiliates who own non-restricted shares of our common stock, to sell every three months in ordinary brokerage transactions an amount of shares which does not exceed the greater of 1% of the shares of our common stock outstanding or, assuming the shares of common stock are then traded on Nasdaq, the average weekly trading volume during the four calendar weeks prior to said sale. Any substantial sales pursuant to Rule 144, including the potential sale of our affiliates’ shares of our common stock, may have an adverse effect on the market price of shares of our common stock, and may hinder our ability to arrange subsequent equity or debt financing or affect the terms and time of such financing.

WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

OTHER RISK FACTORS

There are several risks and uncertainties, including those relating to the Company's ability to raise money and grow its business and potential difficulties in integrating new acquisitions for the Marine sector of operations, especially as they pertain to foreign markets and market conditions. These risks and uncertainties can materially affect the results predicted. Other risks include the Company's limited operating history, the limited financial resources, domestic or global economic conditions, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws and conditions of equity markets.

The Company's future operating results over both the short and long term will be subject to annual and quarterly fluctuations due to several factors, some of which are outside the control of the Company. These factors include but are not limited to fluctuating market demand for our services, and general economic conditions.

GOVERNMENTAL REGULATION

Effect of Probable Governmental Regulation on the Business. As we expand our efforts to develop new products and services, we will have to remain attentive to relevant federal and state regulations. We intend to comply fully with all laws and regulations, and the constraints of federal and state restrictions could impact the success of our efforts.

As our services are available in multiple states and foreign countries, these jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state and foreign country. New legislation or the application of laws and regulations from jurisdictions in this area could have a detrimental effect upon our business. We cannot predict the impact, if any, that future regulatory changes or developments may have on our business, financial condition, or results of operation.

Our Brokerage Business for Marine leisure boat sales and commercial vessels, including franchise and direct sales outlets are subject to various laws and governmental regulations relating to our business operations and project developments, such as taxing authority and VAT requirements. We believe we are currently in compliance with all laws, rules and regulations applicable to our projects and properties and such laws, rules and regulations do not currently have a material impact on our operations. However, due to the increasing popularity and growth in development in the areas of Great Britain where our present and future projects will be developed and operated, it is possible that new laws, rules and/or regulations may be adopted with respect to our projects or proposed projects. The enactment of any such laws, rules or regulations in the future may have a negative impact on our projected growth, which could in turn decrease our projected revenues or increase our cost of doing business.

COST AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Our business is not subject to regulation under the state and federal laws regarding environmental protection and hazardous substances control at the present time with respect to the Marine sector of operations. We are unaware of any bills currently pending in Congress that could change the application of such laws so that they would affect us.

Special Note Regarding Forward-Looking Statements

This prospectus contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project”, “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation”. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; the commercially viability of our products and offerings; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this prospectus. Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders, except we will receive the sale price of any common stock we sell to Tirion upon the exercise of warrants held by them.  In addition, Tirion will be entitled to exercise such warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement.  In such event, we will not receive any proceeds from the exercise of the warrants.  In addition, we have received gross proceeds of $4,000,000 from the sale of the callable secured convertible notes.  The proceeds received from the sale of the callable secured convertible notes will be used for payment of general corporate and operating purposes, including product development and enhancements, sales and marketing efforts and payment of consulting and legal fees.

MARKET FOR OUR SHARES

Our common stock is quoted on the OTC Bulletin Board under the symbol, “EFCR”.

The Company became available for quotation on the over-the-counter, NASD NQB Pink Sheets initially January 20, 2000. As of March 14, 2003 the Company moved to the over-the-counter market NASD OTC Electronic Bulletin Board quotation medium system, and is presently dually quoted on both Pinks Sheets, and Bulletin Board. The range of high and low bid information for the shares of the Company's stock for the last three complete fiscal years, as reported by the OTC Bulletin Board National Quotation Bureau, is set forth below. Such quotations  represent prices between dealers, do not include retail markup, markdown or commission, and do not represent actual transactions.

2005

High

Low

First Quarter

$.07

$.02

Thru June

$.06

$.01

Year Ended December 31, 2004

High

Low

First Quarter

$0.21

$0.11

Second Quarter

  0.23

  0.06

Third Quarter

  0.13

0.065

Fourth Quarter

  0.09

  0.03

Year Ended December 31, 2003

High

Low

First Quarter

$0.20

$0.01

Second Quarter

  0.44

  0.04

Third Quarter

  0.06

  0.03

As of June 15, 2005, the Company had issued and outstanding 117,109,403 common shares, held by approximately 515 holders of record, 2,566,831 series A preferred held by 14 holders of record, and 9,500,000 series B preferred held by 14 holders of record.

There have been no cash  dividends  declared by the Company since its inception. Further, there are no restrictions that would limit the Company's ability to pay dividends on its common equity or that would be likely to do so in the future.

The source of these high and low prices was the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions. The high and low prices listed have been rounded up to the next highest two decimal places.

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market for the products we distribute, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

DIVIDEND POLICY

Holders of Class A Preferred stock are entitled to receive dividends as may be declared by our Board of Directors and, in the event of liquidation, to share pro rata in any distribution of assets after payment of liabilities. The Board of Directors has sole discretion to determine: (i) whether to declare a dividend; (ii) the dividend rate, if any, on the shares of any class or series, and whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that class or series.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following discussion should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this Prospectus. In addition, at December 31, 2004, our auditors, Hansen, Barnett & Maxwell, our Independent Registered Public Accounting Firm, raised substantial doubt about our ability to continue as a going concern. Notwithstanding the foregoing, subject to realization of the proceeds from the callable secured convertible notes and the financing available from Commerce Funding Corporation (described below), if we generate eligible receivables to finance, we believe that we will be in a position to fund the anticipated level of operations for at least one year.

This filing contains forward-looking statements. The words "anticipated," "believe," "expect," "plan," "intend," "seek," “estimate,” “project,” "will," "could," "may," and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect our management's current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. These forward-looking statements speak only as of the date of this prospectus. Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. Consequently, all of the forward-looking statements made in this filing are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

Overview

You should read the following discussion and analysis in conjunction with the Consolidated Financial Statements in Form 10-KSB, Form 10-QSB and Notes thereto, and the other financial data appearing elsewhere in this Form 10QSB Report.

The information set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among others (i) expected changes in the Company's revenues and profitability, (ii) prospective business opportunities and (iii) the Company's strategy for financing its business. Forward-looking statements are statements other than historical information or statements of current condition. Some forward-looking statements may be identified by use of terms such as "believes", "anticipates", "intends" or "expects". These forward-looking statements relate to the plans, objectives and expectations of the Company for future operations. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of its knowledge of its business and operations, in light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this report should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

The Company's revenues and results of operations could differ materially from those projected in the forward-looking statements as a result of numerous factors, including, but not limited to, the following: The risk of significant natural disaster, the inability of the Company to insure against certain risks, fluctuations in commodity prices, inflationary and deflationary conditions and cycles, currency exchange rates effecting product demand, changing government regulations domestically and internationally effecting the marine industry, including various taxing authorities, VAT, OSHA, and general market conditions, competition and pricing, changes in external competitive market factors, termination of certain agreements, protocol, or inability to enter into additional oil and gas project operating agreements, inability to satisfy anticipated working capital or other cash shortage requirements, changes in or developments under domestic or foreign laws, regulations, governmental requirements or in the oil and gas industry, changes in the Company's business strategy or an inability to execute its strategy due to unanticipated changes in the market. In light of these risks and uncertainties, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

On December 1, 2003 through our exchange merger acquisition with International Group Holdings, Inc., as amended, we acquired summarily, a commercial and private leisure marine vessel sales brokerage and charter business, International Yacht Sales Group, Ltd. of United Kingdom (“IYSG”), as a wholly owned subsidiary of the Company.

Effective July 1, 2004 we acquired Firecreek Petroleum, Inc., and its subsidiary Firecreek Romania, SRL. actively deploying development and plans for our new oil and gas subsidiary operations. Firecreek has pursued an aggressive acquisition plan for potential oil and gas rehabilitation and development projects located in several project countries. After several months of efforts Firecreek is now in the latter stages of commencing with oil and gas operations initially targeted for programs located in Russia and Romania (see further description and information listed in “The Business” filed in our Form 10-KSB Report on April 12, 2005, incorporated herein by reference).

During fiscal year 2003, our prior segments, oil and gas leases and PSI, were disposed of and is being disposed of, respectively. The results of operations for these segments is included in loss from discontinued operations in the consolidated statements of operations for fiscal 2003.

The Company is currently focused on its oil and gas and marine segment of operations, and integration with the Company, making presentations to asset-based lenders and  other financial institutions for the purpose of expanding our growth potential by commencing with oil and gas operations in 2005 and increasing sales output of our marine operations based in United Kingdom.

Management’s Discussion and Analysis of Financial Condition

The Company historically derived its revenues primarily from two segments of operations 1) retail sales of oil and gas field inventory equipment, service, and supply items primarily in the southern Arkansas area, and 2) from acquired interests owned in revenue producing oil wells, leases, and equipment located in Olney, Young County, Texas. In 2003 the Company disposed of these two segments of operations and accounted for the segments as discontinued operations in the consolidated statements of operations for fiscal year 2003.

Effective July 1, 2004 we acquired Firecreek Petroleum, Inc., and its subsidiary Firecreek Romania, SRL. Firecreek is an international oil exploration and development company specializing in the niche market of rehabilitation and enhancement of existing oilfields through modern management and state of the art technological applications. Management individually has many years of experience and has one or more collectively been involved in oil and gas operations worldwide. Firecreek programs and activities throughout 2004 are in latter stages of preparation for commencement of oil and gas operations planned for fiscal mid year 2005: Through its alliance with Sahara, (see further discussion in “The Business” filed in our Form 10-KSB Report on April 12, 2005, incorporated herein by reference) parties have agreed to work exclusively with one another to carry out a systematic program of exploration and prospecting works and to implement projects of oil and gas field rehabilitation, development, construction, transport, and marketing and exporting of oil and gas reserves, associated with fields under control of the Ministry of Natural Resources and located in the Indol-Kuban Basin, Russia. There are no revenues attributable to sales of oil and natural gas for the fiscal year ended 2004 and through the first quarter 2005.

In December 2003, the Company acquired International Yacht Sales Group, Ltd. (IYSG), engaged in brokerage sales of private leisure and commercial marine vessels. We are working to expand and increase our revenue base in Fiscal Year 2005 for our commercial marine sales operations. In 2004 we began to cross over from private leisure sales more toward brokerage sales related to commercial shipping markets. In attempting this crossover we encountered unexpected difficulties. Our 2005 goal is to work on development and access to financing plans, improve our business strategy, competitive angle, and stimulate growth and recapture of sales activities related to the IYSG marine segments business plan and operations. Sales have not yet been redeployed in the first quarter of 2005.

The Company expects to incur an increase in operating expenses during the next year from commencing the described activities related to its plans for commencement of its Firecreek oil and gas and IYSG on-line marine retail operations.

General Statement:  Factors that may affect future results:

With the exception of historical information, the matters discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operations contain forward looking statements under the 1995 Private Securities Litigation Reform Act that involve various risks and uncertainties.  Typically, these statements are indicated by words such as “anticipates”, “expects”, believes”, “plans”, “could”, and similar words and phrases.  Factors that could cause the company’s actual results to differ materially from management’s projections, forecasts, estimates and expectations include but are not limited to the following:

* Inability of the company to secure additional financing

* Unexpected economic changes in the United States

* The imposition of new restrictions or regulations by government agencies that affect the Company’s business activities

To the extent possible, the following discussion will highlight the activities of the Company’s business activities for the quarters ended March 31, 2004 and March 31, 2005.

I. Results of Operations

Comparison of operating results

The Company had no commission revenues from its on-line yacht sales in Q2 2005.  The Company had a net loss of $41,099.

There were no revenues from the Company’s oil and gas lease activities in Q1 2005.  Research and development expenditures produced a net gross loss of $284,563.

General and administrative expense for Q1 2005 decreased to $339,907 compared to $471,503 in Q1 2004, a decrease of 28%.  Most of the decrease was due to reduced operating costs.  Consulting and professional fees increased approximately $475,000 in Q1 2005 over Q1 204.

Interest expense increased slightly in Q1 2005 to $17,161 compared to $15,576 in Q1 2004.

Net loss for Q1 2005 was $357,068, or $0.00 per share compared to a loss of $534.537, or $0.01 per share for Q1 2004.

Discussion of Financial Condition:  Liquidity and Capital Resources

At March 31, 2005 cash on hand was $6,807 as compared with $5,535 at December 31, 2004.  During the period the Company received $314,680 from shareholders and paid $2,500 of a note payable.  The Company raised $350,000 by issuing Convertible Debentures.

The Company does not expect any material capital expenditures in fiscal year 2005.

At March 31, 2005, the Company had working capital deficit of $1,518,166 compared to a working capital deficit of $1,414,977 at December 31, 2004.  Working capital decreased mainly as a result of operating losses.

Total assets at March 31, 2005 were $6,807 as compared to $5,538 at December 31, 2004.

The Company’s total stockholders’ equity decreased $34,889 from December 31, 2004 to ($2,274,804) at March 31, 2005.  Stockholders’ equity decreased by $357,068 from operating losses in Q1 2005.  In addition, the Company issued 6,300,000 shares of common stock valued at $161,280 to consultants for services rendered in Q1 2005.  Finally, the Company recognized a loss of $6,111 from translating British based operations to US dollars at March 31, 2005.

CONTROLS AND PROCEDURES

Our Chief Executive Officer and Chief Financial Officer have evaluated as of the last day of the period covered by this report, the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 15d-15 under the Securities Exchange Act of 1934).  This evaluation was carried out under the supervision and with the participation of our management, including our principal executive officer and principal financial officer.  Based on this evaluation, these officers have concluded that the design and operation of our disclosure controls and procedures are effective.

There were no changes in the Company’s internal control over financial reporting (as defined in Rule f13a-15 under the Securities Act of 1934) during the quarter ended March 31,2005 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

BUSINESS

Organization and Background

HISTORY

EGPI Firecreek, Inc. ("the Company") was incorporated in the state of Nevada on October 4, 1995 as Sterling Market Positions, Inc. with 10,000,000 shares of $.001 par value common stock  authorized. Effective June 24, 1999, the Company changed its name to Energy Producers, Inc. and increased its authorized common shares to 50,000,000 with a par value of $.001. The Company's principal place of business is 6564 Smoke Tree Lane, Scottsdale, AZ 85253.

On August 25, 1999 the Company was acquired by Energy Producers Group, Inc., and its wholly owned subsidiary, Producers Supply, Inc. The transaction was accomplished through the issuance of 9,820,835 shares of the Company's restricted common stock. Although Energy Producers Group, Inc. is the legal acquirer; it was dissolved subsequent to the transaction, so Energy Producers, Inc. (the Company) is treated as having acquired Energy Producers Group, Inc. Accordingly, the transactions have been accounted for as a reverse acquisition and Energy Producers, Inc. is now referred to as the Company. The historical financial statements are those of Energy Producers, Inc., which have been restated for the equivalent number of shares received in the transaction. The results of operation of Energy Producers Group, Inc. (legal acquirer) are included in the financial statements of the combined Energy Producers Group, Inc. and Energy Producers, Inc. financial statements from August 25, 1999 (acquisition date). The Company began filing consolidated statements with its wholly owned subsidiary, Producers Supply, Inc. on the acquisition date August 25, 1999.

The purpose of the acquisition and reverse merger was to become an oil and gas company, and later diversify. The Company focused its business on oil and gas exploration, and acquiring existing production with proven reserves. Sterling Market Positions was involved with management, consulting and advisory services.

The purpose of the acquisition and reverse merger was to become an oil and gas company, and later diversify. The Company focused its business on oil and gas exploration, and acquiring existing production with proven reserves.

On October 26, 2000 Article 3 of the Articles of Incorporation were amended to increase the number of authorized common shares to 200,000,000 par value $.001 and to authorize 50,000,000 preferred shares with a par value of $.001.

Effective on December 1, 2003 the Company by the consent of a majority of its shareholders acquired 100% of the stock of International Group Holdings, Inc., a publicly held Utah Corporation and its wholly owned subsidiary International Yacht Sales Group, Ltd. of Great Britain. For accounting purposes, the Company was the legal acquirer in the transaction. Simultaneous with the effective date International Yacht Sales Group, Ltd. effectively became a subsidiary wholly owned by the Company as a segment of its operations engaged in the Marine brokerage and charter industry. Its offices are located at 50 Reddenhill Road, Torquay Devon TQ1 3RR United Kingdom. International Yacht Sales Group, Ltd. is combined and consolidated with the Company in its financial statements from the effective date commencing on December 1, 2003.

On December 15, 2003 the Company entered into a Stock Purchase Agreement with Camden Holdings, Inc., a Nevada corporation ("Camden") in which Camden agreed to provide financing for restricted stock in the Company. The funds were for oil and gas acquisitions, and for diversified growth activities. Camden failed to perform and is in breach.

In November 2003 as part of a restructuring process for the Company’s oil and gas segment operations the Company entered into an Oil and Gas Lease Purchase Agreement wherein Summitt Oil and Gas, Inc., a Nevada corporation, purchased One Hundred (100%) percent of the interests owned in our oil leases located in Olney, Young County Texas. The Company has treated this sale as a disposal of its oil and gas segment assets. Summitt and its affiliates and principals are in breach of the Agreement for non performance to various third parties and the Company.

On December 31, 2003 the board of directors of the Company authorized the disposal of the Company’s wholly owned subsidiary retail inventory and supply sales segment assets and operations Producers Supply, Inc., located in Stephens, Arkansas.

In January 2004 the board of directors of the Company as then 100% shareholder or legal owner of 17,051,156 restricted shares of its wholly owned subsidiary International Group Holdings, Inc., approved a plan of reorganization whereby then newly appointed management of International Group Holdings, Inc. merged with World Wide Connect, Inc. a private Nevada corporation. Pursuant to the terms of the reorganization the Company retains a ten (10%) percent (1,894,573 shares) restricted common stock ownership interest in the former International Group Holdings, Inc. now known as World Wide Connect, Inc. The interest is non diluting for a period of one year.

In July 2004, the Company acquired all of the issued and outstanding shares of Firecreek Petroleum, Inc. (“FPI”) which included its wholly-owned subsidiary, Firecreek Petroleum Romania, Srl., (“FPR”) a Romanian limited liability company by issuing 20,000,000 shares of common restricted stock, 2,566,831 shares of its Series A, and 9,500,000 shares of its Series B Preferred Stock. The Company through FPI redeployed its oil and gas operations.

Effective August 4, 2004, the Company increased and restated its capital stock authorizing 260,000,000 available, of which 200,000,000 are $.001 par value Common Stock, 20,000,000 are $.001 par value Non-Voting Common Stock, and 40,000,000 shares are $.001 par value Preferred Stock.

Effective October 13, 2004, the Company changed its name from Energy Producers, Inc. to EGPI Firecreek, Inc. Concurrent with the Amendment, Company changed its Cusip Number to 268487 10 5, and its Stock Symbol from EGPI to EFCR.

The Company is required to file a registration  statement for certain securities under the terms of various agreements. See "Business Risks" and "Recent Sales  of Unregistered Securities" for additional discussion.

RECENT DEVELOPMENTS:

In April 20, 2004 the Board approved and the Company consummated an agreement and plan of merger with Malibu Holding, Inc. under which the Company obtained a plan for financing, in the aggregate principal amount of $1,000,000. In April and November, 2004 and February 9, 2005 the Company received proceeds of $500,000, $150,000 and $350,000 respectively, (see additional information under Item 7 -Financial Statements, Note 8, “Convertible Debt” and Note 18, “Subsequent Events”).

On February 23, 2005 the Articles of Incorporation were restated to increase total authorized capital stock from 260,000,000 shares to 430,000,000 shares. The authorized par value $.001 common voting stock is increased from the previous 200,000,000 shares to 350,000,000 shares. Registrant's authorized capital stock includes 20,000,000 shares of par value $.001 non-voting common stock which remains unchanged, and the number of shares of $.001 par value preferred stock is increased from the previous 40,000,000 shares to 60,000,000 shares.

THE BUSINESS

Overview

As of July 1, 2004 through our acquisition of Firecreek Petroleum, Inc., (“Firecreek”) we are now building and integrating two wholly owned subsidiary divisions, i) a line segment of operations facilitating plans for the Company’s commencement of internationally based oil and gas segment operations, and ii) continuing development of our marine line segment International Yacht Sales Group, Ltd., (“IYSG”) operations acquired in late November and December 2003. IYSG is a commercial and private leisure marine vessel sales brokerage and charter business located in the United Kingdom. One of our future plans is to centrally link the synergy between our oil and gas and marine segments for the purpose of developing global operations.

I. Firecreek Oil And Gas Segment Operations

Through Firecreek, our goal is to become a independent oil and gas company engaged in the exploration, development and exploitation of crude oil and natural gas on an international basis. Our activities throughout 2004 have been i) technically and politically focused on opportunities for the potential acquisition to enhance development of selected proved oil and gas projects located in Russia, and similar type viable projects in Romania and Kazakhstan and other countries within the same proximate geographical location ii) concentrated in areas with known hydrocarbon resources, which are conducive for state of the art rehabilitation programs, for multi-well, ongoing drilling programs, and other specialized projects such as project management for design and implementation of systems for pipeline construction and operations.

Firecreek is an international oil exploration and development company specializing in the niche market of rehabilitation and enhancement of existing oilfields through modern management and state of the art technological applications. Management individually has over 25 years of experience and has one or more collectively been involved in oil and gas operations in 7 U.S. states and 13 countries.

Firecreek programs are in latter stages of preparation for commencement of oil and gas operations, designed to be disciplined and balanced with a focus on achieving strong financial returns. There have been no acquisitions or revenues attributable to oil and natural gas during the Fiscal year ended 2004. Firecreek’s plans initially are to commence its operations and be online and in production in Russia and Romania by mid year 2005.

Strategic Alliance with Sahara Group

On August 4, 2004 Firecreek entered into a protocol and strategic alliance with DAC, Inc., (“DAC”), a Pennsylvania corporation, and InterOilGas, (“IOG”), a Luxembourg corporation. The Sahara Group, Inc. (“Sahara”) alliance is domiciled in Delaware, USA, with plans for relocation of its situs to Vienna Austria in 2005.

The operations of Sahara are conducted from Firecreek regional offices located in Istanbul, Turkey. Under the protocol which formed Sahara, IOG is responsible for the identification and structuring of opportunities in Eastern Europe, Russia, Turkey and other North Africa venues. IOG and DAC are responsible for political and governmental coordination between the consortium and senior government officials regarding potential projects in Russia, Turkey, Ukraine and Libya.

Firecreek Program Focus Initiated in Russia (A  glossary  of  certain  oil and gas  terms  used in this  report  is  found at "DESCRIPTION OF PROPERTY").

In Moscow on December 7, 2004 Sahara along with its operating partner Firecreek signed a General Agreement on Strategic Partnership on Joint Activity with Russia’s International Integration Oil and Gas Construction Syndicate known as Minneftegazstroi.

Minneftegazstroi has the right of use which allows to provide Sahara to obtain information therein provided for investigation, construction, development, and extraction within framework and terms of the General Agreement.

Parties have agreed to work exclusively with one another to carry out a systematic program of exploration and prospecting works and to implement projects of oil and gas field rehabilitation, development, construction, transport, and marketing and exporting of oil and gas reserves, associated with fields under control of the Ministry of Natural Resources and located in the Indol-Kuban Basin. Fields under investigation include but are not limited to the following:

Fields for rehabilitation and ongoing development

Kurchanskoye

Producing, IOR

Anastasiyevsko-Troitskoye

Producing, IOR

Ukrainskoye

Producing

Abinsko-Ukrainskoye

Producing, IOR

Levkinskoye

Producing

Proven Undeveloped

Abinskoye

Temporarily Shut In

Undeveloped Fields (Exploration)

Protoka

Temryukskiy Yuzh

Levkinskoye-Zap

Programs summary process under the General Agreement include: Through protocol with Sahara, Firecreek’s technical review team is to review all geological, geophysical, drilling, completion, engineering, reserve reports, production, pipeline/trucking/railway transportation data for all selected fields. Firecreek will provide to Sahara and the Syndicate a general 3-year work program and estimated cost for first phase of development. Upon approval of Syndicate of the recommendations, Firecreek will complete technical studies and Degolier McNaughten reserve reports required by the Company’s financial partners and advisors. Upon acceptance of the reserve reports by Company’s financial partners, field rights may be transferred to satisfy financial partners, and fields may be broken up into one or more projects for the purpose of organizing investment for work programs. Parties making investments into selected projects will become owners of the working interests in the projects. Once operating agreements have been established for project or projects with copies to the Syndicate, and required investment made, work programs will commence within 60 days.

The Company and Firecreek have thus far initially advanced at minimum $750,000 in behalf of the alliance with and organization of Sahara toward initial development, which includes basic start up preparatory compliance with the structure of charges and economic calculation within annex schedule to the General Agreement. It is anticipated that initial cost of works related to scientific studies including, expert analytical studying and technical and economic analysis; geological studying and re interpretation of seismological searches and geophysical interpretation, and capital cost including executive management, personnel, office, maintenance, equipment, power, duties, travel and all expenses towards realization of the various programs will require interim investment of approximately $2,314,000. Cost of approved individual 3-year work programs will be in addition to and well in excess of the interim costs. It is foreseeable based on non confirmed preliminary historical available data reported to date, long term commercial oil and gas revenue potential is expected from one or more selected fields.

It is the priority of the Company to provide the investment and Firecreek to become primary working interest owners and operator for select Russian projects established by its alliance with Sahara and the General Agreement for commencement of our planned oil and gas operations in Russia.

The Company through a recent confirmation and agreement with Sahara, InterOilGas and DAC, regarding projects in Russia, established that upon (i) execution of an Operating Agreement; (ii) Firecreek’s receipt of an oil reserve report certified by DeGoyler and MacNaughten or other reputable engineering firm acceptable for to the Company’s investor(s) to provide project finance; (iii) approval by Minneftegazstroi, InterOilGas and the Company of the work program and budget; (iv) validation of the assignment of working interests, effective controls, and transfer of rights to oil and gas interests in the field covered by the Operating Agreement, Firecreek shall have a direct ownership and effective control as the majority working interest partner. When these plans become probable, we will report these events.

Competition

We compete in a highly competitive industry. We will encounter competition in all of our operations, including property acquisition, and equipment and labor required to operate and to develop properties. Firecreek competes with other major oil companies, independent oil companies, and individual producers and operators. Many competitors have financial and other resources substantially  greater than ours.

Environmental Regulation

The government of the Russian Federations, Ministry of Natural Resources, and Other agencies establish special rules, restrictions and standards for enterprises conducting activities affecting the environment. The general principle of Russian environmental law is that any environmental damage must be fully compensated. Under certain circumstances, top officers of the entity causing substantial environmental damage may be subject to criminal liability.

The law of the Russian Federation on subsoil requires that all users of subsoil ensure safety of works related to the use of subsoil and comply with existing rules and standards of environment protection. Failure to comply with such rules and standards may result in termination or withdrawal of a license.

Taxation

The Russian tax system currently is undergoing a major reorganization. New tax laws including those setting forth rules for application of the value-added tax, profit tax, and tax on the production of minerals were enacted within the last three to four years. The cost of legal and accounting advice to keep up with changes in the Russian tax laws may be significant and penalties for violations, even inadvertent ones, may be significant.

Firecreek’s Future Planned Oil and Gas Operations

In Romania, through Firecreek’s subsidiary, Firecreek Romania, SRL.

Firecreek through its subsidiary operations, Firecreek Romania, SRL, is currently reviewing the possibility of acquiring oil fields from PETROM and the National Agency for Mineral Resources (NAMR) for rehabilitation and development.

Additionally, Firecreek has a proposal to become the strategic partner of OMV/PETROM in the rehabilitation and management of a yet undetermined number of fields. Many of these fields are in decline or in need of significant rehabilitation through technology, reservoir management and capital infusion. Firecreek anticipates that the current number of fields in the existing proposal in review, will be expanded from four, having approximately 1,086 wells, to at least 10 fields having a significant number of potentially improved producing wells.

Firecreek has additionally entered into a consultancy agreement with S.C. RCI Group de Consultanta SRL in Bucharest, Romania. They have brought to the table several opportunities in Romania and Kazakhstan that can be acquired under favorable terms in a short period of time. Currently under the agreement, they are preparing to conduct a detailed geologic and engineering assessment of 6 oilfields in Kazakhstan, one temporarily shut-in oilfield with over 2.4 million barrels recoverable available upon rehabilitation process and approximately 2.0 million barrels recoverable in a deeper undeveloped reservoir below the proved producing reservoir. There are other fields designated for similar engineering and geological review that are in various stages of production and development. In addition to the fields in Romania, RCI is conducting for Firecreek a detailed evaluation on 5 fields in Kazakhstan that are currently in production but require substantial rehabilitation and development. Upon completion of the evaluation by RCI, Firecreek will select those fields of interest and send the detailed geological and engineering reports to DeGolyer MacNaughton or other acceptable engineering firm for review and confirmation prior to project funding. The RCI opportunities do not conflict or compete with other opportunities in Kazakhstan being developed by The Sahara Group.

In Libya

Several years ago Firecreek started working with a Canadian company called Gamma Oil and Gas who had a representative office in Libya.  After three trips and in-depth discussions with the National Oil Company (NOC), Firecreek tendered a Memorandum of Understanding (MOU) covering the Antelat Field to the southeast of the town of Benghazi. Reserves reported by Libyan engineering officials are significant. The most encouraging aspect of this is the reservoir matrix being a limestone or dolomite matrix, which lends to horizontal development. It is our intention to participate. Firecreek is still awaiting a decision from the National Oil Company of Libya regarding its Memorandum of Understanding covering the Antilat Field. The delays are reportedly due to political consideration being reviewed at the present time.

The Status of Turkish Pipeline Project-Strategic Alliance with Sahara Group

Currently there are over 8,500 oil tankers transiting the Bosphorus Strait from the Black Sea into the Mediterranean. The Turkish government, supported by the environmental group Greenpeace, considers the potential for tanker accidents to be significant and unacceptable. It is estimated that the oil coming out of Russia and other venues by the end of 2008 will exceed 14,000 tankers per year. This significant increase has created an urgent priority on the part of the Turkish government to create a modern state-of-the-art pipeline system from the Black Sea to the Aegean Sea via a route west of the Bosphorus. A Letter of Intent has been entered into between the Minister of Energy and The Sahara Group covering the construction of a proposed new pipeline system. Firecreek is the operations partner for The Sahara Group and will be the project manager. The Sahara Group continues to interact with the Turkish government concerning fundamental points of consideration regarding the route and composition of the proposed pipeline from the Black Sea to the Aegean Sea. It is anticipated that a decision for final contract requirements will be finalized in the next 90 to 120 days.

SALES AND MARKETABILITY

The Company has not yet re commenced with the production of oil and historically has not produced natural gas. The Company is pursuing potential acquisitions for oil and natural gas production and in some of the areas there are gas gathering systems and pipelines available. Prior to the Company’s disposal on December 24, 2003 of interests owned in proved developed producing oil properties located in Olney Young County Texas, sale of crude oil had not posed a problem. Crude oil an be easily sold, wherever it is produced, in the states the operations may be located in, subject to transportation costs, and in foreign countries similarly according to location and acciess. In foreign countries such as Russia crude oil sales may be or is limited by export rules respectively. Crude oil when produced generally includes transportation by one or more methods including truck, rail or pipeline.

Recap of Prior Fiscal Year 2003 Form 10-KSB filing related to prior oil operations

- As part of efforts in Fiscal Year ended 2003 to restructure and develop our Young County Texas producing oil property interests, we entered various agreements with Camden Holdings, Inc. to fund the Company three (3) million dollars. As part of a restructure and expansion plan proposed by Camden and Summitt we disposed of 100% of our 87.5% working interests owned in oil and gas properties (segment operations) by sale to Camden’s affiliate Summitt Oil and Gas, Inc. (“Summitt”), of all debt associated with the property which had been arranged by Summitt with the various lien and debt holders for various pay off or payment arrangements of the debts owed. Summitt breached its obligations under various agreements with third parties and the Company. Camden breached its Agreement to provide funds to the Company. This breach had additional impact for the Company’s then plans to acquire certain oil properties (Comanche Point Oil Field) located in Bakersfield, California, and delayed and thereafter discontinued other acquisition plans with Montage Industries, Inc.

The interests sold included 10 wells of which 9 were producing, six leases, equipment, oil wells, and salt water disposal wells (swd). These interests historically provided proved developed producing oil reserves, with revenues. (see additional discussion at sections “Description of Properties” “Liquidity and Capital Resources" and “Legal Proceedings”).

- The Company operates in a highly competitive industry wherein many companies are competing for the same finite resources as the Company.

The Company originally reported our participation in the completion of one development well in May/June of 2000 located in Runnels County, Texas. The well was a dry hole. The Company consequently owns a 29.3333335% working interest in an unproved 257 acres on two leases held for development, including associated interests equipment and fixtures located on or used in connection with the leases on a well-to-well basis. The Company has assigned a zero value to interest at December 31, 2004 (also see information in “Description of Properties”).

II. Marine Segment Operations

Through International Yacht Sales Group, Ltd. of Great Britain (“IYSG”), a wholly owned subsidiary of the Company, we have been working throughout 2004 to prepare for development of our operations to cross over from private leisure sales more toward brokerage sales related to commercial shipping markets and sales of commercial marine vessels.

International Yacht Sales Group, Ltd. (“IYSG”),

Is a wholly owned subsidiary of the Company which historically has developed various franchised/direct sales and brokerage based businesses and marketing strategy for its revenue growth. All of its business divisions and acquisitions planned or targeted for growth of IYSG are based primarily on providing brokerage services that are delivered over the internet on a scaleable software platform.

IYSG has evolved a unique software package that enables both buyer and seller to interact together with a view to selling or buying yachts, commercial vessels, equipment and other services, and enables future growth for its divisions and targeted acquisitions planned. The inventory listings linking data base to customers was successful for IYSG divisional sales in its first year of its full scale operations in 2003. In operations were predisposed to

The following are divisions of IYSG:

International Yacht Sales, Brokerage And Charter

IYSBC provides sales, brokerage and charter services for private leisure yachts. Services are delivered over its primary website IYSBC.com, and utilizes proprietary software, known as Secure Yacht Server (“SYSS”), originally developed by EMEDI8 (“E8”) also a branded division of IYSG. IYSBC began with pilot offices in Torquay, UK. developing the initial backbone of sales for IYSG. Its initial strategy has been to grow by increasing the volume of leisure boat sales and chartering activity on its own website, by direct sales, and by franchising its tradename, business model, and SYSS software to other brokerages and firms.

International Commercial Shipping

International Commercial Shipping provides a vast market for international sales and support for linking inventory to customers available on its own website. InternationalCommercialShipping.com links inventories to potential customers for all forms of commercial vessels ranging from tugs to oil tankers.

Classic Ships

Classic Ships provides professional sales services for Tall and Classic Ships. Its support and website is online at ClassicShips.com. The Classic Ships website additionally hosts equipment sales such as radar and GPS systems for the marine industry consumer end user.

Emedi8

Emedi8 is a developer of proprietary e-commerce software. E8’s primary product has been SYSS, which was utilized by IYSBC, and other divisions. In addition, this platform is expected to serve as a foundation for real estate, construction, recruitment, and other e-commerce applications to be developed over time.

- Marketing Plan

Management relies upon agreements with independent, direct, and franchise sales agents to secure contracts for its commissioned revenues for sales of boats. The database and assemblage of vast inventory listings linking the SYSS system to its customers, is multitask friendly, and provides multiple users a Global interface platform addressed to active interested markets. IYSBC division has been operating in multiple locations and has developed some brand awareness in the U.S. and worldwide.

The Company plans initially to increase and expand its sales by increasing visibility with active markets viable for its Marine sales operations, linked by IT interface.

Implement its acquisition plans to acquire boats in the US at a discount to market for sale overseas, potentially to capitalize on increased margins for profit.

Sales and Marketability

IYSG earns its income by receiving 50% of the commission structure generated on the gross volume sales of Private Leisure Yachts, Commercial vessels, Boats, accessories and supplies. A special Banking account is managed by IYSG and IYSBC for the collection of all deposits, gross receipts and distribution of commissions to selling and listing agents. Franchise Fees accounts for generation of secondary revenues. Being a franchisee allows Brokerage agents to utilize our SYSS database system, and tap the tremendous inventory and locator listings and resources available. Franchisees can file their contracts and communications online securely. In fiscal 2003 IYSG achieved approximately $12,000,000 in Boat and Marine volume related sales of which the division generate brokerage commissions of approximately a $521,000 US dollar equivalent.

E - Commerce Market

The Internet provides platform of exchange for growth in domestic and global communications, enabling people to share information and conduct business electronically. The increasing functionality, accessibility and acceptance of the Internet have rapidly made it an standard commercial medium. Online businesses are directly interacting daily with end-users, both businesses and consumers. Online sales have posted growth every quarter since tracking processes began.

Customer Base

The Marine business is part of a relatively large economic environment on a Global scale, with potential customers in both the private leisure and commercial market. The IYSG customer base is significant and growing due to the need and relevance of its E – Commerce marketing platform and SYSS technology as a tool providing the ability to reach a significant potential end users for its industry base.

Suppliers

The Company's operations relative to International Yacht Sales Group, Ltd. and divisional operations do not depend upon any single supplier. Because it has multiple sources of supply, it has not experienced difficulties in obtaining adequate products and adequate alternatives to satisfy customers.

Competition

The Marine industry is highly competitive market. As a new brokerage business, the Company will not initially own, or may never own and control any of its product inventories for resale, and may have lesser control over the price it will receive relative to its gross sales volume. Higher costs of operations, fees and taxes assessed may become prevalent and will not  necessarily be able to be passed on to the Company's customers. Although management has established  relationships significant competition by individual  agents and brokers, and well established companies in the Marine sector exist. Integrated and independent companies are active bidders for desirable Marine vessels to purchase, and to resell to customers, as well as manufactures with substantial marketing presence and visibility to consumer markets. Many of these competitors have greater financial resources and strength than the Company has now or will have in the near future.

EMPLOYEES

As of the date of this prospectus, we have 7 employees. Of these employees, 3 serve in management positions as full time employees.

None of our employees are covered by a collective bargaining agreement. We have never experienced a work stoppage and we believe that we have satisfactory working relations with our employees.

DESCRIPTION OF PROPERTY

Glossary of Oil and Gas Terms.

Barrel: Equal to 42 U.S. gallons.

Basin: A depressed sediment-filled area, roughly circular or elliptical in shape, sometimes very elongated.  Regarded as a good area to explore for oil and gas.

Field: A geographic region situated over one or more subsurface oil and gas reservoirs  encompassing  at least the outermost  boundaries of all oil and gas accumulations known to be within those reservoirs vertically projected to the land surface.

Improved Oil Recovery (“IOR”): Effort to improve or enhance oil recovery that does not include secondary or tertiary basic recovery methods. In most oil fields, only a fraction of the oil can be produced by natural reservoir pressure and by conventional methods such as pumping. The remaining, or residual, oil can be recovered only by using recovery methods that restore pressure and fluid flow in underground formations through the introduction of water, gas, chemicals, or heat into the reservoir.

License: Formal or legal permission to explore for oil and gas in a specified area.

Productive: Able to produce oil and/or gas.

Proved reserves: Estimated quantities of crude oil, condensate, natural gas,  and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in the future from known  reservoirs under existing conditions using established operating procedures and under current governmental regulations.

Proved undeveloped reserves: Economically recoverable reserves estimated to exist in proved reservoirs, which will be recovered from wells, drilled in the future.

Reserves: The estimated value of oil, gas and/or condensate, which is economically recoverable.

Tons: A ton of oil is equal to 7.29 barrels of oil.

Working interest: The percentage of the operating, drilling, completing and  reworking costs that the Company is required to pay. The net revenue interest is the  percentage of the revenues that the Company receives from the sale of oil that is produced from the wells.

Mineral interest: The ownership of rights to gas, oil, or other minerals as they  naturally occur in  place, at or below the surface of a tract of land. Ownership of the minerals carries with it the right to make such reasonable use of the surface as may be necessary to explore for and produce the minerals. Only the mineral owner (or fee owner) may execute an oil or gas lease conveying his interest in a tract of land. Severance: The owner of all rights to a tract of land (vertically or horizontally). In horizontal severance, for example, if he chooses to sell all or part of the mineral rights, two distinct estates are created: the surface rights to the tract of land and the mineral rights to the same tract. The two estates may change hands independently of each other. Severed minerals  rights may be restricted as to mineral type, or limited by depth, (in which case the landowner retains the rights to minerals other than those severed, and to depth intervals other than those severed.)

The Company may participate in the drilling of a well or wells if it is able to successfully acquire attractive oil and gas leases with substantially proven undeveloped reserves, a preferred majority or suitable working interest being available, and can obtain or provide financing or market an interest on terms acceptable to the Company.

Disposal of Young County Texas Property Interests

On December 24, 2003 the Company disposed of 100% of the 87.5% working and respective net revenue interests owned in oil and gas properties located in Olney Young County Texas, which included 10 wells of which 9 were producing, six leases, equipment, oil wells and salt water disposal wells (swd) set up for production of these interests in proved developed producing oil reserves, with revenues. The interests in these assets were sold to a purchaser for the balance of the debt remaining on the assets of approximately $954,000.

Minority Interest in Unproved Acreage

The Company owns a minority working interest in an unproved 257 acres of leases for development, including associated interests in all equipment and fixtures located on or used in connection with the leases on a well-to-well basis. The two leases are both located in Runnels County, Texas. The leases are believed to contain reserves of oil and gas. We have not attributed proved reserves to these leases. The Company, at its election, will attempt to sell its interest to partners or develop them. The Company has assigned a zero value to these interests at December 31, 2003.

Intangible Assets Acquired Through Exchange Merger Acquisition with International Group Holdings, Ltd. (IYSG)

On December 1, 2003 through our exchange merger acquisition with International Group Holdings, Ltd., as amended, a commercial and private leisure marine vessel sales brokerage and charter business, International Yacht Sales Group, Ltd. of Great Britain (“IYSG”) and all of its divisions, as a wholly owned subsidiary of the Company. Divisions of IYSG include but are not limited to International Yacht Sales Brokerage and Charter (“IYSBC”), Emedia8 (“E8”), International Marine Services (“IMS”), International World Realty (“IWR”), International Boat Services (“IBS”), and International Commercial Shipping (“ICS”).

The Company commissioned Grant Thornton LLP. to provide analysis and a Report so that we could determine the fair valuation of the assets owned by International Yacht Sales Group, Ltd., now a wholly owned subsidiary of the Company.

The Report, issued on April 22, 2004 was preformed by Neil J. Beaton, CPA/ABV, CFA, ASA, Partner in Charge, Valuations Services, and David C. Dufendach, CPA/ABV, ASA National Director of Fair Value Reporting, Valuation Services, Grant Thornton, LLP.

Based on the Report the Analysis of Fair Value of Intangible Assets for FAS 141 Purchase Price Allocation has been determined to be $1,540,000 for IYSBC and E8, which are divisions of IYSG wholly owned by the Company.

At December 31, 2004, management elected to impair the book value of its long lived assets since estimates of future cash flows attributable to these assets could not be assured. Consequently, management recognized $1,344,617 impairment expense in the consolidated statement of operations.

Websites/Domain Names

The Company also acquired the Internet websites and domain names owned by IYSBC.

www.iysbc.com (1)

www.internationalcommercialshipping.com (1)

www.classicships.com (1)

www.internationalcharterboats.com

www.international4salebyowner.com

www.internationalpowerboats.com

www.internatioalyachtclub.com

www.internationaloutboard.com

www.internationalyachtsforsale.com

(1) These websites are integral to the Company’s IYSG and IYSBC business model and revenue generating capacity of the business. From these websites, customers can view, link in, and purchase Company inventory. The additional listed websites are under development.

Developed Technology – Software

The Company owns developed technology – Secure Yacht Sales Server (“SYSS”) Software developed by EMEDI8 a division of International Yacht Sales Group, Ltd.

LEGAL PROCEEDINGS

Texas Litigation

The Company was involved in a collection matter in Federal  Court in the Western District of the State of Texas, Midland-Odessa Division, Case # M0-04-CV-026, and referenced by information and updates filed in prior Form 10-KSB for the fiscal year ended December 31, 2003, and Quarters Q1, Q2 and Q3 of fiscal year 2004, and subsequent Form 8K Reports filed thereafter, as amended. Settlement negotiations continued. In February 2005 the Company received notice that on January 26, 2005, in the United States District Court For The Western District Of Texas Midland/Odessa Division, an order was filed adopting United States Magistrate Judge’s earlier Report and Recommendation and thereafter, summarily, the Court accepted the Magistrate Judge’s recommendations and granted the Plaintiffs Motion for Entry of Default Judgment filed May 25, 2004, and Plaintiff’s Motion for allowance of Attorneys’ fees filed October 8, 2004. Final Judgment was awarded; damages are in the amount of $159,997.47 for the balance and unpaid interest to be paid by the Company along with attorneys’ fees in the amount of $26,387.34. In February 2005, The Company was notified by Baseline that and Judgment notice had been brought about in process. The Company continued settlement proposals which concluded to final accepted proposal on March 30, 2005. The following states the accepted tentative proposal: A Cashiers check in the amount of $50,000.00 and 400,000 of restricted common stock of the Company on April 14, 2005. Monthly thereafter, certified cashiers check in the amount of $20,000.00 on the 14th of each month, until the balance has been paid in full. Full release of judgment will be provided by Baseline Capital upon receipt of the final payment. The Company intends to take appropriate actions to redress the wrongs it believes brought about by third parties (see more information at sub section titled “Recap of Prior Fiscal Year 2003 Form 10-KSB filing related to prior oil operations” in Section titled “The Business”).  The Company paid Baseline approximately $189,599.52 in June 2005 to settle this matter in full.

Arizona Litigation

The Company was originally involved in a matter with Citicorp Vendor Finance, Inc. Cause No. CV2002-020461 regarding a copier lease provided for a Company that we expected to acquire. The deal did not consummate, and the company to be acquired refused to allow Citicorp entrance to reclaim the copier, and thereafter moved. Litigation subsequently proceeded to a judgment. The Company settled the litigation by a Stipulation Regarding Judgment and began to make payments. On November 15, 2004 the Company negotiated a new tentative settlement and Stipulation Regarding Judgment whereas it made a bulk payment of $5,000 to be followed by 12 final monthly installments of $833.34 until paid in full. The Company is presently current in its payments with final monthly payment due December 19, 2005. The Company paid Citicorp $4,000 in June 2005 to settle this matter in full.

UK Litigation; International Yacht Sales Group, Ltd. (IYSG)–involving its subsidiary operations

International Yacht Sales Group, Ltd. is involved in a matter in United Kingdom with a creditor Mercator Media (“Mercator”) for non payment on advertising invoices due in approximate amount of USD$9,000 plus legal costs added of approximately USD$3,000-$4,000. IYSG management believed the bill was not owed by it but by unauthorized third parties using its name and letterhead in an inappropriate business manner during the course of a circumvention attempt. This motion was negated due instruction on IYSG letterhead. The Company in behalf of IYSG settled a statutory action made by Mercator Media by agreeing to pay the debt  owed for IYSG in monthly installments beginning with a lump sum of approximately USD$3,000 followed by monthly installments of USD$2,000 per month. The lump sum initial payment was made in December 04 and therewith Mercator agreed to a 56 adjournment of the Winding-Up Petition against IYSG. The Company has made three additional USD$2,000 monthly installment payments to date. Balance on the debt with attorneys fees is approximately USD$4,000 remaining as of March 7, 2005. The Company has negotiated and paid these and all requisite amounts due and owing to settle all matters through June 2005.

MANAGEMENT

The following table sets forth the name, age and position of each of the members of our board of directors, executive officers and promoters as of June 15, 2005:

Dennis R. Alexander

51

Chairman and CFO

Gregg Fryett

37

Chief Executive Officer and Director

John R. Taylor

60

President and Director

William E. Merritt

61

Director, Executive Vice President

and General Counsel

Charles Alliban

54

Treasurer and Director

Melvena Alexander

70

Secretary and Comptroller

George B. Faulder

62

Vice President and Director

Peter Fryett

63

Vice President, Asst. Sec., and Director

Dr. Mousa Hawamdah

57

Director

James M. Barker Jr

52

Vice President, International Accounting

Mike Norman

47

Director

J. Michael Hester

65

Member of Advisory Board

Term for Directors:  In accordance with Article 9.2 of the Company's Bylaws: The members of the Board of Directors shall hold office until the first annual meeting of Stockholders and until their successors shall have been elected and qualified. At the first annual meeting of Stockholders and at each annual meeting thereafter the Stockholders shall elect Directors to hold office until the next succeeding annual meeting, except in the case of classification of the Directors. Each Director shall hold office for the term for which he is elected until his successor shall have been elected and qualified.

Dennis R. Alexander has served as Chairman and CFO of the Company and Firecreek Petroleum, Inc. since July 1, 2004 having served as the President and Director of the Company from May 18, 1999 to June 30, 2004. In September 1998 he was a founder, and from January 19, 1999 through its acquisition with the Company served as President and Director of Energy Producers Group, Inc. From April 1997 through March 1998, served as CEO, Director, Consultant of Miner Communications, Inc., a media communications company. From April 26, 1997 through March, 1998 he was a director of Rockline, Inc., a private mining, resource company, and a founder of World Wide Bio Med, Inc., a private health-bio care, start up company. Since March 1996 to the present he has owned Global Media Network USA, Inc., which has included management consulting, advisory services. Mr. Alexander devotes approximately 60 to 80 hours per week minimum, and more as required, to the business of the Company.

Gregg Fryett has served as Chief Executive Officer and Director of the Company and Firecreek Petroleum, Inc. since July 1, 2004 having served as Chairman and CEO of the Company from January 27, 2004 through June 30, 2004. Prior to this period Mr. Fryett served as VP and Director of the Company from 17th December 2003 through January 26, 2004. He is the CEO of International Yacht Sales Group, Ltd. subsidiary operations. From April 3rd, 2003 through appointment to the Company, he served as President of International Group Holdings Inc, a Utah OTC corporation. Prior to this, he was Director of the marine sales operations based in the UK. Mr. Fryett devotes approximately 40-80 hours per week to the business of the Company.

John R. Taylor has been President and Director of the Company and Firecreek Petroleum, Inc. since July 1, 2004. He has over 26 years experience in the petroleum industry and been actively engaged in the search for commercial hydrocarbons since he was 13 years old, beginning his career in the oil industry working the family business: Mr. Taylor graduated St. Johns Military School; University of Nebraska, BGS Political Science and Prelaw. Mr. Taylor is also a Graduate of Halliburton Energy Institute. His Military service in the U. S. Army was during the period from 1965 to 1975 being honorably discharged in 1975 as a Captain (P). He served in Viet Nam, Germany and Korea in Aviation and Air Defense assignments. He is a Member of numerous oil and gas related clubs and associations, including the North Texas Oil & Gas Association, listed in Who’s Who in the South and Southwest and in Who’s Who in Finance and Industry. Mr. Taylor is a member of the Confederate Air Force and a former Regional Coordinator for the American Defense Institute. Mr. Taylor has been directly involved in evaluation of prospect operations, drilling production, project management, and seismic exploration, as well as acquisition and development. Mr. Taylor founded a group of companies with his associates known as the Firecreek Group of companies, or simply Firecreek, which has operated directly, or through subsidiaries or branches, in the U.S., Turkey and Romania, and have sought opportunities in Vietnam, Russia, Chechnya, Bosnia-Herzegovina, the Caribbean, Mexico and South America. Mr. Taylor was a principal advisor to the Serbian government in the early post-war battle damage assessment and reconstruction planning efforts of the Bosnia petroleum facilities and pipelines. In 1994, returned to post-war Vietnam and negotiated and obtained an initial Production Sharing Contract (“PSC”) covering essentially the entire onshore area south of Saigon, as well as the adjoining shallow coastal water area extending out 12 to 25 miles from the shoreline. He has gained experience from the Vietnam project in the use of satellite-based telecommunications which was utilized in Bosnia-Herzegovina implementing a program for British soldiers to be able to call home after the war. Mr. Taylor has extensive experience in project planning, execution and management and a reputation for handling difficult and complex international situations involving remote petroleum operations and host government relations. Mr. Taylor devotes approximately 40-80 hours per week, and more as required, to the business of the Company.

William E. Merritt has been Executive Vice President, General Counsel and Director of the Company, and Firecreek Petroleum, Inc. since July 1, 2004. A founder of Firecreek Petroleum (Romania), Inc. he has served as a Director and as Executive Vice President and General Counsel of that company since its formation in 1999. Mr. Merritt has also served in the same capacities for Firecreek Petroleum, Inc. since it was reorganized in March 2004 to concentrate on international oil and gas operations. He serves as a Director and as Executive Vice President and General Counsel of the Company resulting from the merger of those companies now known as Firecreek Petroleum, Inc. He has served in similar capacities in other Firecreek-related companies engaged in international telecommunications operations since 1996. Mr. Merritt holds a B.S.E.E. and an M.S.E.E. from Michigan State University and a Juris Doctor in law from Southern Methodist University.

Charles Alliban, serves as a Director and Treasurer of the Company and Firecreek Petroleum, Inc. since July 1, 2004. From January 27, 2004 until June 30, 2004 Mr. Alliban served as Chief Financial Officer and Director of the Company and prior to as a Director of the Company, and Director and CFO of our International Yacht Sales Group, Ltd. (“IYSG”) subsidiary operations from December 17, 2003 until

January 26, 2004. From April 3rd, 2003 until appointment with the Company, Mr. Alliban was the CFO and Director for International Group Holdings Inc., a Utah publicly traded corporation. He has been a practicing accountant in the UK for the past 22 years.

Melvena Alexander serves as Secretary and Comptroller of the Company and Firecreek Petroleum, Inc. since July 1, 2004. She served as Secretary since March 15, 2003 to June 30, 2004 having been Secretary and Comptroller of the Company since May 18, 1999. In September 1998 she was a founder, and from January 19, 1999 through the acquisition processes with the Company served as  Secretary of Energy Producers Group, Inc. She is founder and President of Melvena Alexander CPA since 1982, which prepares financial statements and tax reports. From October 1998 through April 16, 2004 she worked in the Department  of Patient Finance at Arizona State Hospital as an Accounting Technician 11. Mrs. Alexander graduated Arizona State University with a B.S. in Accounting, received CPA Certificate, State of Arizona # 5096E. She is a member of AICPA and the American Society of Women Accountants. Mrs. Alexander devotes a minimum of 40-60 hours per week, and more as required, to the business of the Company.

George B. Faulder IV has been Vice President and Director of the Company and Firecreek Petroleum, Inc. since July 1, 2004. He is a Graduate of Florida International University, Miami, Florida. He is a Commercial pilot with multi-engine rating. As managing partner of a Texas-based company, Mr. Faulder is responsible for dealing with major accounts such as Wal-Mart and 7-11. Under his guidance, the company has grown in 6 years from $750,000.00 in sales to almost $20,000,000.00 this past year. Has extensive management skills and training acquired while employed by Westinghouse, Media General, Post-Newsweek, Nationwide Insurance Company, U.S. Representative William Lehman and the Walt Disney Family. He has thirty years experience as a broadcast journalist, news consultant and television news director in major metropolitan areas across the country. Individually, or as the executive in charge, and has been awarded every major journalism award including numerous Scripps-Howard honors, the John F. Kennedy and many statewide Emmys in Florida and California. Has been employed at various stages of his career by all three major networks (ABC, CBS, and NBC) and covered major stories throughout the U.S. Mr. Faulder covered the Republican Convention that selected Richard Nixon to run for a second term and was Executive Assistant to U. S. Congressman William Lehman of Florida during the subsequent impeachment proceedings. Formerly a part-owner and managing partner of a news consulting and coaching firm which grew in 5 years from approximately $250,000.00 and 8 clients to 36 clients and more than $1,000,000.00 in revenue. Upon resignation, returned to journalism as Media General's Corporate Director of News and News Director of WFLA-TV in Tampa, Fl.

Peter Fryett, has served as Vice President, Asst. Sec., and Director of the Company, and Firecreek Petroleum, Inc., and Director of International Yacht Sales Group, Ltd. since July 1, 2004, having served as a Director of the Company, and Director of International Yacht Sales Group, Ltd. subsidiary operations from December 17, 2003 through June 30, 2004. He has been operating his marine contracting business in the South West of the UK for the last 19 years. He will be on the board in an advisory role and will make available time only as required.

Dr. Mousa Hawamdah has been a Director since July 1, 2004, and Chairs the Audit Committee. He has been a Libyan Political envoy, since July 1, 2004, and was an officer of the Company and Firecreek Petroleum, Inc. until December 29, 2004. Dr. Mousa is the President and significant shareholder GAMA Oil and Gas, Inc., a Libyan corporation that is domesticated in Ottawa, Canada. He was born in Libya and became a U.S. citizen in 1982. Dr. Mousa has a Bachelor’s Degree from San Jose State University in Geology. He has a Master’s and Doctorate Degree in Physics from Georgetown University.

Mr. Barker Jr. has been Vice President International Accounting for the Company and Firecreek Petroleum, Inc. since July 1, 2004. He is an honors graduate, B.B.A., and received his M.B.A. in Finance from Texas Christian University, Fort Worth, Texas. He is a Certified Public Accountant and a member of the American Institute of CPA’s, the Texas State Society of CPA’s and the Fort Worth Chapter of

CPA’s. He has published several papers relating to marketing and finance and has been a Finance instructor. He has expertise in cash management, capital and debt restructuring, portfolio management, financial projections and electronic data processing and financial reporting systems. He also has in-depth consulting experience in all phases of business operations, financial reporting, computer installations, auditing, financial management, and tax return preparation. Mr. Barker has extensive experience in the public, private and international sectors regarding analysis and resolution of complex financial and operational situations.

Michael Norman has been a Director of the Company and Firecreek Petroleum, Inc. since July 1, 2004. With regards to media communications, Mr. Norman’s experience and contributions includes but not limited to; business contributor to the Fox News Channel, a business contributor to the New York Post; Radio Show Host: Business America Radio; Radio Show Host: Bloomberg’s The Money Show, and a regular speaker on The Money Show. From 2002 to the present he has been Chief Investment Strategist, Great Eastern Securities, Inc. and engaged as Chief of investment strategy for a New York based broker dealer. From 1993 to the present Mr. Norman has been the Founder and Publisher of Economic Contrarian Update which provides independent economic research, financial market commentary and analysis, covering trends in equities, bonds, currencies, derivatives, emerging markets and commodities. Clients include major banks, investment banks, investment funds, hedge funds, commercial companies and individual investors. From September 2000 to June 2001 Mr. Norman was Editorial Manager, Standard & Poor's Corp, and Editorial Manager for the Structured Finance division of Standard & Poor's. He wrote articles on trends in asset backed securities (ABS). From 1992 -1993 Mr. Norman was a Floor trader/Member, Chicago Mercantile Exchange, and traded S&P futures as an independent (local) on the floor of the CME. From 1982-1990 Mr. Norman was the Founder, Trader, Floor Broker, Money Manager Flo Futures, Inc., New York Mercantile Exchange and Traded petroleum contracts and performed order execution on the floor of the NYMEX. He also operated as a Commodity Trading Advisor (CTA) and managed money. He was a Member of the Commodity Exchange, Inc. (COMEX), and traded gold, silver and copper futures and options. From 1980-1982 he was an Account Executive with Merrill Lynch Commodities Broker for Merrill Lynch commodities, specializing in financial futures. He dealt mainly with large Japanese corporations. Mr. Norman was educated at University of Pennsylvania 1975-1976 and UCLA 1977-1979 and holds a BA in Economics.

Advisory Board

J. Michael Hester has served as an Advisory Board member of the Company and Firecreek Petroleum, Inc. since July 1, 2005. He is a Graduate of University of Miami, Miami, Florida; Syracuse University Graduate School, Marketing & Management, Syracuse, New York. Mr. Hester is U.S. Army Reserves, Recipient of “American Spirit” Army Medal and Top Trainee out of 10,000 at Fort Knox, Kentucky. He is listed in “Who’s Who in Insurance” – 1986 thru 1989. His past experience includes:  Member of the Boards of Directors of Combined Insurance Company of America, Ryan Insurance Group, Combined Life Insurance Company of Australia, and Combined Life Insurance Company of New York; President & Chief Operating Officer of Diversified Financial Systems, Inc. which purchased the assets of failed banks and savings and loans from the FDIC and RTC; is currently President & Chief Executive Officer of J.M.H. Associates, Inc.; member of the Board of Directors of Trinity Capital Inc. and Vice Chairman National Board of Directors, Executive Committee, Chairman Council of Trustees of Prevent Child Abuse – America. Mr. Hester has thirty-five years experience in sales, marketing, finance, real estate, profit management, management development and motivation.

Family Relationships

Dennis R. Alexander, Chairman and CFO is the son of Melvena Alexander, Secretary and Comptroller. Gregg Fryett, Chief Executive Officer and Director is the son of Peter Fryett, Vice President, Asst. Sec., and Director.

Committees Of The Board Of Directors

The Board of Directors has an Audit Committee, a Compensation and Stock Option Committee, and a Nominating Committee. During fiscal 2004 the Company also formed the Executive Management Committee.

Having completed two merger exchange acquisitions in 2004 along with integration and development activity of our subsidiaries business operations, we encountered time and monetary constraints associated with the organizing processes necessary to install one or more qualified persons to serve as an independent member(s) of our Nominating and Compensation and Stock Option committees. We are in process of evaluating various persons potentially capable of becoming independent seat(s), and to provide for a more independent committee functionability and standards.

The Audit Committee is composed of one member: Dr. Mousa Hawamdah, its Chairman.

The responsibilities of the Audit Committee include: (1) the recommendation of the selection and retention of the Company's independent public accountants; (2) the review of the independence of such accountants; (3) to review and approve any material accounting policy changes affecting the Company's operating results; (4) the review of the Company's internal control system; (5) the review of the Company's annual financial report to stockholders; and (6) the review of applicable interested party transactions.

The Committee formed to act as a Nominating Committee is composed of three members of the Board of Directors: Messrs. Alexander, Chairman, Fryett, member and Alliban, member.

The function of the Nominating Committee is to seek out qualified persons to act as members of the Company's Board of Directors, and provide for compliance standards. The Nominating Committee seeks to identify director candidates based on input provided by a number of sources, including (a) the Nominating Committee members, (b) our other Directors, (c) our stockholders, and (d) third parties such as professional search firms. In evaluating potential candidates for director, the Nominating Committee considers the merits of each candidate's total credentials.

The Executive Committee is composed of three members of the Board of Directors: Messrs. Alexander, Chairman-member, Taylor, member, and Fryett, member.

The function of the executive committee is to exercise all power and authority of the Board of Directors, except as limited by the Company’s by-laws or applicable law.

The Committee formed to act as the Compensation and Stock Option Committee is composed of three members of the Board of Directors: Mssrs. Fryett, Chairman-member, Alexander, member, and Alliban, member.

The function of the Compensation and Stock Option Committee is to review and recommend along with the Board of Directors, compensation and benefits for the executives of the Company, consultants, and administers and interprets the Company Stock Option Plan and the Directors Stock Option Plan and are authorized to grant options pursuant to the terms of these plans.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on current management's review of the copies of such forms received by it from former management, the Company believes that, during the year ended December 31, 2004, its officers, directors, and greater than ten-percent beneficial owners complied with all applicable filing requirements.

Code of Ethics

On December 31, 2003 the Company adopted its Code of Ethics and Business Conduct that applies to all of the officers, directors and/or employees of the Company. The Code of Ethics is included and filed as Exhibit 14 to our Form-10KSB filed on April 27, 2004 incorporated herein for reference. The Code will be posted on our website  (www.egpifirecreek.com) currently under development/construction, when completed. We will disclose on our completed website any waivers of, or amendments to, our Code.

COMPENSATION OF THE BOARD OF DIRECTORS

As of February 4, 2000 each member of the  Board of Directors, subject to approval of the Chairman and CEO, may be paid $500.00 per formal meeting plus certain expenses for out of State Directors incurred in connection with attendance at Board and Committee meetings. There are no agreements provided to Directors or individual agreements with any Director other than that presented in this paragraph, and the understanding that at minimum a traveling Director will be considered by the Chairman and CEO more favorably for reimbursement of expenses for travel and may, at the election of the Chairman and CEO, be paid $500 for attendance at a formal meeting. This determination by the Chairman and CEO to provide for either reimbursement or compensation for a formal meeting is principally to be based on the finances of the Company available at the time.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation earned during the fiscal year ended December 31, 2004 by our executive officers and directors.

The following tables summarize annual and long-term compensation paid to the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers who were serving as of December 31, 2004 for all services rendered to the Company and its subsidiaries during each of the last three fiscal years. The Company presently does not retain any employees and payments are made for services as available. All other tables required to be reported have been omitted, as there has been no compensation awarded to,  earned by or paid to any of the executives of the Company that is required to be reported other than what is stated below.

All shares beneficially owned by the named executives below listed are bound by terms of a Voting Agreement (please see “Exhibit 99.3” to a Report on Form 8-K filed April 7, 2004 incorporated herein by reference).

Summary Compensation Table

Long Term Compensation

Awards

Restricted

Other Annual

Stock

Securities

All Other

Name and

Compensation

Awards ($)

Underlying

Compensation

Principal Position17)(18)

Year

($) (1)

2/3/4/5/

Options(#)

($)11/

Dennis R. Alexander (*)

2004

 n/a

400,0006/

2,000,000

1,00012/

  Chairman and CFO

   2003

n/a

 100,000

-0-

-0-

2002

n/a

-0-

-0-

-0-

Gregg Fryett (*)

2004

20,000

(**)

240,0007/

2,000,000

1,00013/

  CEO and Director

2003

n/a

-0-

-0-

-0-

2002

n/a

  -0-

-0-

-0-

John R. Taylor

2004

30,000

(***)

80,0008/

2,000,000

2,40014/

  President and Director

2003

n/a

-0-

-0-

-0-

2002

n/a

-0-

-0-

-0-

William E. Merritt

2004

n/a

 80,0009/

2,000,000

2,40015/

  Executive V.P.

2003

n/a

-0-

-0-

-0-

  and General Counsel

   2002

n/a

  -0-

-0-

-0-

George B. Faulder

2004

25,000

(***)

80,00010/

2,000,000

2,40016/

  V.P. and Director

 2003

n/a

-0-

-0-

-0-

2002

n/a

-0-

-0-

-0-

(1/)

As part of an agreement with Firecreek Petroleum, Inc. for the Exchange of Common Stock Dated July 29, 2004, all named executives listed in the table received provisions and rights for facilitation fees, on completion of certain events, and terms to be established, as listed therein Section 9. d. of the agreement filed July 16, 2004 on Form 8-K as exhibit 21.1 thereto and incorporated for reference.

(2/)

The amount in this column for 2003 represents the value of restricted stock grants made to the named executive on July 1, 2003 based on the closing market price on or near $0.05; $320,000 and $160,000 of the amount listed in this column for 2004 for D.R. Alexander and G. Fryett on April 1, 2004, represents the value of restricted stock grants made to them respectively based on the closing market prices on or near such date of $0.16; $80,000 of the amount listed in this column for 2004 represents the value of restricted stock grants made to D.R. Alexander, G. Fryett, J.R. Taylor, W.E. Merritt, and G.B. Faulder on August 2, 2004 based on the closing market prices on or near such dates of $0.08.

(3/)

D.R. Alexander was granted 2,000,000 shares on July 1, 2003.

(4/)

D.R. Alexander and G. Fryett were granted 2,000,000 and 1,000,000 shares of restricted stock respectively on April 1, 2004.

(5/)

D.R. Alexander, G. Fryett, J.R. Taylor, W.E. Merritt, and G.B. Faulder were each granted 1,000,000 shares of restricted stock on August 2, 2004.

(6/)

Mr. Alexander holds a total of 5,000,000 shares of restricted stock as of December 31, 2004. The market value of the 5,000,000 shares on December 31, 2004 was $150,000. No dividends are paid on the restricted stock held.

(7/)

Mr. Fryett holds a total of 4,000,000 shares of restricted stock as of December 31, 2004. The market value of the 4,000,000 shares on December 31, 2004 was $120,000. No dividends are paid on the restricted stock held.

(8/)

Mr. Taylor holds a total of 1,000,000 shares of restricted stock as of December 31, 2004. The market value of the 1,000,000 shares on December 31, 2004 was $30,000. No dividends are paid on the restricted stock held.

(9/)

Mr. Merritt holds a total of 1,000,000 shares of restricted stock as of December 31, 2004. The market value of the 1,000,000 shares on December 31, 2004 was $30,000. No dividends are paid on the restricted stock held.

(10/)

Mr. Faulder holds a total of 1,000,000 shares of restricted stock as of December 31, 2004. The market value of the 1,000,000 shares on December 31, 2004 was $30,000. No dividends are paid on the restricted stock held.

(11/)

The amounts in this column for 2004 represents the value of the series B preferred issued to each of the named executives at $0.001 per share or par value. As additional consideration on behalf of the agreement with Firecreek Petroleum, Inc., D.R. Alexander, G. Fryett, J.R. Taylor, W.E. Merritt, and G. B. Faulder received 1,000,000, 1,000,000, 2,400,000, 2,400,000, and 2,400,000 shares, respectively, on August 2, 2004. Each share of Series B preferred is convertible into 1 share of common restricted stock 1 year from the effective date of issuance on August 2, 2004. The shares were issued pursuant to a private placement and carry a rule 144 legend. The shares were issued pursuant to an exemption from registration as provided in Section 4(2) of the Securities Act of 1933. The shares are covered under the Voting Agreement discussed herein above for all named executives. For Rights and Preferences regarding the Registrant’s Series A preferred stock please refer to Articles of Amendment to the Registrant's Articles of Incorporation (filed as Exhibit 3.6 to Registrant’s Report on Form 10-QSB for the quarter ended June 30, 2004 and incorporated herein by reference).

(12/)

Mr. Alexander holds a total of 1,000,000 shares of series B preferred as of December 31, 2004. Although not convertible until August 2, 2005, the market value of the underlying common restricted stock on December 31, 2004 was $30,000. No dividends are paid on the series B preferred stock held.

(13/)

Mr. Fryett holds a total of 1,000,000 shares of series B preferred as of December 31, 2004. Although not convertible until August 2, 2005, the market value of the underlying common restricted stock on December 31, 2004 was $30,000. No dividends are paid on the series B preferred stock held.

(14/)

Mr. Taylor holds a total of 1,000,000 shares of series B preferred as of December 31, 2004. Although not convertible until August 2, 2005, the market value of the underlying common restricted stock on December 31,2004 was $30,000. No dividends are paid on the series B preferred stock held.

(15/)

Mr. Merritt holds a total of 1,000,000 shares of series B preferred as of

December 31, 2004. Although not convertible until August 2, 2005, the market value of the underlying common restricted stock on December 31, 2004 was $30,000. No dividends are paid on the series B preferred stock held.

(16/)

Mr. Faulder holds a total of 1,000,000 shares of series B preferred as of December 31, 2004. Although not convertible until August 2, 2005, the market value of the underlying common restricted stock on December 31, 2004 was $30,000. No dividends are paid on the series B preferred stock held.

(17/)

D.R. Alexander has been with the Company since 1999; G. Fryett, since

December 2003; J.R. Taylor, W.M. Merritt, and G.B. Faulder since July 2004.

(18/)

With respect to the terms of the voting agreement filed herewith as exhibit 9.1, Sections 10., and 11.(a), (b), and (c) therein and further in accordance with terms and provisions provided for in the Company’s agreement with Firecreek Petroleum, Inc., Section 9. g. and h. filed July 16, 2004 on Form 8-K as exhibit 21.1 thereto and incorporated herein for reference: It is anticipated that on performance related to commencement of its first oil and gas project the Board of Directors will recommend to the Stock Option and Compensation Committee to evaluate, authorize, and establish Key Person Salaries, and other benefits.

(*)

Please see "Certain Relationships and Related Transactions" for additional discussion on agreements with individual consulting firms.

(**)

Represents compensation received by the named executive from the Parent Company.

(***)

Represents compensation received by the named executives from Firecreek Petroleum, Inc. subsidiary operations.

Option Grants in Last Fiscal Year

Individual Grants

The following table provides information related to options granted to our named executive officers during the fiscal year ended December 31, 2004.

Number of

  % of Total

Exercise

Securities Underlying

Options Granted

or Base

Expiration

Name

Options Granted (#)a/b/

in Fiscal Year

Price ($/sh)

Date

Dennis R. Alexander

2,000,000

11.76%

$.70

2/9/09

Gregg Fryett

2,000,000

11.76%

$.70

2/9/09

John R. Taylor

2,000,000

11.76%

$.70

2/9/09

William E. Merritt

2,000,000

11.76%

$.70

2/9/09

George B. Faulder

2,000,000

11.76%

$.70

2/9/09

a/ The market price for the underlying restricted common stock on August 9, 2004, the date of grant, and December 31, 2004, for all grants listed in the table was $0.10, and $0.03 respectively.

b/ Including those executives listed in the above table, the total number of options granted in the Fiscal Year 2004 to all officers, consultants, directors, and advisors was 17,000,000.

(*) The following are excerpts from certain provisions contained in the option agreement with the persons listed above, and include but are not limited to the following:

(1) The date of all agreements set forth in the table above is August 9, 2004.

(2) The exercise price for all option agreements is $.70 per share.

(3) The expiration of each of the agreements is four (4) years from the date of Vesting.

(4) The Vesting Date is: For and after the expiration of on hundred eighty (180) days following the date of the agreement.

(5) The Expiration Date for all option agreements is 2/9/2009.

(6) The exercise price of the options is equal to or in excess of the fair market value of the stock on the date of grant.

(7) For all option grants  listed in the table above the following provision is provided: If at any time after  the date of this Agreement and  prior to the expiration of all Exercise  Period(s), the Company proposes to file a registration  statement to register any Common Stock (other than Common Stock issued with respect to any acquisition or any employee stock option, stock purchase or similar  plan) under the  Securities  Act of 1933, as amended (the "Securities Act") for sale to the public in an underwritten offering, it will at each such time give prior written notice to the Optionee of its intention to do so ("Notice of Intent") and, upon the  written  request of the Optionee made within 30 calendar days after the receipt of any such notice (which request must specify the number of Option  Shares  Optionee  requests  to be included in the registration, the Company will use its best efforts to effect the registration under the Securities  Act of the Option Shares  which the  Company has been so requested to register, provided, however, that if the managing underwriter shall certify in writing that inclusion of all or any of the Option Shares would, in such managing underwriter's opinion, materially interfere  with the proposed distribution and marketing of the Common Stock in respect of which registration was originally to be effected (such writing to state the basis of such opinion and the maximum number of shares which  may be  distributed without such interference), then the Company may, upon written notice to the Optionee, have the right to exclude from such registration such number of Option Shares which it would  otherwise be required to register hereunder as is necessary to reduce the total amount of Common Stock to be so registered to the maximum amount which can be so marketed.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

Number of

Shares

Securities

Value of

Acquired

Underlying

Unexercised

On

Value

Unexercised

In-the-money

Name

Exercise

Realized

Options

Options

Dennis R. Alexander

-

-

2,000,000

-

Gregg Fryett

-

-

2,000,000

-

John R. Taylor

-

-

2,000,000

-

William E. Merritt

-

-

2,000,000

-

George B. Faulder

-

-

2,000,000

-

Employee Pension, Profit Sharing or Other Retirement Plans

The Company does not have a defined benefit, pension plan, profit sharing, or other retirement plan.

Director Compensation

As of February 4, 2000 each member of the  Board of Directors, subject to approval of the Chairman and CEO, may be paid $500.00 per formal meeting plus certain expenses for out of State Directors incurred in connection with attendance at Board and Committee meetings. There are no agreements provided to Directors or individual agreements with any Director other than that presented in this paragraph, and the understanding that at minimum a traveling Director will be considered by the Chairman and CEO more favorably for reimbursement of expenses for travel and may, at the election of the Chairman and CEO, be paid $500 for attendance at a formal meeting. This determination by the Chairman and CEO to provide for either reimbursement or compensation for a formal meeting is principally to be based on the finances of the Company available at the time.

EMPLOYMENT AGREEMENTS

The Company currently does not have any employment agreements with its officers.

COMPENSATION PLANS

We do not have any annuity, retirement, pension or deferred compensation plan or other arrangements under which an executive officer is entitled to participate without similar participation by other employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following  table sets forth  certain  information  regarding the  beneficial ownership of the Company's Common Stock by each person or group that is known by the Company to be the beneficial owner of more than five percent of its outstanding Common Stock, each director of the Company, each person named in the Summary Compensation Table, and all directors and executive officers of the Company as a group as of  March 31, 2005. Unless otherwise indicated, the company believes that the persons named in the table below, based on  information furnished by such owners, have sole voting and investment power with respect to the Common Stock beneficially owned by them, where applicable.

Title of

Name and Address

Beneficial

Percent

Class

Beneficial Owner

Ownership

of Class

Common and

Gregg Fryett

11,695,000*

(1)

10.80%

Preferred

50 Reddenhill Road

Torquay

Devon TQ1 3RR

United Kingdom

Common and

Dennis R Alexander

9,512,500*

 (2)

8.78%

Preferred

6564 Smoke Tree Lane

Scottsdale, Arizona 85253

Common and

John R. Taylor

8,411,757*

(3)

7.77%

Preferred

6777 Camp Bowie Blvd. Suite 332

Fort Worth, TX 76116

Common and

Dr. Mousa Hawamdah

8,270,174*

(4)

 7.64%

Preferred

6777 Camp Bowie Blvd. Suite 332

Fort Worth, TX 76116

Common and

George B. Faulder IV

8,008,009*

 (5)

 7.39%

Preferred

6777 Camp Bowie Blvd. Suite 332

Fort Worth, TX 76116

Common and

William E. Merritt

7,762,887*

(6)

 7.17%

Preferred

6777 Camp Bowie Blvd. Suite 332

Fort Worth, TX 76116

Common

Peter Fryett

4,380,000*

(7)

 4.04%

153 Duchy Dr.

Paignton,

Devon TQ31EW

United Kingdom

Common

Charles Alliban

2,200,000*

(8)

 2.03%

The White House, Luscombe Rd.

Paignton,

Devon TQ33XW

United Kingdom

Common and

James M. Barker Jr

1,223,500*

 (9)

1.13%

Preferred

6777 Camp Bowie Blvd. Suite 332

Fort Worth, TX 76116

Common

Melvena Alexander

 715,000*

(10)

 1.58%

 6564 Smoke Tree Lane

Scottsdale, Arizona 85253

Common

Michael Norman

500,000

 0.46%

345 E 80 APT. 10B

New York, NY 10021

Common and

All Officers and Directors

Preferred

as a Group

62,678,827

57.87%

__________________

* Persons in the preceding table, and corresponding footnotes, are also part of and bound by a voting agreement, along with other shareholders (please see “Exhibit 99.3” to a Current Report on Form 8-K filed April 7, 2004, incorporated herein by reference).

(1) Includes 6,695,000 shares owned directly by Mr. Gregg Fryett and 2,000,000 shares owned by Mrs. Rachel Fryett his wife. Also included are i) 2,000,000 shares of common restricted stock under presently exercisable stock options, which may be purchased by Mr. Gregg Fryett after February 9, 2005, and ii) 1,000,000 shares of Series B Preferred Stock owned directly by Mr. Gregg Fryett automatically converting to common stock 1-year from the date of issuance.

(2) Includes 5,912,500 shares owned directly by Mr. Alexander, and 300,000 in the name of his wife, Deborah L. Alexander. There are 50,000 shares in the name of Ashton Alexander and 50,000 shares in the name of Sarah Alexander, his two minor children, and he has voting power over 50,000 in the name of Aaron Alexander, and 50,000 in the name of Julie Alexander-Schumacher, his wife's adult children. Also included are i) a total of 2,600,000 shares of common restricted stock under presently exercisable stock options, which may be purchased by Mr. Alexander after February 9, 2005 and ii) 1,000,000 shares of Series B Preferred Stock owned directly by Mr. Alexander automatically converting to common stock 1-year from the date of issuance.

(3) Includes 3,212,887 shares owned directly by Mr. Taylor. Also included are i) 798,870 shares of Series A Preferred Convertible Stock owned directly by Mr. Taylor, ii) 1,700,000 shares of Series B Preferred Stock directly owned by Mr. Taylor automatically converting to common stock 1-year from the date of issuance, iii) 2,000,000 shares of common restricted stock under presently exercisable stock options, which may be purchased by Mr. Taylor after February 9, 2005. Further included in the table are gifts made by Mr. Taylor to the following persons and amounts, of his Series B Preferred Stock: a.) 100,000 shares to Ben E. Taylor Irrevocable Living Trust, for family member b.) 100,000 shares to Ben R. Taylor Living Trust, for family member c.) 100,000 shares to Cheryl Cashion 1998 Family Trust, for family member d.) 100,000 shares to Joseph S. Behm, for family member e.) 100,000 shares to Ann M. Adams, for family member f.) 100,000 shares to John Russell Taylor, for family member g.) 100,000 shares to John Dustin Taylor, for family member. Mr. Taylor maintains voting power over all of the gifts.

(4) Includes 6,237,624 shares owned directly by Dr. Hawamdah. Also included are i) 32,550 shares of Series A Preferred Stock directly owned by Mr. Hawamdah, ii) 2,000,000 shares of common restricted stock under presently exercisable stock options, which may be purchased by Mr. Hawamdah after February 9, 2005.

(5) Includes 3,109,288 shares owned directly by Mr. Faulder. Also included are i) 499,121 shares of Series A Preferred Stock directly owned by Mr. Faulder, ii) 2,400,000 shares of Series B Preferred Stock directly owned by Mr. Faulder automatically converting to common stock 1-year from the date of issuance, iii) 2,000,000 shares of common restricted stock under presently exercisable stock options, which may be purchased by Mr. Faulder after February 9, 2005.

(6) Includes 3,212,887 shares owned directly by Mr. Merritt. Also included are i) 150,000 shares of Series A Preferred Stock owned directly by Mr. Merritt, ii) 2,400,000 shares of Series B Preferred Stock directly owned by Mr. Merritt automatically converting to common stock 1-year from the date of issuance, iii) 2,000,000 shares of common restricted stock under presently exercisable stock options, which may be purchased by Mr. Merritt after February 9, 2005.

(7) Includes 1,280,000 shares owned directly by Mr. Peter Fryett, and 1,100,000 in the name of his wife, Marion Fryett. Also included are 2,000,000 shares of common restricted stock under presently exercisable stock options, which may be purchased by Mr. Peter Fryett after February 9, 2005.

(8) Includes 200,000 shares owned directly by Mr. Alliban. Also included are 2,000,000 shares of common restricted stock under presently exercisable stock options, which may be purchased by Mr. Alliban after February 9, 2005.

(9) Includes 112,000 shares owned directly by Mr. Barker Jr. Also included are i) 111,500 shares of Series A Preferred Stock directly owned by Mr. Barker Jr. and ii) 1,000,000 shares of common restricted stock under presently exercisable stock options, which may be purchased by Mr. Barker Jr. after February 9, 2005.

(10) Includes 215,000 shares owned directly by Mrs. Alexander. Also included are 500,000 shares of common restricted stock under presently exercisable stock options, which may be purchased by Mrs. Alexander.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Executive Management

Please see “EXECUTIVE COMPENSATION” section of this document related to transactions in addition to those contained in this section including, rights and provisions, grants and bonus, additional consideration and other compensation for the following named executives: Dennis R. Alexander, Chairman and Director, Gregg Fryett, CEO and Director, John R. Taylor, President and Director, William E. Merritt, Executive Vice President and General Counsel, and George B. Faulder, Vice President and Director.

Contracts

The Company has month to month contracts with various entities (owned by related parties) to provide accounting, management, and other professional services. The entities, their owners and their amounts are as follows:

Paid

Accrued

Entity

Related Party

2004

2003

2004

2003

Global Media Network USA, Inc.

Dennis R. Alexander (1)

$      -0-

-0-

$120,000

$-0-

Able Marine, Ltd.

Gregg Fryett (2)

$20,000

-0-

$100,000

$-0-

Melvena Alexander, CPA

Melvena Alexander (3)

$31,879

-0-

$  24,121

$-0-

Charles Alliban, Accountant

Charles Alliban (4)

$51,943

-0-

$  18,000

 $-0-

_______________

(1)

Dennis R. Alexander, Chairman and CFO, is a shareholder and officer of the Company.

(2)

Gregg Fryett, Chief Executive Officer and Director, is a shareholder and officer of the Company.

(3)

Melvena Alexander, Secretary and Comptroller, is a shareholder and officer of the Company.

(4)

Charles Alliban, Treasurer and Director, is a shareholder and officer of the Company.

Unsecured, Demand Note Payable to John R. Taylor, President and Director, for loans made to Firecreek Petroleum, Inc. Total for the note is $316,483. The note is current at March 31, 2005. The note is due on demand.

Unsecured, Demand Note Payable to Big Boat Company, U.K., a company owned by Gregg Fryett, as part of the acquisition of IGH and IYSG. Total for the note is USD$240,118 based on the then conversion rate (British Pound Sterling to USD)at December 31, 2004. The note is current at March 31, 2005. The note is due on demand.

Promissory Notes Payable to Thomas J. Richards.  Total for all notes owed is $146,525, the principal balance. Status: Notes are all current at March 31, 2005. All are due on demand. Thomas J. Richards has been and advisor/consultant through April 2004, and is currently a shareholder of the Company.

Unsecured,  Demand Note Payable to Dennis R. Alexander, President, director and shareholder for cash funds loaned to the Company. Amount: $109,780 and $0.00 at December 31, 2003 and December 31, 2004, respectively.

Unsecured, Demand Note Payable to Melvena Alexander, CPA, Secretary and Comptroller for accrued services for the Fiscal Year ended 2002. Amount: $60,000. Note is reduced by non cash payment on February 9, 2005, and current at March 31, 2005.

Promissory Notes payable to Larry W. Trapp, formerly a director through April 26, 2004, and currently a shareholder of the Company. $14,200 Note was issued June 1, 2001 with interest at 12% per annum. Due May 1, 2003. A second note for $22,000 was issued August 16, 2002 with interest at 12% per annum. Due May 1, 2002. Unpaid principal balance is $29,500, and amount is current at March 31, 2005. The note is due on demand.

Effective on December 1, 2003 the Company. by the consent of a majority of its shareholders, acquired 100% of the stock of International Group Holdings, Inc., a publicly held Utah Corporation and its wholly owned subsidiary International Yacht Sales Group, Ltd. of Great Britain. The acquisition was pursuant to an Agreement for the exchange of shares on a one for one basis with the Company. The transaction provided for the issuance of 17,051,156 restricted shares of the Company’s common stock to be issued in exchange for all the shares of International Group Holdings, Ltd. or 17,051,156 restricted shares of its issued and outstanding common stock. The majority vote of the shareholders of International Group Holdings, Ltd. was obtained. For accounting purposes, the Company was the legal acquirer in the transaction.

Simultaneous with the effective date and pursuant to the terms of the merger and exchange acquisition Agreement, International Yacht Sales Group, Ltd. effectively became a subsidiary wholly owned by the Company as a segment of its operations engaged and doing business in the Marine brokerage and charter industry. International Yacht Sales Group, Ltd. is combined and consolidated with the Company in its financial statements herein from the effective date commencing on December 1, 2003.

On December 29, 2003 the board of directors of the Company as then 100% shareholder or legal owner of 17,051,156 restricted shares of its wholly owned subsidiary International Group Holdings, Inc., approved a plan of reorganization whereby then newly appointed management of International Group Holdings, Inc. merged with World Wide Connect, Inc. a private Nevada corporation. Pursuant to the terms of the reorganization Agreement plan steps, the Company retains upon the effective date of the merger Agreement, a ten (10%) percent or 1,894,573 shares of restricted common stock ownership interest in the former International Group Holdings, Inc. now known as World Wide Connect, Inc. The Company’s retained 10% interest is non dilute able for a period of one year.

In July 2004, the Company acquired all of the issued and outstanding shares of Firecreek Petroleum Inc., a Delaware State corporation, for 20 million shares of common stock, 2,566,831 shares of preferred A stock, and 9,500,000 shares of preferred B stock.

The Secretary and Comptroller of the Company’s parent operations provides corporate office space presently at no charge. Approximately 1,431 square feet of office space is utilized for its headquarters located at 6564 Smoke Tree Lane, Scottsdale, Arizona 85253, and its telephone number is (480) 948-6581. Duration of the arrangement is until the Company commences with oil and gas operations.

The Chairman of International Yacht Sales Group, Ltd. (IYSG) Mr. Gregg Fryett, provides office space located at 50 Reddenhill Road, Torquay Devon TQ1 3RR United Kingdom, for the IYSG management operations, and the Company International offices free of charge until the end of this financial year. Future rent is under negotiation. Its telephone number is (011)(+44)1803 209066.

The President of Firecreek Petroleum, Inc. Mr. John R. Taylor provides co-sharing of approximately 1963 square feet of office space through a non affiliated family company at no charge. Firecreek headquarters are located at 6777 Camp Bowie Blvd S-332, Ft. Worth, TX 76116, and its telephone number is (817) 732-5949. Duration of the arrangement is until the Company commences with oil and gas operations.

DESCRIPTION OF SECURITIES

On April 28, 2005 the Articles of Incorporation were restated to increase total authorized capital stock from 430,000,000 shares to 980,000,000 shares. The authorized par value $.001 common voting stock is increased from the previous 350,000,000 shares to 900,000,000 shares. Registrant's authorized capital stock includes 20,000,000 shares of par value $.001 non-voting common stock which remains unchanged, and the number of shares of $.001 par value preferred stock is also unchanged the total of which is 60,000,000 shares.

As of June 28, 2005, the authorized capital stock of the Company consists of (i) 900,000,000 shares of Common Stock, par value $.001 per share, of which approximately 117,109,403 shares are issued and outstanding, 133,333,000 shares are initially reserved for issuance in behalf of Tirion Group, Inc.; and (ii) 20,000,000 shares of non voting Common Stock, par value .001 per share, of which no shares are issued and outstanding, (iii) 60,000,000 shares of Preferred stock, par value $.001 per share, of which 2,566,831 Preferred A, 9,500,000 Preferred B, and 900,000 Preferred C are issued and outstanding. There are options granted totaling approximately 20,800,000, of which 17,000,000 are available for exercise at $.70 and 3,800,000 at $.95 per share, respectively.

All of the shares of our authorized capital stock, when issued for such consideration as our board of directors may determine, shall be fully paid and non-assessable. Our board of directors has the discretion and may, by adoption of a resolution, designate one or more series of preferred stock and has the power to determine the conversion and/or redemption rights, preferences and privileges of each such series of preferred stock provided that such conversion and/or redemption rights, preferences and privileges of any series of preferred stock does not subordinate or otherwise limit the conversion and/or redemption rights, preferences and/or privileges of any previously issued series of preferred stock.

TRANSFER AGENT

The transfer agent and registrar for our common stock is U.S. Stock Transfer Corporation, 1745 Gardena Avenue, Glendale, CA 91204-2991.

SHARES ELIGIBLE FOR RESALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act of 1933, may generally only be sold in compliance with Rule 144 under the Securities Act of 1933.

SALE OF RESTRICTED SHARES. Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act of 1933 and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. There are 61,054,214 shares of our common stock that are not restricted by Rule 144 because they are in the public float. Resales of the remainder of our issued and outstanding shares of common stock are restricted under Rule 144. There are 56,055,189 shares of our common stock that are restricted, including shares subject to outstanding warrants to purchase, or notes convertible into, common stock (excluding any conversions of notes to date). Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a shareholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

SELLING STOCKHOLDERS

We agreed to register for resale shares of common stock by the selling stockholders listed below. The selling stockholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated below, none of the selling stockholders has held any position or office with us, nor are any of the selling stockholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After the Offering” column assumes the sale of all shares offered.

As explained below under “Plan of Distribution,” we have agreed with the selling stockholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

Name	Number of Shares Beneficially Owned Prior to Offering(1)(2)	Number of Shares Offered	Number of Shares Beneficially Owned After the Offering

Tirion Group, Inc.	1,200,000	1,200,000	0
Sapphire Consultants	2,500,000	2,500,000	0
DLM Asset Management	6,700,000	6,700,000	0
Dutchess Advisors LLC	526,315,789	526,315,789	0
John Brigandi	250,000	250,000	0

____________

(1)

Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders.

(2)

The actual number of shares of Common Stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the callable secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, as amended. However the selling stockholders have contractually agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the callable secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3)

Includes 100,000,000 shares of common stock issuable under 7% callable secured convertible notes in the aggregate principal amount of $4,000,000 and stock purchase warrants to purchase 2,000,000 shares of our common stock.

FINANCING WITH TIRION GROUP

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on May 2005 for the sale of (i) $4,000,000 in callable secured convertible notes (the “Notes”); and (ii) warrants to buy 2,000,000 shares of our Common Stock (the “Warrant”).  Tirion was obligated to provide us with an aggregate of $4,000,000, of which $2,000,000 was disbursed on May 19, 2005 and the remaining $2,000,000 was disbursed on June 16, 2005.

Accordingly, we have received a total of $4,000,000 pursuant to the Securities Purchase Agreement. The funds from the sale of the callable secured convertible notes will be used for business development purposes, business acquisitions, and working capital needs. The callable secured convertible notes bear interest at seven percent (7%) per annum, mature within one year from the date of issuance, and are convertible into our Common Stock at Tirion’s option. The conversion price of the Notes is eighty percent (80%) of the lowest closing bid price of the Company’s common stock for the five (5) trading days immediately preceding a conversion date. The Notes may be converted at the option of the holder no sooner than 90 days from the date of issuance and mature.  Any amount of principal or interest on the Notes which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum until paid (“Default Amount”).  The holder of the Notes may require us to issue, in lieu of the Default Amount, the number of shares of our Common Stock equal to the Default Amount divided by the conversion price then in effect.

We also issued to Tirion a Warrant to purchase 2,000,000 shares of our Common Stock.  The warrants are exercisable until two years from the date of issuance. The conversion price of the callable secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances, such as, if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder’s position. Tirion contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property.

The warrants have an exercise price of eighty percent (80%) of the average of the Company’s lowest three (3) closing bid prices for the previous thirty (30) trading days from the date the warrants are exercised.  The warrants have both cash and cashless exercise provisions.  Tirion will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that Tirion exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The Market Price means: (i) the average of the last reported sale prices for our shares of our Common Stock for the five trading days immediately preceding such issuance as set forth on our principal trading market; (ii) if the OTCBB is not the principal trading market, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period or (iii) if the market value cannot be calculated then the fair market value as reasonably determined in good faith by our board of directors, or at the option of a majority-in-interest of the holders of the outstanding warrants, by an independent investment bank. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Current Report on Form 8-K relating to this prospectus or incorporated by reference therein.

DLM ASSET MANAGEMENT ISSUANCE

On June 14, 2005 the Board of Directors of the Registrant approved the signing of a Fee Protection Agreement with DLM Asset Management (“DLM”) in connection with utilizing DLM in the area of raising various forms of financing and business development. Pursuant to the Agreement, we are required to pay to DLM ten percent (10%) cash compensation and ten percent  (10%) warrant compensation on the first $4,000,000 that the Company receives. As of June 16, 2005 the Registrant has paid in the aggregate a total of $400,000, excluding expenses, to DLM on behalf of its plan of finance with Tirion, and includes term provisions whereon the we have agreed to include 5-Year Warrants exercisable into 6,700,000 shares of common stock at $.06 strike price per share as part of DLM’s compensation. We have agreed to grant certain registration rights in connection with their shares, which are included in this registration statement. The term of our agreement with DLM is for one year.

REDEMPTION OF AJW PARTNERS

On June 17, 2005 the we began preparation to commence with a full buy back of 4 million restricted common shares with registration rights issued on May 31, 2005 to AJW Partners as part of the rights provided to us pursuant to a transaction previously reported on June 2, 2005. We completed this transaction on June 22, 2005.

Regarding our previous plan of finance with AJW Partners, now fully repaid as previously reported: We have paid Sapphire Consulting and Confin International Investments (“Consultants”) a total of $125,000 cash to date for fees related to the Registrants previous plan of finance with AJW Partners, and further in behalf of an uncompleted tri party Consulting and Finders Agreement Dated April 27, 2005 between Sapphire Consulting and Confin International Investments (“Consultants”) and the Company. The Agreement, executed by Mr. Gregg Fryett, our CEO has been in constant negotiation with Consultants as to the final determination of terms therein regarding additional stock compensation interpretation presented by Sapphire Consulting and or Consultants, which is not suitable to the Board of Directors, and Management, and therewith not authorized by the Board in its present form. Therefore we pursuant to Directive of the Board on June 16, 2005 has independently authorized a maximum 2,500,000 5-Year Warrants with strike price of $0.043 per share, and further as the final compensation amount to be granted, which is subject to withdrawal or cancellation by the Board at any time for reasonable cause. At present, of the total 2,500,000 Warrants to be provided to Consultants, 40% of the total Warrants thereof or 1,000,000 will be listed and available to Sapphire Consulting and 60% of the total Warrants thereof or 1,500,000 will be listed and available to Confin International Investments.

Regarding our previous plan of financing with AJW Partners, we have  agreed to provide John Brigandi 250,000 5-Year Warrants with strike price of $0.043 per share as consulting bonus for his consulting work on the AJW transaction. John Brigandi received $19,000 cash compensation to date.

TRANSACTION WITH DUTCHESS ADVISORS, LLC

We have entered into an equity line credit agreement with Dutchess Advisors, LLC (“Dutchess”). Pursuant to this Agreement, Dutchess shall commit to purchase up to $25,000,000 of the Company’s Stock over the course of 36 months (“Line Period”), after a registration statement of has been declared effective (“Effective Date”). The amount that the Company shall be entitled to request from each of the purchase “Puts”, shall be equal to either 1) $100,000 or 2) 200% of the averaged daily volume (U.S market only) (“ADV”) multiplied by the average of the 3 daily closing prices immediately preceding the Put Date.  The ADV shall be computed using the ten (10) trading days prior to the Put Date. The 5 consecutive trading days immediately after the Put Date. The lowest closing bid price of the Common Stock during the Pricing Period. The Purchase Price shall be set at 95% of the Market Price. The date that the Investor receives Put Notice of draw down by Company of a portion of the Line. There are put restrictions applied on days between the Put Date and the Closing Date with respect to that Put.  During this time, the Company shall not be entitled to deliver another Put Notice.

The Company shall automatically withdraw that portion of the put notice amount, if the Market Price with respect to that Put does not meet the Minimum Acceptable Price.  The Minimum Acceptable Price is defined as 75% of the closing bid price of the common stock for the ten (10) trading days prior to the Put Date.

In connection with the equity line, the Company has agreed to pay U.S. Euro Securities, as placement agent, two percent (2%) of the gross proceeds from each Put with a maximum ten thousand dollars ($10,000). The Company agrees to bear all the reasonable expenses, if any, of U.S. Euro Securities in performing its services under this agreement including but not limited to the fees and expenses of counsel, which shall be submitted to the Company as estimate first for its approval, and such approval shall not unreasonably be withheld.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

short sales after this registration statement becomes effective;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing of options on the shares;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.  The selling stockholders will have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

With respect to the issuance of the 1,000,000 shares of our Class A Common Stock, we are registering these shares using a “shelf” registration process; provided, however, that we agreed such shares will not be sold by us until six months from the effective date of this registration statement or upon the majority consent of the holders of the callable secured convertible notes, whichever is earlier.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

Each of the selling stockholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, New York, New York.

EXPERTS

The financial statements of EGPI Firecreek, Inc. as of and for the period from December 31, 2003 to December 31, 2004, appearing in this prospectus have been audited by Donahue Associates, LLC, our Independent Registered Public Accounting Firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

EGPI FIRECREEK, INC

f/k/a Energy Producers, Inc

Consolidated Financial Statements - Unaudited

Consolidated Balance Sheets as of March 31, 2005 and December 31, 2004

 F-1

Consolidated Statement of Operations for the quarter ended March 31, 2005 and  March 31, 2004

F-2

Consolidated Statement of Cash Flows for the quarter ended March 31, 2005 and  March 31, 2004

 F-3

Consolidated Statement of Changes in Shareholders' Equity for the quarter ended March 31, 2005 and March 31, 2004

F-4

Notes to the Unaudited Consolidated Financial Statements

. F-5

Consolidated Financial Statements – Audited

Independent Auditor’s Report as of December 31, 2004 and December 31, 2003

F-10

Consolidated Balance Sheets for the year ended December 31, 2004 and December 31, 2003

F-11

Consolidated Statement of Operations for the year ended December 31, 2004 and

December 31, 2003

F-12

Consolidated Statement of Cash Flows  for the year ended December 31, 2004 and

December 31, 2003

F-13

Consolidated Statement of Changes in Shareholders Equity for the year ended December 31, 2004 and December 31, 2003

  F-14

Notes to the Consolidated Financial Statements

  F-16

EGPI Firecreek, Inc.

(formerly Energy Producers, Inc.)

Consolidated Balance Sheets

As of March 31, 2005 and December 31, 2004

(unaudited)

	Unaudited	Audited
ASSETS	31-Mar-05	31-Dec-04

Current assets:
Cash & interest bearing deposits	$6,807	$5,538
Total current assets	6,807	5,538

Total assets	$6,807	$5,538

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable & accrued expenses	$867,079	$758,780
Notes payable- shareholders	561,831	573,572
Accrued interest payable	88,108	80,418
Notes payable	3,000	3,000
Capital lease payable- current portion	4,955	4,745
Total current liabilities	1,524,973	1,420,515

Advances payable to shareholders	634,710	564,803
Capital lease payable- non current portion	3,211	4,531
Convertible debentures payable-net	106,650	214,441
Total liabilities	2,269,544	2,204,290

Net liability of discontinued operation	0	29,096

Shareholders' equity:
Series A preferred stock, 20 million authorized, par value $0.001,one share
convertible to one common share, no stated dividend, 2,566,831 issued	$2,567	$2,567
Series B preferred stock, 20 million authorized, par value $0.001,one share
convertible to one common share, no stated dividend, 9,500,000 issued	9,500	9,500
Common stock- $.001 par value, authorized 200,000,000 shares, issued and outstanding, 96,258,968 at March 31, 2005 and
75,247,968 shares at December 31, 2004	96,249	75,248
Additional paid in capital	6,696,056	6,388,767
Accumulated deficit	(9,083,661)	(8,726,593)
Accumulated other comprehensive loss	16,552	22,663
Total shareholders' equity (deficit)	(2,274,804)	(2,239,915)

Total Liabilities & Shareholders' Equity	$6,807	$5,538

See the notes to the financial statements.

EGPI Firecreek, Inc.

(formerly Energy Producers, Inc.)

Consolidated Statements of Operations

For the Quarters Ended March 31, 2005 and March 31, 2004

(unaudited)

	31-Mar-05	31-Mar-04
Revenues:
Gross revenues	$0	$208
Less cost of revenues	0	(47,666)
Net revenues	0	(47,458)

General and administrative expenses:
General administration	339,907	471,503
Total general & administrative expenses	339,907	471,503

Net loss from operations	(339,907)	(518,961)

Other revenues and expenses:
Interest expense	(17,161)	(15,576)

Net loss before provision for income taxes	(357,068)	(534,537)

Provision for income taxes	0	0

Net loss	($357,068)	($534,537)

Basic & fully diluted net loss per common share
Loss from continuing operations	($0.00)	($0.01)

Weighted average of common shares outstanding:
Basic & fully diluted	86,857,114	36,459,568

See the notes to the financial statements.

EGPI Firecreek, Inc.

(formerly Energy Producers, Inc.)

Unaudited Consolidated Statements of Cash Flows

For the Quarters Ended March 31, 2005 and March 31, 2004

(Unaudited)

	31-Mar-05	31-Mar-04
Operating Activities:
Net loss from continuing operations	($357,068)	($534,537)
Adjustments to reconcile net income items
not requiring the use of cash:
Depreciation expense	0	78,677
Amortization of beneficial conversion feature	0	0
Consulting expense	161,280	0
Changes in other operating assets and liabilities :
Accounts receivable	0	19,031
Accounts payable and accrued expenses	190,477	403,578
Interest payable	7,690	13,190
Deferred revenues	0	37,915
Net cash used by operations	2,379	17,854

Financing Activities:
Issuance of common stock	0	0
Payment of bank loan	0	(1,500)
Payment of capital lease	(1,110)	0
Proceeds from shareholder advances	0	166,159
Net cash provided by financing activities	(1,110)	164,659

Net increase in cash during the year	1,269	182,513

Cash balance at beginning of the fiscal year	5,538	45,155

Cash balance at end of the fiscal year	$6,807	$227,668

Supplemental disclosures of cash flow information:
Interest paid during the period	$1,574	$0
Income taxes paid during the period	$0	$0

See the notes to the financial statements.

EGPI Firecreek, Inc.

(formerly Energy Producers, Inc.)

Unaudited Consolidated Statement of Changes in Shareholders’ Equity

For the Quarters Ended March 31, 2005 and March 31, 2004

(unaudited)

					Accumulated
					Other
	Common	Common	Paid in	Accumulated	Comprehensive
	Shares	Par Value	Capital	Deficit	Loss	Total

Balance at 1/1/04	36,088,968	$36,089	$2,983,534	($2,700,992)	($1,310)	$317,321

Stock issued to consultants	1,352,700	1,353	237,236			238,589

Foreign currency
translation adjustment					(13,117)	(13,117)

Net loss for the period				(534,537)		(534,537)

Balance at 3/31/04	37,441,668	$37,442	$3,220,770	($3,235,529)	($14,427)	$8,256

					Other
	Common	Common	Paid in	Accumulated	Comprehensive
	Shares	Par Value	Capital	Deficit	Loss	Total

Balance at January 1, 2005	75,247,968	$75,248	$6,388,767	($8,726,593)	$22,663	($2,239,915)

Issued shares for services	6,300,000	6,300	154,980			161,280

Conversions	14,711,000	14,711	152,309			167,010

Foreign currency
translation adjustment					(6,111)	(6,111)

Net loss for the period				(357,068)		(357,068)

Balance at March 31, 2005	96,258,968	$96,249	$6,696,056	($9,083,661)	$16,552	($2,274,804)

EGPI Firecreek, Inc.

(formerly Energy Producers, Inc.)

Notes to the Consolidated Financial Statements

For the Quarters Ended March 31, 2005 and March 31, 2004

(unaudited)

1.

Organization of the Company and Significant Accounting Principles

The Company was incorporated in the State of Nevada October 1995 as Sterling Market Positions, Inc. Effective June 24, 1999 the Company changed its name to Energy Producers, Inc.

In August 1999 the Company acquired by Energy Producers Group Inc. and its wholly owned subsidiary, Producers Supply, Inc.(PSI), an oil and gas service company located in Stephens, Arizona.  PSI was discontinued by management in fiscal year 2003.

Since August 1999, the Company has focused its activities on oil and gas exploration and development and production and acquisition of existing production facilities with proven reserves.  In November 2003, the Company sold its interest in its oil wells it had acquired since August 1999.

In November 2003, the Company acquired all of the issued and outstanding shares of International Group Holdings Inc. (IGHI) by issuing 17,015,156 shares of common stock.  IGHI became a wholly owned subsidiary of the Company.  IGHI is the owner of International Yacht Sales Group Ltd. (IYSG), a UK based on-line broker of luxury yachts, and other entities.  IYSG began its operations in April 2003.  In January 2004, the Company sold IGHI and its subsidiaries to another company.  However, the Company retained 100% of IYSG and received 10% of the issued and outstanding shares of the purchasing company in the transaction.

In July 2004, the Company acquired all of the issued and outstanding shares of Firecreek Petroleum Inc., a Delaware State corporation, for 20 million shares of common stock, 2,566,831 shares of preferred A stock, and 9,500,000 shares of preferred B stock.

Consolidation- the accompanying consolidated financial statements include the accounts of the company and its wholly owned subsidiaries.  All significant inter-company balances have been eliminated.

Use of Estimates- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the consolidated financial statements and for the period they include.  Actual results may differ from these estimates.

Revenue Recognition- Brokerage revenues from on-line retail yacht sales are recognized upon the completion of the transaction.

For oil and gas revenues, the Company uses successful efforts costing.  Under successful efforts costing, certain identifiable costs associated with the acquisition of properties and extraction are capitalized and amortized upon depletion of the productive assets acquired.

Cash and interest bearing deposits- For the purpose of calculating changes in cash flows, cash includes all cash balances and highly liquid short-term investments with an original maturity of three months or less.

Accounts receivable- The Company provides, through charges to income, a charge for bad debt expense, which is based upon management's evaluation of numerous factors.  These factors include economic conditions, a predictive analysis of the outcome of the current portfolio and prior credit loss experience, and the degree to which the receivable is secured by liens on assets.

Property & Equipment- Office and computer equipment are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful life of the asset. The following is a summary of the estimated useful lives used in computing depreciation expense:

Office equipment

3 years

Computer hardware

3 years

Software

3 years

Expenditures for major repairs and renewals that extend the useful life of the asset are capitalized.  Minor repair expenditures are charged to expense as incurred.

Long Lived Assets- The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Income taxes- The Company accounts for income taxes in accordance with the Statement of Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes".  SFAS No. 109 requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

Comprehensive Income - Effective July 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income.  SFAS No. 130 requires that, as part of a full set of financial statements, entities must present comprehensive income, which is the sum of net income and other comprehensive income.  Other comprehensive income represents total non-stockholder changes in equity.  The Company has included its presentation of comprehensive income in the accompanying consolidated statements of stockholders’ equity.

Foreign Currency Translation - Balance sheet accounts of the Company’s foreign operations are translated at the exchange rate in effect at year-end and income statement accounts are translated at the average exchange rate prevailing during the year.  Gains and losses arising from the translation of foreign subsidiary financial statements are included in other comprehensive income.

Discontinued Operations- The business operations of the PSI were discontinued through a formal plan of disposal by management in December 2003. The business activity of the subsidiary is summarized in the balance sheet as net liability from discontinued operations and in the statement of operations as loss from discontinued operations.

2. Net Loss per Share

The Company applies SFAS No. 128, Earnings per Share. In accordance with SFAS No. 128, basic net loss per share has been computed based on the weighted average of common shares outstanding during the year. Diluted net loss per share gives the effect of outstanding common stock warrants convertible into common stock. The treasury stock method is used to calculate the dilutive effect of the warrants, convertible debentures and convertible preferred stock outstanding.

Warrants to purchase 4,200,000 shares of common stock were outstanding at March 31, 2005.

The common stock equivalents of the warrants outstanding and the convertible debt and convertible preferred stock are not included in the computation of loss per share because their effect would be antidilutive.

Net loss per common share has been computed as follows:

	31-Mar-05	31-Mar-04

Net loss from continuing operations	($357,068)	($534,537)

Net loss from discontinued operations	$0	$0

Total shares outstanding	96,248,968	37,441,668

Weighted average	86,857,114	36,459,568

Loss from continuing operations	($0.00)	($0.01)
Loss from discontinued operations	0.00	0.00
Loss per share	($0.00)	($0.01)

Options outstanding at March 31, 2005 are as follows:

		Wgtd Avg	Wgtd Years
	Amount	Exercise Price	to Maturity

Outstanding at January 1, 2005	4,200,000

Issued	0
Expired	0

Outstanding at March 31, 2005	4,200,000	$0.96	2.39

3. Common Stock Transactions

During the quarter ended March 31, 2005, the Company issued 6,300,000 shares of common stock to pay $161,280 in fees for services rendered.

During the quarter ended March 31, 2005, debenture holders converted $167,010 of debt to 14,711,000 shares of common stock.

4. Commitments and Contingencies

The Company is not committed to any non-cancelable leases for office space.

The Company is the lessee of certain office equipment accounted for as a capital lease. The assets and liabilities of the capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset purchased.  Interest on the capital lease has been imputed at 17.50%.  The capital leases are amortized over the term of the lease or the estimated useful life of the asset, whichever is less.

The minimum future lease payments on the capital lease at March 31, 2005 are as follows:

2005	$6,500
2006	2,892

Total minimum lease payments	$9,392

Less amounts representing interest	(1,226)

Present value of net minimum lease payments	$8,166

5. Debt

The following is a listing of notes payable at March 31, 2005 and December 31, 2004:	31-Mar-05	31-Dec-04

Unsecured note issued to an unaffiliated individual in March 2002
at 10% due in March 2003. The note is currently in default	$3,000	$3,000

Total note payable	$3,000	$3,000

The following is a listing of notes payable and advances from shareholders at March 31, 2005 and December 31, 2004

Unsecured notes due to a shareholder due on demand interest rates
ranging from 12% to 18%	$145,025	$145,025

Unsecured notes due to a shareholder due on demand interest at 12%	29,500	29,500

Unsecured note due to a shareholder due on demand interest at 12%	4,000	4,000

Unsecured note due to a shareholder due on demand interest at 18%	10,000	10,000

Judgment due on demand at interest of 8.25% due to a former
shareholder of the Company	373,306	373,306

Unsecured advances to shareholders and officers of the
Company with interest imputed at 10%	0	11,741

Total advances and note payable to shareholders	$561,831	$573,572

6. Income Tax Provision

Provision for income taxes is comprised of the following:	31-Mar-05	31-Mar-04

Net loss before provision for income taxes	($357,068)	($534,537)

Current tax expense:
Federal	$0	$0
State	0	0
Total	$0	$0

Less deferred tax benefit:
Timing differences	(3,398,413)	(960,329)
Allowance for recoverability	3,398,413	960,329
Provision for income taxes	$0	$0

A reconciliation of provision for income taxes at the statutory rate to provision for income taxes at the Company's effective tax rate is as follows:

Statutory U.S. federal rate	34%	34%
Statutory state and local income tax	10%	10%
Less allowance for tax recoverability	-44%	-44%
Effective rate	0%	0%

Deferred income taxes are comprised of the following:

Timing differences	$3,398,413	$743,307
Allowance for recoverability	(3,398,413)	(743,307)
Deferred tax benefit	$0	$0

Note: The deferred tax benefits arising from the timing differences begin to expire in fiscal year 2010 and may not be recoverable upon the purchase of the Company under current.
IRS statutes

Independent Auditor’s Report

The Shareholders

EGPI Firecreek, Inc.

We have audited the accompanying consolidated balance sheets of EGPI Firecreek, Inc. as of December 31, 2004 and December 31, 2003 and the related consolidated statements of operations and consolidated statements of changes in shareholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted by the Public Company Accounting Oversight Board in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of EGPI Firecreek, Inc. as of December 31, 2004 and December 31, 2003 and the related consolidated statements of operations and consolidated statements of changes in shareholders’ equity and cash flows for the years then ended in conformity with generally accepted accounting principles generally accepted in the United States of America.

As more fully discussed in Note 2 to the consolidated financial statements, there are significant matters concerning the Company that raise substantial doubt as to the ability of the Company to continue as a going concern.  Management’s plans with regard to these matters are also described in Note 2 to the consolidated financial statements.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classifications of recorded liabilities that might be necessary in the event that the Company cannot continue in existence.

/s/ DONAHUE ASSOCIATES, L.L.C.

Donahue Associates, L.L.C.

Monmouth Beach, New Jersey

April 7, 2005

EGPI Firecreek, Inc.

(formerly Energy Producers, Inc.)

Consolidated Balance Sheets

As of December 31, 2004 and December 31, 2003

ASSETS	31-Dec-04	31-Dec-03

Current assets:
Cash & interest bearing deposits	$5,538	$45,155
Accounts receivable	0	21,933
Total current assets	5,538	67,088

Other assets:
Property & equipment- net	0	1,523,812
Receivables from shareholders	0	167,890
Total assets	$5,538	$1,758,790

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable & accrued expenses	$758,780	$462,334
Notes payable- shareholders	573,572	638,679
Accrued interest payable	80,418	166,513
Deferred revenues	0	123,649
Loans payable to banks	0	4,936
Notes payable	3,000	3,000
Capital lease payable- current portion	4,745	3,989
Total current liabilities	1,420,515	1,403,100
Advances payable to shareholders	564,803	0
Capital lease payable- non current portion	4,531	9,273
Convertible debentures payable-net	214,441	0
Total liabilities	2,204,290	1,412,373

Net liability of discontinued operation	29,096	29,096

Shareholders' equity:
Series A preferred stock, 20 million authorized, par value $0.001,one share
convertible to one common share, no stated dividend, 2,566,831 issued	$2,567	$0
Series B preferred stock, 20 million authorized, par value $0.001,one share
convertible to one common share, no stated dividend, 9,500,000 issued	9,500	0
Common stock- $.001 par value, authorized 200,000,000 shares, issued and outstanding, 75,247,968 at December 31, 2004 and
36,088,968 shares at December 31, 2003	75,248	36,089
Additional paid in capital	6,388,767	2,983,534
Accumulated deficit	(8,726,593)	(2,700,992)
Accumulated other comprehensive loss	22,663	(1,310)
Total shareholders' equity (deficit)	(2,239,915)	317,321

Total Liabilities & Shareholders' Equity	$5,538	$1,758,790

See the notes to the financial statements.

EGPI Firecreek, Inc.

(formerly Energy Producers, Inc.)

Consolidated Statements of Operations

For the Years Ended December 31, 2004 and December 31, 2003

	31-Dec-04	31-Dec-03
Revenues:
Gross revenues	$21,168	$82,866
Less cost of revenues	(14,683)	(33,870)
Net revenues	6,485	48,996

General and administrative expenses:
General administration	5,779,457	1,294,334
Total general & administrative expenses	5,779,457	1,294,334

Net loss from operations	(5,772,972)	(1,245,338)

Other revenues and expenses:
Other income	(58,239)	0
Interest expense	(351,390)	(64,366)
Net loss before provision for income taxes	(6,182,601)	(1,309,704)

Provision for income taxes	0	0

Net loss before extraordinary item	(6,182,601)	(1,309,704)

Extraordinary item- forgiveness of debt (net of tax)	157,000	0

Net loss from continuing operations	($6,025,601)	($1,309,704)

Discontinued operations (net of tax)	$0	(107,966)

Net loss	($6,025,601)	($1,417,670)

Basic & fully diluted net loss per common share
Loss from continuing operations	($0.11)	($0.08)
Loss from discontinued operations	0.00	(0.01)
Loss from extraordinary item	0.00	0.00
Loss per share	($0.11)	($0.09)

Weighted average of common shares outstanding:
Basic & fully diluted	53,088,218	15,915,354

See the notes to the financial statements.

EGPI Firecreek, Inc.

(formerly Energy Producers, Inc.)

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2004 and December 31, 2003

	31-Dec-04	31-Dec-03
Operating Activities:
Net loss from continuing operations	($6,025,601)	($1,309,704)
Adjustments to reconcile net income items
not requiring the use of cash:
Depreciation expense	58,737	39,317
Amortization of beneficial conversion feature	269,174	0
Bad debt	141,443	0
Consulting expense	1,139,659	587,450
Impairment expense	2,944,617	145,507
Extraordinary item- forgiveness of debt (net of tax)	(157,000)	0
Changes in other operating assets and liabilities :
Accounts receivable	21,933	11,610
Accounts payable and accrued expenses	251,562	(217,274)
Deferred revenues	(123,649)	(104,678)
Net cash used by operations	(1,479,125)	(847,772)

Investing Activities:
Cash acquired in purchase of subsidiary	0	145,061
Net cash provided by investing activities	0	145,061

Financing Activities:
Issuance of common stock	50,180	8,000
Payment of bank loan	(4,936)	0
Issuance of convertible debentures	650,000	0
Payment of capital lease	(3,986)	(22,290)
Proceeds from shareholder advances	748,250	743,013
Net cash provided by financing activities	1,439,508	728,723

Net increase in cash during the year	(39,617)	26,012

Cash balance at beginning of the fiscal year	45,155	19,143

Cash balance at end of the fiscal year	$5,538	$45,155

Supplemental disclosures of cash flow information:
Interest paid during the period	$1,574	$0
Income taxes paid during the period	$0	$0

See the notes to the financial statements.

EGPI Firecreek, Inc.

(formerly Energy Producers, Inc.)

Consolidated Statement of Changes in Shareholders’ Equity

For the Years Ended December 31, 2004 and December 31, 2003

					Other
	Common	Common	Paid in	Accumulated	Comprehensive
	Shares	Par Value	Capital	Deficit	Loss	Total

Balance at January 1, 2003	12,017,812	$12,018	$707,039	($1,283,322)	$0	($564,265)

Issued stock for services	6,820,000	6,820	580,630			587,450

Issued common stock	200,000	200	7,800			8,000

Issued stock to purchase IGHI	17,051,156	17,051	1,688,065			1,705,116

Foreign currency
translation adjustment					(1,310)	(1,310)

Net loss for the fiscal year				(1,417,670)		(1,417,670)

Balance at December 31, 2003	36,088,968	36,089	2,983,534	(2,700,992)	(1,310)	317,321

Stock issued to consultants	14,125,000	14,125	1,125,534			1,139,659

Conversion of convertible debt	5,034,000	5,034	176,916			181,950

Beneficial conversion feature			522,783			522,783

Issuance of tock to purchase
Firecreek	20,000,000	20,000	1,580,000			1,600,000

Foreign currency
translation adjustment					23,973	23,973

Net loss for the fiscal year				(6,025,601)		(6,025,601)

Balance at December 31, 2004	75,247,968	$75,248	$6,388,767	($8,726,593)	$22,663	($2,239,915)

See the notes to the financial statements.

EGPI Firecreek, Inc.

(formerly Energy Producers, Inc.)

Consolidated Statement of Changes in Shareholders’ Equity

For the Years Ended December 31, 2004 and December 31, 2003

(continued)

	Comprehensive		Preferred	Par
	Loss		Issued	Value

Comprehensive loss January 1, 2003	($503,325)
		Issuance of preferred A to	2,566,831	$2,567
Foreign currency		purchase Firecreek
translation adjustment	(1,310)
		Issuance of preferred B to
Net loss for the fiscal year	(1,417,670)	purchase Firecreek	9,500,000	9,500

Comprehensive loss at December 31, 2003	(1,418,980)	Total preferred issued	12,066,831	$12,067

Foreign currency
translation adjustment	23,973

Net loss for the fiscal year	(6,025,601)

Comprehensive loss at December 31, 2004	($7,420,608)

See the notes to the financial statements.

EGPI Firecreek, Inc.

(formerly Energy Producers, Inc.)

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2004 and December 31, 2003

2.

Organization of the Company and Significant Accounting Principles

The Company was incorporated in the State of Nevada October 1995 as Sterling Market Positions, Inc. Effective June 24, 1999 the Company changed its name to Energy Producers, Inc.

In August 1999 the Company acquired by Energy Producers Group Inc. and its wholly owned subsidiary, Producers Supply, Inc.(PSI), an oil and gas service company located in Stephens, Arizona.  PSI was discontinued by management in fiscal year 2003.

Since August 1999, the Company has focused its activities on oil and gas exploration and development and production and acquisition of existing production facilities with proven reserves.  In November 2003, the Company sold its interest in its oil wells it had acquired since August 1999.

In November 2003, the Company acquired all of the issued and outstanding shares of International Group Holdings Inc. (IGHI) by issuing 17,015,156 shares of common stock.  IGHI became a wholly owned subsidiary of the Company.  IGHI is the owner of International Yacht Sales Group Ltd. (IYSG), a UK based on-line broker of luxury yachts, and other entities.  IYSG began its operations in April 2003.  In January 2004, the Company sold IGHI and its subsidiaries to another company.  However, the Company retained 100% of IYSG and received 10% of the issued and outstanding shares of the purchasing company in the transaction.

In July 2004, the Company acquired all of the issued and outstanding shares of Firecreek Petroleum Inc., a Delaware State corporation, for 20 million shares of common stock, 2,566,831 shares of preferred A stock, and 9,500,000 shares of preferred B stock.

Consolidation- the accompanying consolidated financial statements include the accounts of the company and its wholly owned subsidiaries.  All significant inter-company balances have been eliminated.

Use of Estimates- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the consolidated financial statements and for the period they include.  Actual results may differ from these estimates.

Revenue Recognition- Brokerage revenues from on-line retail yacht sales are recognized upon the completion of the transaction.

For oil and gas revenues, the Company uses successful efforts costing.  Under successful efforts costing, certain identifiable costs associated with the acquisition of properties and extraction are capitalized and amortized upon depletion of the productive assets acquired.

Cash and interest bearing deposits- For the purpose of calculating changes in cash flows, cash includes all cash balances and highly liquid short-term investments with an original maturity of three months or less.

Accounts receivable- The Company provides, through charges to income, a charge for bad debt expense, which is based upon management's evaluation of numerous factors.  These factors include economic conditions, a predictive analysis of the outcome of the current portfolio and prior credit loss experience, and the degree to which the receivable is secured by liens on assets.

Property & Equipment- Office and computer equipment are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful life of the asset. The following is a summary of the estimated useful lives used in computing depreciation expense:

Office equipment

3 years

Computer hardware

3 years

Software

3 years

Expenditures for major repairs and renewals that extend the useful life of the asset are capitalized.  Minor repair expenditures are charged to expense as incurred.

Long Lived Assets- The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Income taxes- The Company accounts for income taxes in accordance with the Statement of Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes".  SFAS No. 109 requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

Comprehensive Income - Effective July 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income.  SFAS No. 130 requires that, as part of a full set of financial statements, entities must present comprehensive income, which is the sum of net income and other comprehensive income.  Other comprehensive income represents total non-stockholder changes in equity.  The Company has included its presentation of comprehensive income in the accompanying consolidated statements of stockholders’ equity.

Foreign Currency Translation - Balance sheet accounts of the Company’s foreign operations are translated at the exchange rate in effect at year-end and income statement accounts are translated at the average exchange rate prevailing during the year.  Gains and losses arising from the translation of foreign subsidiary financial statements are included in other comprehensive income.

Discontinued Operations- The business operations of the PSI were discontinued through a formal plan of disposal by management in December 2003. The business activity of the subsidiary is summarized in the balance sheet as net liability from discontinued operations and in the statement of operations as loss from discontinued operations.

Recent Accounting Pronouncements-

EITF 03-16:  In March 2004, the EITF reached a consensus regarding Issue No. 03-16, "Accounting for Investments in Limited Liability Companies" ("EITF 03-16"). EITF 03-16 requires investments in limited liability companies ("LLCs") that have separate ownership accounts for each investor to be accounted for similar to a limited partnership investment under Statement of Position No. 78-9, "Accounting for Investments in Real Estate Ventures." Investors are required to apply the equity method of accounting to their investments at a much lower ownership threshold than the 20% threshold applied under APB No. 18, "The Equity Method of Accounting for Investments in Common Stock." The adoption of EITF 03-16 did not have a material impact on the consolidated financial condition or results of operations.

EITF 04-1: In September 2004, the EITF reached a consensus regarding Issue No. 04-1, "Accounting for Preexisting Relationships Between the Parties to a Business Combination" ("EITF 04-1"). EITF 04-1 requires an acquirer in a business combination to evaluate any preexisting relationship with the acquiree to determine if the business combination in effect contains a settlement of the preexisting relationship. A business combination between parties with a preexisting relationship should be viewed as a multiple element transaction. EITF 04-1 is effective for business combinations after October 13, 2004, but requires goodwill resulting from prior business combinations involving parties with a preexisting relationship to be tested for impairment by applying the guidance in the consensus. The adoption of EITF 04-1 did not have a material impact on the consolidated financial condition or results of operations.

SFAS No. 123R : In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS No. 123R"), which replaces SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") and supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values, beginning with the first interim or annual period after June 15, 2005, with early adoption encouraged. In addition, SFAS No. 123R will cause unrecognized expense (based on the amounts in our pro forma footnote disclosure) related to options vesting after the date of initial adoption to be recognized as a charge to results of operations over the remaining vesting period. The adoption of SFAS No. 123R did not have a material impact on the consolidated financial condition or results of operations.

2. Going Concern Considerations

The accompanying consolidated financial statements have been presented in accordance with generally accepted accounting principals, which assume the continuity of the Company as a going concern.  However, during the years ended December 31, 2004 and December 31, 2003 and in prior fiscal years, the Company has experienced, and continues to experience, certain going concern issues related to profitability.

Management’s plans with regard to this matter are as follows:

-Raise interim finance to assist i) commencement-development of oil and gas operations ii) marine subsidiary operations,  iii) corporate operations

-Complete technical field analysis and certified third party engineering reports for oil and gas projects initially located in Russia and Romania suitable to investor requirements

-Acquire primary working interests in oil and gas projects

-Obtain asset based project finance to fund full scale work programs for oil and gas projects in Russia and Romania

-Structure and obtain specialized financing and credit facility available for marine division requirements to develop sales growth

-Implement necessary staffing requirements and executive manpower

-Acquire and deploy international accounting software and systems for subsidiary operations

3. Fair Values of Financial Instruments

The carrying amounts of the cash, accounts receivable, receivables from shareholders, accounts payable and accrued expenses, accrued interest payable,  loans payable to banks, notes payable, notes payable to shareholders, deferred revenues, capital lease payable, advances payable to shareholders, and convertible debentures payable reported in the balance sheet are estimated by management to approximate fair value.

4. Net Loss per Share

The Company applies SFAS No. 128, Earnings per Share. In accordance with SFAS No. 128, basic net loss per share has been computed based on the weighted average of common shares outstanding during the year. Diluted net loss per share gives the effect of outstanding common stock warrants convertible into common stock. The treasury stock method is used to calculate the dilutive effect of the warrants, convertible debentures and convertible preferred stock outstanding.

Warrants to purchase 4,200,000 shares of common stock were outstanding at December 31, 2004.  In addition, the Company issued convertible debt in April and November 2004.  The Company received proceeds $650,000 and issued unsecured debt at 1% due in April 2009 convertible into 16,760,000 shares of common stock.

The common stock equivalents of the warrants outstanding and the convertible debt and convertible preferred stock are not included in the computation of loss per share because their effect would be antidilutive.

Net loss per common share has been computed as follows:

	31-Dec-04	31-Dec-03

Net loss from continuing operations	($6,025,601)	($1,309,704)

Net loss from discontinued operations	$0	($107,966)

Total shares outstanding	75,247,968	36,088,968

Weighted average	53,088,218	15,915,354

Loss from continuing operations	($0.11)	($0.08)
Loss from discontinued operations	0.00	(0.01)
Loss per share	($0.11)	($0.09)

Options outstanding at December 31, 2004 are as follows.

		Wgtd Avg	Wgtd Years
	Amount	Exercise Price	to Maturity

Outstanding at January 1, 2003	6,600,000

Issued	0
Expired	(2,000,000)

Outstanding at December 31, 2003	4,600,000	$0.97	6.20

Issued	0
Expired	(400,000)

Outstanding at December 31, 2004	4,200,000	$0.96	2.64

5. Property and Equipment

A summary of property and equipment at December 31, 2004 and December 31, 2003 is as follows.

	31-Dec-04	31-Dec-03

Web site and software	$0	$1,540,001
Office equipment & furniture	0	24,833
Accumulated depreciation	0	(41,022)

Net property & equipment	$0	$1,523,812

At December 31, 2004, management elected to impair the book value of its long lived assets since estimates of future cash flows attributable to these assets could not be assured.  Consequently, management recognized $1,344,617 impairment expense in the consolidated statement of operations.

6. Common Stock and Preferred Stock Transactions

During the year ended December 31, 2004, the Company issued 14,125,000 shares of common stock to pay $1,139,659 in fees for services rendered.

During the year ended December 31, 2004, holders of the convertible debt elected to convert $131,770 of the convertible debt to 5,034,000 shares of common stock.

In July 2004, the Company acquired all of the issued and outstanding shares of Firecreek Petroleum Inc., a Delaware State corporation, for 20 million shares of common stock, 2,566,831 shares of preferred A stock, and 9,500,000 shares of preferred B stock.

During fiscal year 2003, the Company issued 6,820,000 shares to employees and consultants for services rendered valued at $587,450.

During fiscal year 2003, the Company issued 200,000 shares and received proceeds of $8,000.

During fiscal year 2003, the Company issued 17,051,156 shares to purchase IGHI valued at $1,705,166.

7.  Litigation

Texas Litigation

Regarding the Company’s which is involved in a collection matter in Federal Court in the Western District of the State of Texas, Midland-Odessa Division, Case # M0-04-CV-026, and referenced by information and updates filed in prior Quarters Q1, Q2 and Q3 and subsequent Form 8K Reports as amended. Settlement negotiations continued. In February 2005 the Company received notice that on January 26, 2005, in the United States District Court For The Western District Of Texas Midland/Odessa Division, an order was filed adopting United States Magistrate Judge’s earlier Report and Recommendation and thereafter, summarily, the Court accepted the Magistrate Judge’s recommendations and granted the Plaintiffs Motion for Entry of Default Judgment filed May 25, 2004, and Plaintiff’s Motion for allowance of Attorneys’ fees filed October 8, 2004. Final Judgment was awarded; damages are in the amount of $159,997.47 for the balance and unpaid interest to be paid by the Company along with attorneys’ fees in the amount of $26,387.34. In February 2005, The Company was notified by Baseline that and Judgment notice had been brought about in process. The Company continued settlement proposals which concluded to final accepted proposal on March 30, 2005. The following states the accepted tentative proposal: Cashiers check in the amount of $50,000.00 and 400,000 restricted common shares of common restricted stock of the Company on April 14, 2005. Monthly thereafter, certified cashiers check in the amount of $20,000.00 on the 14th of each month, until the balance has been paid in full. Full release of judgment will be provided by Baseline Capital upon receipt of the final payment. The Company intends to take appropriate actions to redress the wrongs it believes brought about by third parties.

Arizona Litigation

The Company was originally involved in a matter with Citicorp Vendor Finance, Inc. Cause No. CV2002-020461 regarding a copier lease provided for a Company that we expected to acquire. The deal did not consummate, and the company to be acquired refused to allow Citicorp entrance to reclaim the copier, and thereafter moved. Litigation subsequently proceeded to a judgment. The Company settled the litigation by a Stipulation Regarding Judgment and began to make payments. On November 15, 2004 the Company negotiated a new tentative settlement and Stipulation Regarding Judgment whereas it made a bulk payment of $5,000 to be followed by 12 final monthly installments of $833.34 until paid in full. The Company is presently current in its payments with final monthly payment due December 19, 2005.

UK Litigation; International Yacht Sales Group, Ltd. (IYSG)–involving its subsidiary operations

International Yacht Sales Group, Ltd. is involved in a matter in United Kingdom with a creditor Mercator Media (“Mercator”) for non payment on advertising invoices due in approximate amount of USD$9,000 plus legal costs added of approximately USD3,000-$4,000. IYSG management believed the bill was not owed by it but by unauthorized third parties using its name and letterhead in an inappropriate business manner during the course of a circumvention attempt. This motion was negated due instruction on IYSG letterhead. The Company in behalf of IYSG settled a statutory action made by Mercator Media by agreeing to pay the debt owed for IYSG in monthly installments beginning with a lump sum of approximately USD$3,000 followed by monthly installments of USD$2,000 per month. The lump sum initial payment was made in December 04 and therewith Mercator agreed to a 56 adjournment of the Winding-Up Petition against IYSG. The Company has made three additional USD$2,000 monthly installment payments to date. Balance on the debt with attorneys fees is approximately USD$4,000 remaining as of March 7, 2005.

8.  Convertible Debt

In April and November 2004, the Company received proceeds $650,000 and issued unsecured convertible debt at 1% due in April 2009.  The debt is convertible into 16,760,000 shares of common stock.  As a result of the transaction, the Company allocated $522,783 of the proceeds received to additional paid in capital as the beneficial conversion feature related to the equity portion of the convertible debt .  The beneficial conversion feature is being amortized to interest expense using the effective interest method over the life of the debt. The balance of the convertible debt on the balance sheet is as follows:

Proceeds received	$650,000

Beneficial conversion feature	(522,783)

Converted debt to shares	(181,950)

Allocated to interest expense	269,174

Net convertible debt payable	$214,441

9. Authorization of Preferred Stock

In July 2004, the Company authorized 20 million shares of Series A preferred stock and 20 million shares of Series B preferred stock.

Series A preferred stock: Series A preferred stock has a par value of $0.001 per share has no stated dividend preference.  The Series A is convertible into common stock at a conversion ratio of one preferred share for one common share.  In July 2004, as part of the purchase of Firecreek Petroleum Inc., the Company issued 2,566,831 shares of Preferred A stock.  Preferred A has liquidation preference over Preferred B stock and common stock.

Series B preferred stock: Series B preferred stock has a par value of $0.001 per share has no stated dividend preference.  The Series B is convertible into common stock at a conversion ratio of one preferred share for one common share.  The Series B has liquidation preference over common stock. In July 2004, as part of the purchase of Firecreek Petroleum Inc., the Company issued 9,500.000 shares of Preferred B stock.  Preferred B has liquidation preference over common stock.

10. Debt

The following is a listing of notes payable at December 31, 2004:	2004	2003
and December 31, 2003

Unsecured note issued to an unaffiliated individual in March 2002
at 10% due in March 2003. The note is currently in default	$3,000	$3,000

Total note payable	$3,000	$3,000

The following is a listing of notes payable and advances from shareholders at
December 31, 2004 and December 31, 2003

Unsecured notes due to a shareholder due on demand interest rates
ranging from 12% to 18%	$145,025	$146,525

Unsecured notes due to a shareholder due on demand interest at 12%	29,500	29,500

Unsecured note due to a shareholder due on demand interest at 12%	4,000	4,000

Unsecured note due to a shareholder due on demand interest at 18%	10,000	10,000

Judgment due on demand at interest of 8.25% due to a former
shareholder of the Company	373,306	245,000

Unsecured note payable due on demand at interest of 10% due to
a shareholder of the Company	0	10,000

Unsecured advances to shareholders and officers of the
Company with interest imputed at 10%	11,741	193,654

Total advances and note payable to shareholders	$573,572	$638,679

11. Income Tax Provision

Provision for income taxes is comprised of the following:	31-Dec-04	31-Dec-03

Net loss before provision for income taxes	($6,182,601)	($1,309,704)

Current tax expense:
Federal	$0	$0
State	0	0
Total	$0	$0

Less deferred tax benefit:
Timing differences	(3,253,443)	(743,307)
Allowance for recoverability	3,253,443	743,307
Provision for income taxes	$0	$0

A reconciliation of provision for income taxes at the statutory rate to provision for income taxes at the Company's effective tax rate is as follows:

Statutory U.S. federal rate	34%	34%
Statutory state and local income tax	10%	10%
Less allowance for tax recoverability	-44%	-44%
Effective rate	0%	0%

Deferred income taxes are comprised of the following:

Timing differences	$3,253,443	$743,307
Allowance for recoverability	(3,253,443)	(743,307)
Deferred tax benefit	$0	$0

Note: The deferred tax benefits arising from the timing differences begin to expire in fiscal year
2010 and may not be recoverable upon the purchase of the Company under current IRS statutes.

12. Purchase of Firecreek Petroleum Inc and IGHI

In July 2004, the Company acquired all of the issued and outstanding shares of Firecreek Petroleum Inc., a Delaware State corporation, for 20 million shares of common stock, 2,566,831 shares of preferred A stock, and 9,500,000 shares of preferred B stock. As a result of the purchase, the Company recognized $1,612,067 in goodwill.  The goodwill represents the difference between the fair market value of the stock issued on the date of the purchase agreement and the net book value of the Company at the date of the purchase.

Management concluded the goodwill asset recognized upon the purchase of these operations would not be recoverable and accordingly has recognized and impairment charge of $1,600,000 in the consolidated statement of operations.

In November 2003, the Company purchased IGHI by issuing 17, 051,156 shares of common stock.  IGHI became a wholly owned subsidiary of the Company and its results of operations for November and December 2003 are included in the consolidated statements of operations.  In January 2004, the Company sold IGHI and its subsidiaries to another company.  The Company retained 100% of IYSG and received 10% of the issued and outstanding shares of the purchasing company in the transaction.

The fair market value of the assets and the liabilities acquired at the date of the transaction are recorded on the consolidated balance sheets of the Company.  The excess of the fair value of the stock issued over the net assets received in the transaction was recorded as goodwill.  Goodwill of $145,507 resulting from the transaction was recorded in the statement of operations as impairment expense in the consolidated statement of operations for fiscal year 2003.

Pro-forma selected financial data attributable to the purchase for fiscal years ended December 2004 and December 31, 2003 is as follows:

	2004	2003

Revenues	$21,168	$521,254

Net loss	($6,088,613)	($1,265,678)

Loss per share	($0.11)	($0.08)

13. Concentration of Credit Risk

The Company relies on the financial support of officers and shareholders.  A withdrawal of this support would have a material adverse affect on the Company’s financial position and its ability to continue to operate as a going concern.

14.  Disposal of PSI

The business operations of PSI were discontinued by a formal plan for disposal adopted by management in December 2003. The net of the assets and liabilities of PSI are recorded as a net liability of discontinued operations in the consolidated balance sheets and the result of its operations are included in the consolidated statements of operations as loss on discontinued operations.

The following is the balance sheet of PSI at the date of disposal.

ASSETS

Current assets:
Cash	$948
Accounts receivable	4,121
Total current assets	5,069

Other assets:
Property & equipment- net	21,166

Total assets	$26,235

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable & accrued expenses	$461
Bank loan payable	5,000
Total current liabilities	5,461

Shareholder advances payable	49,934
Total liabilities	55,395

Common stock	2,000
Additional paid in capital	25,500
Accumulated deficit	(56,660)
Total shareholders' equity	(29,160)

Total Liabilities & Shareholders' Equity	$26,235

15. Commitments and Contingencies

The Company is not committed to any non-cancelable leases for office space.

The Company is the lessee of certain office equipment accounted for as a capital lease. The assets and liabilities of the capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset purchased.  Interest on the capital lease has been imputed at 17.50%.  The capital leases are amortized over the term of the lease or the estimated useful life of the asset, whichever is less.

The minimum future lease payments on the capital lease at December 31, 2004 are as follows:

2005	$6,500
2006	4,392

Total minimum lease payments	$10,892

Less amounts representing interest	(1,616)

Present value of net minimum lease payments	$9,276

16. Related Party Transactions

During fiscal years 2004 and 2003, the chief executive officer and shareholder provides office space to the Company at no cost to the Company.

During fiscal year 2004, officers of the Company advanced $564,803 to the Company for its operations at no stated interest.  Interest expense on the advances has been imputed at the Company’s cost of capital and $50,180 in interest expense has been recorded in the consolidated statement of operations.

The following is a listing of notes payable and advances from shareholders at December 31, 2004 and December 31, 2003

Unsecured notes due to a shareholder due on demand interest rates
ranging from 12% to 18%	$145,025	$146,525

Unsecured notes due to a shareholder due on demand interest at 12%	29,500	29,500

Unsecured note due to a shareholder due on demand interest at 12%	4,000	4,000

Unsecured note due to a shareholder due on demand interest at 18%	10,000	10,000

Judgment due on demand at interest of 8.25% due to a former
shareholder of the Company	373,306	245,000

Unsecured note payable due on demand at interest of 10% due to
a shareholder of the Company	0	10,000

Unsecured advances to shareholders and officers of the
Company with interest imputed at 10%	11,741	193,654

Total advances and note payable to shareholders	$573,572	$638,679

The Company charged $73,893 and $63,640 to interest expense in the consolidated statement of operations in fiscal years 2004 and 2003, respectively.

17. Addendum to the Consolidated Statement of Cash Flows

The following transactions have been classified as non-cash transactions and have been excluded from the statement of cash flows for fiscal year 2003:

In November 2003, the Company sold its oil and gas lease assets to a purchaser for the balance of the debt remaining on the assets of approximately $954,000.

During fiscal year 2003, the Company issued 6,820,000 shares to employees and consultants for services rendered valued at $587,450.

In November 2003, the Company purchased IGHI by issuing 17, 051,156 shares of common stock.  The Company acquired the following assets and liabilities in the transaction.

Cash & interest bearing deposits	$145,061
Shareholder advances	$60,241
Property & equipment- net	$1,540,000
Accounts payable & accrued expenses	$60,881
Shareholder loan payable	$18,569
Notes payable	$106,243

18. Subsequent Events

In January 2005, The Company issued 1,300,000 shares of common stock to pay vendors’ and consultants’ invoices totaling $39,000 at December 31, 2004.

In February 2005, the Company received additional proceeds of $350,000 and issued unsecured convertible debt at 1% due in April 2009.

In February 2005 the Articles of Incorporation were restated to increase total authorized capital stock from 260,000,000 shares to 430,000,000 shares. The authorized par value $.001 common voting stock is increased from the previous 200,000,000 shares to 350,000,000 shares. The Company’s authorized capital stock includes 20,000,000 shares of par value $.001 non-voting common stock which remains unchanged, and the number of shares of $.001 par value preferred stock is increased from the previous 40,000,000 shares to 60,000,000 shares.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Nevada law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)

Is not liable pursuant to NRS 78.138; or

(b)

Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.1.38 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Under our Articles of Incorporation and Bylaws, the corporation shall indemnify any individual made a party to a proceeding because he is or was an officer, director, employee or agent of the corporation against liability incurred in the proceeding, all pursuant to and consistent with the provisions of NRS 78.751, as amended from time to time.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final deposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Nevada, and any amendments thereto.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered.

SEC registration fee	$3,978.45
Legal fees and expenses	25,000.00
Accountants’ fees and expenses	0
Printing expenses	1,200
=========
Total	$30,178.45
=========

___________

All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by us.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following is a list of our securities that have been sold or issued by us during the past three years. Each of these securities was sold without registration under the Securities Act of 1933, in reliance on Regulation D of the Securities Act of 1933. There were no underwriting discounts or commissions paid in connection with the sale of these securities, except as noted.

During the quarter ended March 31, 2005, the Company issued 6,300,000 shares of common stock to pay $161,280 in fees for services rendered.

During the quarter ended March 31, 2005, debenture holders converted $167,010 of debt to 14,711,000 shares of common stock.

During the year ended December 31, 2004, the Company issued 14,125,000 shares of common stock to pay $1,139,659 in fees for services rendered.

During the year ended December 31, 2004, holders of the convertible debt elected to convert $131,770 of the convertible debt to 5,034,000 shares of common stock.

In July 2004, the Company acquired all of the issued and outstanding shares of Firecreek Petroleum Inc., a Delaware State corporation, for 20 million shares of common stock, 2,566,831 shares of preferred A stock, and 9,500,000 shares of preferred B stock.

During fiscal year 2003, the Company issued 6,820,000 shares to employees and consultants for services rendered valued at $587,450.

During fiscal year 2003, the Company issued 200,000 shares and received proceeds of $8,000.

During fiscal year 2003, the Company issued 17,051,156 shares to purchase IGHI valued at $1,705,166.

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on May 2005 for the sale of (i) $4,000,000 in callable secured convertible notes (the “Notes”); and (ii) warrants to buy 2,000,000 shares of our Common Stock (the “Warrant”).  Tirion was obligated to provide us with an aggregate of $4,000,000, of which $2,000,000 was disbursed on May 19, 2005 and the remaining $2,000,000 was disbursed on June 16, 2005.

Accordingly, we have received a total of $4,000,000 pursuant to the Securities Purchase Agreement. The funds from the sale of the callable secured convertible notes will be used for business development purposes, business acquisitions, and working capital needs. The callable secured convertible notes bear interest at seven percent (7%) per annum, mature within one year from the date of issuance, and are convertible into our Common Stock at Tirion’s option. The conversion price of the Notes is eighty percent (80%) of the lowest closing bid price of the Company’s common stock for the five (5) trading days immediately preceding a conversion date. The Notes may be converted at the option of the holder no sooner than 90 days from the date of issuance and mature.  Any amount of principal or interest on the Notes which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum until paid (“Default Amount”).  The holder of the Notes may require us to issue, in lieu of the Default Amount, the number of shares of our Common Stock equal to the Default Amount divided by the conversion price then in effect.

We also issued to Tirion a Warrant to purchase 2,000,000 shares of our Common Stock.  The warrants are exercisable until two years from the date of issuance. The conversion price of the callable secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances, such as, if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder’s position. Tirion contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property.

The warrants have an exercise price of eighty percent (80%) of the average of the Company’s lowest three (3) closing bid prices for the previous thirty (30) trading days from the date the warrants are exercised.  The warrants have both cash and cashless exercise provisions.  Tirion will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that Tirion exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The Market Price means: (i) the average of the last reported sale prices for our shares of our Common Stock for the five trading days immediately preceding such issuance as set forth on our principal trading market; (ii) if the OTCBB is not the principal trading market, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period or (iii) if the market value cannot be calculated then the fair market value as reasonably determined in good faith by our board of directors, or at the option of a majority-

in-interest of the holders of the outstanding warrants, by an independent investment bank. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Current Report on Form 8-K relating to this prospectus or incorporated by reference therein.

On June 14, 2005 the Board of Directors of the Registrant approved the signing of a Fee Protection Agreement with DLM Asset Management (“DLM”) in connection with utilizing DLM in the area of raising various forms of financing and business development. Pursuant to the Agreement, we are required to pay to DLM ten percent (10%) cash compensation and ten percent  (10%) warrant compensation on the first $4,000,000 that the Company receives. As of June 16, 2005 the Registrant has paid in the aggregate a total of $400,000 to DLM on behalf of its plan of finance with Tirion, and includes term provisions whereon the we have agreed to include 5-Year Warrants exercisable into 6,700,000 shares of common stock at $.06 strike price per share as part of DLM’s compensation.

On June 17, 2005 the we began preparation to commence with a full buy back of 4 million restricted common shares with registration rights issued on May 31, 2005 to AJW Partners as part of the rights provided to the us pursuant to a transaction previously reported on June 2, 2005. We competed this transaction on June 22, 2005.

Regarding our previous plan of finance with AJW Partners, now fully repaid as previously reported: We have paid Sapphire Consulting and Confin International Investments (“Consultants”) a total of $125,000 cash to date for fees related to the Registrants previous plan of finance with AJW Partners, and further in behalf of an uncompleted tri party Consulting and Finders Agreement Dated April 27, 2005 between Sapphire Consulting and Confin International Investments (“Consultants”) and the Company. The Agreement, executed by Mr. Gregg Fryett, our CEO has been in constant negotiation with Consultants as to the final determination of terms therein regarding additional stock compensation interpretation presented by Sapphire Consulting and or Consultants, which is not suitable to the Board of Directors, and Management, and therewith not authorized by the Board in its present form. Therefore we pursuant to Directive of the Board on June 16, 2005 has independently authorized a maximum 2,500,000 5-Year Warrants with strike price of $0.043 per share, and further as the final compensation amount to be granted, which is subject to withdrawal or cancellation by the Board at any time for reasonable cause. At present, of the total 2,500,000 Warrants to be provided to Consultants, 40% of the total Warrants thereof or 1,000,000 will be listed and available to Sapphire Consulting and 60% of the total Warrants thereof or 1,500,000 will be listed and available to Confin International Investments.

Regarding our previous plan of financing with AJW Partners, we have  agreed to provide John Brigandi 250,000 5-Year Warrants with strike price of $0.043 per share as consulting bonus for his consulting work on the AJW transaction. John Brigandi received $19,000 cash compensation to date.

We have entered into an equity line credit agreement with Dutchess Advisors, LLC (“Dutchess”). Pursuant to this Agreement, Dutchess shall commit to purchase up to $25,000,000 of the Company’s Stock over the course of 36 months (“Line Period”), after a registration statement of has been declared effective (“Effective Date”). The amount that the Company shall be entitled to request from each of the purchase “Puts”, shall be equal to either 1) $100,000 or 2) 200% of the averaged daily volume (U.S market only) (“ADV”) multiplied by the average of the 3 daily closing prices immediately preceding the Put Date.  The ADV shall be computed using the ten (10) trading days prior to the Put Date. The 5 consecutive trading days immediately after the Put Date. The lowest closing bid price of the Common Stock during the Pricing Period. The Purchase Price shall be set at 95% of the Market Price. The date that the Investor receives Put Notice of draw down by Company of a portion of the Line. There are put restrictions applied on days between the Put Date and the Closing Date with respect to that Put.  During this time, the Company shall not be entitled to deliver another Put Notice.

The Company shall automatically withdraw that portion of the put notice amount, if the Market Price with respect to that Put does not meet the Minimum Acceptable Price.  The Minimum Acceptable Price is defined as 75% of the closing bid price of the common stock for the ten (10) trading days prior to the Put Date.

In January 2005, the Company issued 1,300,000 shares of common stock to pay vendors’ and consultants’ invoices totaling $39,000 at December 31, 2004.

In February 2005 the Articles of Incorporation were restated to increase total authorized capital stock from 260,000,000 shares to 430,000,000 shares. The authorized par value $.001 common voting stock is increased from the previous 200,000,000 shares to 350,000,000 shares. The Company’s authorized capital stock includes 20,000,000 shares of par value $.001 non-voting common stock which remains unchanged, and the number of shares of $.001 par value preferred stock is increased from the previous 40,000,000 shares to 60,000,000 shares.

ITEM 27. EXHIBITS

(a) Exhibits

2.1

Agreement for the Exchange of Common Stock, dated December 12, 2003 (relating to the acquisition of International Group Holdings, Inc.) (filed as exhibit 2.1 to the Current Report on Form 8-K dated December 1, 2003, filed December 15, 2003 and incorporated herein by reference).*

2.2

Agreement for the Exchange of Common Stock, dated June 29, 2004 (relating to acquisition of Firecreek Petroleum, Inc.) (filed as exhibit 2.1 to Current Report on form 8-K dated June 24, 2004, filed July 15, 2004 and incorporated herein by reference). *

3.1

Articles of Amendment to Articles of Incorporation of EGPI Firecreek, Inc. (filed as Exhibit 99.1 to Current Report on Form 8-K dated Feb. 15, 2005, filed February 22, 2005 and incorporated herein by reference). *

3.2

Correction of Articles of Amendment to Articles of Incorporation of EGPI Firecreek Inc., filed with the Nevada Secretary of State on May 12, 2005.

3.3.

Amended By-Laws of Registrant, dated July 1, 2004 (filed as exhibit 2.2 to Current Report on Form 8-K dated June 4, 2004, filed July 15, 2004, and incorporated herein by reference). *

5.1

Consent of Gersten, Savage, LLP (1)

10.1

Securities Purchase Agreement dated May 18, 2005, between the Company and Tirion Group, Inc. (filed as an Exhibit to Current Report on Form 8-K dated May 26, 2005 and incorporated herein by reference). *

10.2

Registration Rights Agreement dated May 18, 2005, between the Company and Tirion Group, Inc. (filed as an Exhibit to Current Report on Form 8-K dated May 26, 2005 and incorporated by reference). *

10.3

Intellectual Property Security Agreement dated May 2, 2005, by and between the Company and Tirion Group, Inc. (filed as an Exhibit on Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference). *

10.4

Guaranty and Pledge Agreement dated May 2, 2005, between the Company, Greg Fryett, CEO of the Company, and AJW Partners and its affiliates (filed as an Exhibit to Form 10-QSB for the quarter ended March 31,2 005 and incorporated herein by reference). *

10.5

Security Agreement dated May 2, 2005, between the Company and AJW Partners and its affiliates (filed as an Exhibit to Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference). *

10.6

Form of Callable Secured Convertible Note to AJW Partners LLC, dated May 2, 2005 (filed as an Exhibit to Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference).

10.7

Form of Callable Secured Convertible Note to AJW Offshore Limited, dated May 2, 2005 (filed as an Exhibit to Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference). *

10.8

Form of Callable Secured Convertible Note to AJW Qualified Partners, LLC, dated May 2, 2005 (filed as an Exhibit to Form 10-QSB for quarter ended March 31, 2005 and incorporated herein by reference). *

10.9

Form of Callable Secured Convertible Note to New Millenium Capital Partners II, LLC, dated May 2, 2005, (filed as an Exhibit to Form 10-QSB for quarter ended March 31, 2005 and incorporated herein by reference). *

10.10

Final Voting Agreement of EGPI Firecreek (filed as exhibit 99.3 to Current Report on Form 8-K dated April 5, 2005, filed April 7, 2005 and incorporated herein by reference). *

10.11

Form of Stock Purchase Warrant issued to AJW Partners LLC, effective May 2, 2005, Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference). *

10.12

Form of Stock Purchase Warrant issued to AJW Offshore Limited, effective May 2, 2005, Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference). *

10.13

Form of Stock Purchase Warrant issued to AJW Qualified Partners, LLC, effective May 2, 2005, Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference). *

10.14

Form of Stock Purchase Warrant to New Millenium Capital Partners II, LLC, effective May 2, 2005, Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference). *

10.15

Fee Protector Agreement, dated June 14, 2005, by and between the Company and DLM Asset Management, Inc. (filed as an Exhibit to the Current Report on Form 8-K/A dated June 20, 2005 and incorporated herein by reference). *

10.16

Repurchase Agreement dated May 31,2 005, by and between the Company and AJW Partners (filed as an Exhibit to the Current Report on Form 8-K/A dated June 2, 2005 and incorporated herein by reference). *

10.17

Callable Secured Convertible Note, dated May 18, 2005 issued to Tirion Group (filed as an Exhibit to Current Report on Form 8-K dated May 26, 2005 and incorporated herein by reference). *

10.18

Stock Purchase Warrant, dated May 18, 2005 issued to Tirion Group (filed as an Exhibit to Current Report on Form 8-K dated May 26, 2005 and incorporated herein by reference). *

10.19

Standard Office Lease between the Company and Camp Bowie Centre (filed as an Exhibit to Current Report on Form 8-K dated May 26, 2005 and incorporated herein by reference). *

10.20

Securities Purchase Agreement, dated May 2, 2005, between the Company and AJW Partners and its affiliates (filed as an Exhibit to Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference). *

10.21

Registration Rights Agreement, dated May 2,2 005, between the Company and AJW Partners and Affiliates (filed as an Exhibit to Form 10-QSB for the quarter ended March 31, 2005 and incorporated herein by reference). *

10.22

Investment Agreement, dated as of June 28, 2005, by and between the Company and Dutchess Private Equities Fund, II, LP (1)

10.23

Registration Rights Agreement, dated as of June 28, 2005, by and between the Company and Dutchess Private Equities Fund, II, L.P. (1)

10.24

Placement Agent Agreement, dated June 28, 2005, by and between the Company, U.S. Euro Securities and Dutchess Equities Fund II L.P. (1)

21

List of Subsidiaries*

23.1

Consent of Donahue & Associates, LLC (1)

* Incorporated by reference as stated therein

(1) Filed herewith

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision of the certificate of incorporation, bylaws, contract arrangements, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution;

(2) For determining liability under the Securities Act of 1933, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

(3) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining any liability under the Securities Act of 1933, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as part of this registration statement as of the time the Commission declared it effective.

(5) For determining any liability under the Securities Act of 1933, it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Scottsdale, Arizona, on July 1, 2005.

EGPI FIRECREEK, INC.

 (Registrant)

/s/ Gregg Fryett

Gregg Fryett

CEO and Director

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name

Title

Date

/s/ Dennis R. Alexander

Chairman and CFO

July 1, 2005

Dennis R. Alexander,

(Chief Financial Officer)

/s/ Gregg Fryett

CEO and Director

July 1, 2005

Gregg Fryett,

(Chief Executive Officer)

/s/ John R. Taylor

President and Director

July 1, 2005

John R. Taylor

/s/  William E. Merritt

Executive Vice President and

July 1, 2005

William E. Merritt

General Counsel and Director

/s/ Charles Alliban

Treasurer and Director

July 1, 2005

Charles Alliban

/s/ George B. Faulder

Vice President and

July 1, 2005

George B. Faulder

Director

/s/  Peter Fryett

Vice President, Asst. Secty

July 1, 2005

Peter Fryett

and Director

/s/  Dr. Mousa Hawamdah

Director

July 1, 2005

Dr. Mousa Hawamdah

/s/  Mike Norman

Director

July 1, 2005

Mike Norman